UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PetIQ, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

PetIQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38163	35-2554312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 E. Riverside Dr. Eagle, Idaho	83616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 939-8900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PETQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2024, PetIQ, Inc., a Delaware corporation (“PetIQ” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gula Buyer Inc. (“Parent”), a Delaware corporation, and Gula Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Parent, Merger Sub and the Company will effect a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the Bansk Group (the “Bansk Group”).

The Board of Directors of PetIQ (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of PetIQ and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock of the Company outstanding immediately prior to the Effective Time (including any such shares outstanding as a result of the automatic exchange of all outstanding shares of Class B common stock of the Company and all outstanding units of PetIQ Holdings, LLC not held by the Company or any of its subsidiaries for shares of Class A common stock in connection with the consummation of the Merger, and excluding any Dissenting Shares (as defined in the Merger Agreement) and any shares held by the Company, Parent or any of their respective subsidiaries) shall be canceled and cease to exist and be converted into the right to receive $31.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of common stock of the Company that is outstanding immediately prior to the Effective Time (each, a “Company Option”) whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of common stock underlying such Company Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Option, less applicable tax withholdings. Any Company Option, whether vested or unvested, that has an exercise price per share that is greater than or equal to the Merger Consideration will be automatically cancelled at the Effective Time for no consideration or payment. Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s outstanding restricted stock unit awards that is outstanding immediately prior to the Effective Time (each, a “Company RSU”) whether vested or unvested, will automatically be cancelled and converted solely into the right to receive an amount in cash equal to (i) the total number of shares of common stock underlying such Company RSU, multiplied by (ii) the Merger Consideration, less applicable tax withholdings.

Parent and Merger Sub have secured a combination of debt and equity financing, the aggregate proceeds of which Parent and Merger Sub have represented will be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and consideration payable in respect of Company Options and Company RSUs, as well as other fees and expenses under the Merger Agreement. Parent has agreed to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter entered into on August 6, 2024, in connection with the Merger Agreement. In addition, (i) certain affiliates of the Bansk Group (the “Investors”) have provided to the Company an equity commitment letter between Parent and each Investor, pursuant to which the Investors have committed, on the terms and subject to the conditions thereof, to invest in Parent the cash amounts set forth therein and (ii) certain affiliates of the Bansk Group (the “Guarantors”) have provided the Company with a limited guarantee in favor of the Company, pursuant to which each Guarantor is guaranteeing, subject to the terms and conditions contained therein, the payment, if payable, of the Parent Termination Fee (as defined below) and certain other payment obligations of Parent under the Merger Agreement.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement and approval of the Merger by the holders of at least a majority of the outstanding shares of the Company’s common stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the absence of an order or law preventing the Merger. The Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants made by each of PetIQ, Parent and Merger Sub, including, among others, covenants by PetIQ regarding the conduct of its business prior to the closing of the Merger.

PetIQ is subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit, initiate, propose or induce the making or knowingly encourage, facilitate or assist alternative acquisition proposals from third parties, (2) subject to certain exceptions, provide nonpublic information relating to PetIQ or any of its subsidiaries to third parties regarding alternative acquisition proposals or (3) engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, PetIQ has agreed that, subject to certain exceptions, the Board will not withdraw, withhold, amend or qualify or modify, in each case, in a manner adverse to Parent or Merger Sub, as it relates to its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

PetIQ or Parent may terminate the Merger Agreement prior to the Effective Time if: (1) a governmental body issues or enacts an order, injunction or other legal requirement enjoining or otherwise prohibiting the consummation of the Merger, which has become final and non-appealable, (2) if the Effective Time has not occurred on or prior to 11:59 p.m. Eastern Time on February 7, 2025 (such date, the “Termination Date”) and (3) the stockholders of the Company fail to adopt the Merger Agreement. The Company may terminate the Merger Agreement in certain additional limited circumstances, including to allow the Company to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws, withholds, amends or qualifies or modifies, in each case, in a manner adverse to Parent or Merger Sub, its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

Upon termination of the Merger Agreement under certain specified circumstances, PetIQ will be required to pay Parent a termination fee (the “Company Termination Fee”) of $34,606,500. Specifically, the Company Termination Fee is payable if (1) the Merger Agreement is terminated in certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal for an alternative acquisition transaction has been publicly disclosed or otherwise made to the Board and not publicly withdrawn (if made publicly); and (3) within twelve months of such termination, PetIQ subsequently consummates an alternative acquisition transaction or enters into a definitive agreement providing for an alternative acquisition transaction and such transaction is ultimately consummated. The Company Termination Fee will also be payable if the Merger Agreement is terminated: (1) by Parent (a) if the Board withdraws, withholds, amends or qualifies or modifies, in each case, in a manner adverse to Parent or Merger Sub, its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger or (b) for the Company’s uncured willful breach of the “no-shop” restrictions; or (2) by the Company in order to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal. Upon termination of the Merger Agreement under certain other specified circumstances, Parent will be required to pay PetIQ a termination fee (the “Parent Termination Fee”) of $69,213,000.

The Merger Agreement also provides that PetIQ, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. In the event the Merger Agreement is validly terminated, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at the amount of the Parent Termination Fee plus Enforcement Expenses and Reimbursement Obligations (as such terms are defined in the Merger Agreement), and the Company’s liability for monetary damages for breaches of the Merger Agreement are capped at $100,000,000 plus any Enforcement Expenses (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about PetIQ, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the merger consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PetIQ, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. PetIQ acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, PetIQ, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement that PetIQ will file in connection with the transactions contemplated by the Merger Agreement, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that PetIQ will make with the Securities and Exchange Commission (the “SEC”).

In connection with the execution of the Merger Agreement, on the terms and subject to the conditions set forth therein, the Company’s Chief Executive Officer, McCord Christensen, has entered into an amended and restated employment agreement with the Company, to become effective at the closing of the Merger, and certain stockholders (collectively, the “Rollover Persons”) have each entered into a rollover agreement (collectively, the “Rollover Agreements”) with a parent entity of Parent (“TopCo”), pursuant to which, among other things, (i) immediately prior to and contingent upon the occurrence of the Merger, TopCo will issue to each Rollover Person a number of newly issued non-voting common units of TopCo in exchange for a number of shares in the Company held by such Rollover Person having an equivalent value (collectively, the “Rollover Shares”) and (ii) certain Rollover Persons will reinvest a portion of their respective after-tax proceeds from the consideration received in respect of their Company Options and Company RSUs into a number of newly issued non-voting common units of TopCo, on the terms and subject to the conditions set forth in the applicable Rollover Agreement. The Rollover Agreements also contemplate that at the closing, each of the Rollover Persons will enter into an amended and restated limited partnership agreement of TopCo and that the TopCo units received by the Rollover Persons pursuant to their respective Rollover Agreements will be subject to the restrictions on transfer and other terms and conditions of such limited partnership agreement. The Rollover Persons will not be entitled to receive the Merger Consideration in respect of the Rollover Shares.

Item 5.02. Compensatory Arrangements of Certain Officers.

Mr. Christensen’s Employment Agreement

In connection with the execution of the Merger Agreement, the Company entered into an amended and restated employment agreement with the Company’s Chief Executive Officer, McCord Christensen (the “Employment Agreement”), to become effective at the closing of the Merger, pursuant to which Mr. Christensen will continue as the Company’s Chief Executive Officer. The Employment Agreement provides that Mr. Christensen’s initial base salary will be $1,200,000 per year; he will be eligible to receive an annual cash bonus targeted at 133.33% of his annual base salary based on performance objectives as agreed between Mr. Christensen and the Company, and as soon as practicable following the closing of the Merger, but in no event later than thirty (30) days immediately after Closing, he will be entitled to a grant of incentive units in an amount equal to 3% of the fully diluted equity of Parent pursuant to the terms and conditions of the management incentive plan to be established following the closing of the Merger. In the event Mr. Christensen is terminated by the Company without Cause or he resigns for Good Reason (as each such term is defined in the Employment Agreement), he will eligible to receive (i) a severance payment in an amount equal to $10,000,000, payable in accordance with the Company’s customary payroll practices (and subject to customary withholding and payroll taxes) as follows: (I) the first $5,000,000 will be payable in a lump sum on the first regular payroll payment date following the date that is thirty (30) days after the date of such termination, and (II) the remaining $5,000,000 will be payable in substantially equal installments over the twenty-four (24) months following the date of such termination, (ii) payment by the Company of COBRA premiums for Mr. Christensen and his covered dependents for eighteen (18) months following the date of such termination; (iii) to the extent Mr. Christensen has earned an annual cash bonus for the calendar year immediately preceding the year in which such termination has occurred, but has not yet received payment of such annual cash bonus, the amount of such bonus to be paid in a single lump sum, and (iv) immediate vesting as of the date of such termination of all outstanding incentive units that vest solely based on the passage of time that are held by Mr. Christensen as of the date of such termination. Additionally, in the event Mr. Christensen’s employment terminates as a result of his death or Disability (as such term is defined in the Employment Agreement), all outstanding incentive units that are held by Mr. Christensen as of the date of such termination will immediately vest upon such termination (including immediate vesting at the target level of performance for incentive units that would otherwise vest based on performance, for performance periods that have not yet concluded as of date of such termination).

The Employment Agreement contains a best net after-tax provision, which would limit any amounts payable to Mr. Christensen that are considered "parachute payments" for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent necessary so that there is no loss of deduction to the Company under Code Section 280G with respect to such benefits, but only if doing so would result in Mr. Christensen retaining a larger after-tax amount than if the reduction were not made. The Employment Agreement also contains customary terms relating to noncompetition, nonsolicitation, nondisparagement, nondisclosure of confidential information and protection of intellectual property.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 7, 2024, PetIQ and Parent issued a Joint Press Release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent pursuant to the Agreement and Plan of Merger, dated as of August 7, 2024, by and among the Company, Parent and Merger Sub. The Company intends to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters.  Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at 208-513-1513, by email at investor.relations@petiq.com, or by going to the Company’s Investor Relations page on its website at https://ir.petiq.com/ and clicking on the link under “Financial Information” titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 29, 2024 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 19, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 7, 2024 among Gula Buyer Inc., Gula Merger Sub Inc. and PetIQ, Inc.
10.1	Second Amended and Restated Executive Employment Agreement, dated August 7, 2024, by and between PetIQ, Inc. and McCord Christensen.
99.1	Joint Press Release, dated August 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetIQ, Inc.

Dated: August 7, 2024	By:	/s/ McCord Christensen
McCord Christensen
Chief Executive Officer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

PetIQ, Inc.

Gula Buyer Inc.

and

Gula Merger Sub Inc.

Dated as of August 7, 2024

-i-

(continued)

-ii-

(continued)

-iii-

-iv-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of August 7, 2024, by and among Gula Buyer Inc., a Delaware corporation (“Parent”), Gula Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and PetIQ, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A.            Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will continue in its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, will be a wholly owned Subsidiary of Parent.

B.            The Company (i) is the sole managing member of PetIQ Holdings, LLC, a Delaware limited liability company (“HoldCo”) and (ii) owns a majority of the issued and outstanding HoldCo Units. In connection with consummation of the Transactions, a Change in Control (as defined in the HoldCo LLC Agreement) will occur, and all outstanding HoldCo Units not held by the Company or any of its Subsidiaries (other than HoldCo) and all outstanding shares of Class B Common Stock shall be subject to the mandatory exchange provisions set forth in Section 3.8(a)(ii) of the HoldCo LLC Agreement, pursuant to which all such HoldCo Units and shares of Class B Common Stock shall be automatically surrendered and the Company shall issue to each of the holders thereof such number of Shares that is equal to the product of the number of HoldCo Units surrendered by such holder and the Exchange Rate (as defined in the HoldCo LLC Agreement).

D.            The board of directors of the Company (the “Company Board”) has (i) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Company Stockholders, (ii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of this Agreement, resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger and the Transactions (the “Company Board Recommendation”).

E.            The board of directors of each of Parent and Merger Sub has (i) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of Parent and Merger Sub and their respective stockholders and (ii) authorized and approved the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions, including the Merger.

F.            Parent, in its capacity as sole stockholder of Merger Sub, will adopt this Agreement by written consent immediately following its execution.

G.            Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (a) a limited guarantee (the “Limited Guarantee”) from each of Bansk Fund I-A, L.P., a Delaware limited partnership, Bansk Fund I-B, L.P., a Delaware limited partnership, and Bansk Group LP, a Delaware limited partnership (the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, each Guarantor is guaranteeing the payment of certain payment obligations of Parent in connection with this Agreement and (b) a commitment letter between Parent and each Guarantor, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amount set forth therein.

H.            Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company (the “Rollover Stockholders”) have simultaneously herewith entered into a Rollover Agreement (the “Rollover Agreement”) in connection with the Merger, pursuant to which, among other things, the Rollover Stockholders will designate certain Shares held by the Rollover Stockholders as “Rollover Shares” (the “Rollover Shares”) which, immediately prior to, and contingent upon the occurrence of, the Effective Time, will be transferred to a Delaware entity that owns, directly or indirectly, all of the capital stock of Parent in accordance with the terms of the Rollover Agreement and subject to the treatment accorded to such Rollover Shares pursuant to the terms of this Agreement.

I.              Concurrently with or prior to the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Company has entered into, or has caused one of the Subsidiaries of the Company to enter into, a new employment agreement with each of the individuals listed in Part C of the Company Disclosure Letter that becomes effective at Closing relating to his or her employment with the Company or such Subsidiary of the Company following the Closing.

NOW THEREFORE, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1            Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Parties shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company will continue as the Surviving Corporation.

Section 1.2            Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.3            Closing; Effective Time.

(a)            Unless this Agreement shall have been terminated pursuant to ARTICLE VII, and unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place remotely by electronic exchange of deliverables at 8:00 a.m. Eastern Time on the third business day after the satisfaction or waiver (to the extent such waiver is permitted by this Agreement) of the conditions in ARTICLE VI (except for those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); provided that notwithstanding anything in this Agreement, in no event shall the Closing occur prior to 60 days after the date of this Agreement without Parent’s prior written consent in its sole discretion. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

(b)            Subject to the provisions of this Agreement, at the Closing, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”).

Section 1.4            Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time, subject to Section 5.5:

(a)            the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

(b)            the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C; and

(c)            the initial directors and officers of the Surviving Corporation shall be the respective individuals who are designated as the directors and officers of the Surviving Corporation on Section 1.4 of the Parent Disclosure Letter, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

Section 1.5            Conversion of Shares.

(a)            At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)            any Shares then held by the Company or any direct or indirect wholly owned Subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)           any Shares then held by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent (including the Rollover Shares) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)         except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each Share then outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, each Share resulting from the HoldCo Unit Exchanges, but excluding any Dissenting Shares) shall be canceled and cease to exist and be converted into the right to receive $31.00 in cash, without interest (the “Merger Consideration”), subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(g), and the holders of such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration with respect to each such Share; and

(iv)          each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation.

(b)            The Parties hereby agree that for purposes of this Agreement, (i) each share of Class B Common Stock and each HoldCo Unit exchanged as a result of (x) the Mandatory Exchange or (y) any Voluntary Exchange during the Pre-Closing Period, if such share of Class B Common Stock or HoldCo Unit has not been canceled and retired as of immediately prior to the Effective Time, shall, in each case, automatically be canceled and retired and shall cease to exist as of immediately prior to the Effective Time, (ii) the issuance of Shares pursuant to the Mandatory Exchange shall be deemed to have occurred immediately prior to the Effective Time, (iii) the issuance of any Shares issuable during the Pre-Closing Period pursuant to a Voluntary Exchange which remain unissued as of immediately prior to the Effective Time shall be deemed to have occurred immediately prior to the Effective Time and (iv) all Shares issued in respect of any HoldCo Unit Exchange occurring after the date of this Agreement shall be treated as Book-Entry Shares hereunder (but subject to such holder of HoldCo Units and shares of Class B Common Stock having complied with any applicable provisions of the HoldCo LLC Agreement with respect to such HoldCo Unit Exchanges, including Section 3.8 thereof). The Company shall, and shall cause HoldCo and each member of HoldCo to, take such other actions as are necessary or desirable to effect the HoldCo Unit Exchanges in accordance with the HoldCo LLC Agreement and otherwise give effect to the treatment of each share of Class B Common Stock and each HoldCo Unit contemplated by this Section 1.5(b) on the Closing Date, including by using commercially reasonable efforts to coordinate with the Transfer Agent (as defined in the HoldCo LLC Agreement) the acceptance of the certificate or certificates, if any, representing each such share of Class B Common Stock and each such HoldCo Unit and any accompanying instruments of transfer presented and surrendered to the Transfer Agent. For the avoidance of doubt, a Mandatory Exchange shall not be effective if the Merger is not consummated in accordance with the terms hereof.

(c)            Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender offer or exchange offer, or other similar transaction, then the Merger Consideration shall be appropriately and equitably adjusted to provide the holders of Shares and holders of Company Options and RSUs with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Merger Consideration; provided, that nothing in this Section 1.5(c) shall be construed to permit the Company to take any action that is expressly prohibited by the terms of this Agreement.

Section 1.6            Surrender of Certificates; Stock Transfer Books.

(a)            Prior to the Effective Time, Parent shall, at its sole cost and expense, designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which holders of such shares shall become entitled pursuant to Section 1.5 (including, for the avoidance of doubt, each Share resulting from the HoldCo Unit Exchanges in accordance with the HoldCo LLC Agreement and pursuant to Section 1.5(b)). The agreement entered into at or prior to Closing pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”). At or prior to the Closing, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash in U.S. dollars sufficient to make payment of the aggregate Merger Consideration payable pursuant to Section 1.5 (the total cash deposited with the Paying Agent for such purpose, the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as and to the extent reasonably directed by Parent; provided that (i) such investments shall be solely in obligations of, or obligations fully guaranteed as to principal and interest by, the U.S. government, (ii) no such investment shall have a maturity exceeding ninety (90) days, (iii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iv) no gain or loss on the Payment Fund shall affect the amounts payable hereunder. In the event the Payment Fund shall be insufficient to pay the Merger Consideration in accordance with Section 1.5, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment.

(b)            As promptly as practicable after the Effective Time (but in no event later than three (3) business days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide to each Person who was, at the Effective Time, a holder of record of Shares that are entitled to receive Merger Consideration pursuant to Section 1.5(a)(iii), and (i) represented by certificates evidencing such Shares (the “Certificates”), or (ii) Book-Entry Shares (including any Shares received as a result of any HoldCo Unit Exchange occurring after the date of this Agreement) that are not held, directly or indirectly, through DTC, in the case of each of clauses (i) and (ii), notice advising such Person of the occurrence of the Effective Time, which notice shall include (1) appropriate transmittal materials, including a letter of transmittal (which shall be in reasonable and customary form), specifying that delivery shall be effected, and risk of loss and title to such Certificates or such Book-Entry Shares shall pass only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable, and (2) instructions for use in effecting the surrender of such Certificates (or effective affidavits of loss in lieu thereof) or such Book-Entry Shares to the Paying Agent in exchange for the Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 1.5. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof.

(c)            With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to Section 1.5.

(d)            Upon surrender to the Paying Agent of the Shares that (i) are represented by Certificates, by physical surrender of such Certificates (or effective affidavits of loss in lieu thereof) together with duly completed and executed appropriate transmittal materials required by the Paying Agent, (ii) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of such Book-Entry Shares (and such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), and (iii) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary and desirable third-party intermediaries pursuant to Section 1.6(c), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Payment Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds equal to the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6(d), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which such Shares represented by such Certificate or Book-Entry Share have been converted pursuant to Section 1.5. The Merger Consideration paid in respect of Shares upon their surrender or transfer for exchange in accordance with this Section 1.6(d) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, subject to Section 1.7.

(e)            At any time following 12 months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration, without interest, that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation and the Paying Agent shall be liable to any holder of Shares for the Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f)            As of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, (i) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist, and (ii) the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements.

(g)            Each of the Paying Agent, Surviving Corporation, the Company, Parent, Merger Sub and their respective Affiliates shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as it is required by any applicable Tax Legal Requirements to deduct and withhold. To the extent that amounts are so deducted or withheld and properly remitted to the appropriate Governmental Body, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(h)            If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this ARTICLE I.

Section 1.7       Appraisal Rights. Notwithstanding anything to the contrary in this Agreement, Shares outstanding immediately prior to the Effective Time that are held by holders (a) who are entitled to demand appraisal rights under Section 262 of the DGCL, (b) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (c) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (such Shares, the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration as of the Effective Time, but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any holder of Shares shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration without interest thereon (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), and such Shares shall not be deemed to be Dissenting Shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of any Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL or other applicable Legal Requirements that relates to such demand, and Parent will have the opportunity and right to participate in and, and after the Effective Time direct, all negotiations and Legal Proceedings with respect to such demands. Prior to the Effective Time, Parent may establish and fund (or cause Merger Sub to establish and fund) a separate account the cash balance of which shall be (x) used to pay any amounts owed in respect of Dissenting Shares and (y) after all such payments have been made, released to Parent or the Surviving Company, as the case may be. Except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will not make any payment with respect to, or offer to settle or settle, any such demands, or waive any failure to timely deliver a demand for appraisal in accordance with the DGCL, or agree to do any of the foregoing.

Section 1.8       Treatment of Equity Awards.

(a)            At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares underlying such Company Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Option, less applicable Tax withholdings, which amount shall be paid in accordance with Section 1.8(c) (the “Option Consideration”). Each Company Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled at the Effective Time without the payment of consideration therefor.

(b)            At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each restricted stock unit award granted pursuant to any of the Company Equity Plans (each, a “RSU” and together, the “RSUs”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash equal to (i) the total number of Shares underlying such RSU, multiplied by (ii) the Merger Consideration, less applicable Tax withholdings, which amount shall be paid in accordance with Section 1.8(c) (the “RSU Consideration”).

(c)            As soon as reasonably practicable after the Effective Time (but no later than the earlier of (i) ten days after the Effective Time or (ii) the first regularly scheduled payroll date after the Effective Time), Parent shall, or shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay through the Surviving Corporation’s or the applicable Subsidiary’s payroll, the aggregate Option Consideration and RSU Consideration payable with respect to Company Options and RSUs held by current or former employees of the Company or the other Acquired Companies (net of any withholding Taxes required to be deducted and withheld by applicable Legal Requirements in accordance with Section 1.6(g)); provided, however, that to the extent the holder of a Company Option or RSU is not, and was not at any time during the vesting period of the Company Option or RSU, an employee of the Company or any other Acquired Company for employment tax purposes (and has never been an employee of the Company or any other Acquired Company), the Option Consideration or RSU Consideration payable pursuant to Section 1.8 with respect to such Company Option or RSU shall be deposited in the Payment Fund and paid by the Paying Agent in the manner described in Section 1.6.

(d)            Prior to the Closing, the Company (including the Company Board or any committee thereof that governs or administers the outstanding Company Stock Awards) shall adopt such resolutions as are reasonably necessary to give effect to the transactions contemplated by this Section 1.8, including to provide that the Company Equity Plans and all awards issued thereunder will terminate as of the Effective Time.

Section 1.9            FIRPTA Certificate. At or prior to the Closing, the Company shall deliver to Parent a duly executed and acknowledge certificate, dated not more than 30 days prior to the Closing Date, from the Company stating that the Company is not a United States real property holding corporation and a notice to the Internal Revenue Service in accordance with Treasury Regulations Section 1.897-2(h).

Section 1.10          Further Action. If, at any time after the Effective Time, any further action is reasonably determined by the Company or Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in ARTICLE II is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Letter corresponding to the particular section or subsection in this ARTICLE II, (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is relevant to qualify such representation and warranty and (c) disclosure in the Company SEC Documents publicly filed or furnished on or after March 31, 2023 and prior to the date of this Agreement, other than any information (other than statements of fact) in the “Risk Factors” or “Note About Forward-Looking Statements” sections of such Company SEC Documents or other forward-looking statements in such Company SEC Documents or other disclosure statements included therein that are cautionary, predictive or forward looking in nature:

Section 2.1            Due Organization; Subsidiaries, Etc.

(a)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used, in each case, in all material respects. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Section 2.1(b) of the Company Disclosure Letter identifies each Subsidiary of the Company and indicates its jurisdiction of organization. None of the Acquired Companies own any capital stock of, or any other equity interest of, or any equity interest or investment of any nature, or any securities convertible or exchangeable for any such equity interests in, any other Entity other than an Acquired Company. None of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the organizational documents of any of the Acquired Companies, including any amendments thereto, prohibit or otherwise restrict the pledging of the equity interests or assets of such Acquired Company or limit the ability to guarantee any Indebtedness. No Acquired Company is party to any joint venture or other similar arrangement or relationship.

(c)            Each Subsidiary of the Company (i) is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; and (B) to own and use its assets in the manner in which its assets are currently owned and used, in each case, in all material respects. Each Subsidiary of the Company is qualified or licensed to do business, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2            Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the Acquired Companies, including all amendments thereto, in effect on the date hereof. The certificate of incorporation, bylaws and other charter and organizational documents described in the preceding sentence are in full force and effect, and (i) the Company is not in violation of its certificate of incorporation, bylaws or charter and (ii) none of the other Acquired Companies is in violation of its respective organizational documents, in each case except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.3            Capitalization, Etc.

(a)            The authorized capital stock of the Company consists of: (i) 125,000,000 Shares, of which 29,654,234 shares have been issued or are outstanding as of the close of business on the Reference Date; (ii) 8,401,521 shares of Class B Common Stock, of which 231,540 shares have been issued or are outstanding as of the close of business on the Reference Date; and (iii) 12,500,000 shares of Company Preferred Stock, none of which are issued or outstanding as of the close of business on the Reference Date. As of the close of business on the Reference Date, there were no shares of Company Common Stock held in the treasury of the Company. No Subsidiary of the Company owns any shares of Company Common Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in accordance with applicable Legal Requirements of the DGCL and the organizational documents of the Company and were not issued in violation of any preemptive rights, rights of first refusal or similar rights.

(b)            (i) None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company, (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company having a right to vote on any matters on which the Company Stockholders have a right to vote (other than, upon conversion, the Company Convertible Notes) and (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or grant, extend or enter into any subscription, warrant, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt), in any Acquired Company, other than pursuant to the Capped Call Confirmations and the HoldCo LLC Agreement. The Class A Common Stock constitutes the only outstanding class of securities of the Acquired Companies registered under the Securities Act or the Exchange Act.

(c)            As of the close of business on the Reference Date: (i) 968,720 Shares are subject to issuance pursuant to Company Options granted and outstanding under the Company Incentive Plan; (ii) 1,807,061 Shares are subject to or otherwise deliverable in connection with outstanding RSUs under Company Incentive Plan, assuming a maximum number of shares to be issued under such RSUs; (iii) 27,150 Shares are subject to issuance pursuant to Company Options granted and outstanding under the Company Inducement Plan; (iv) 4,848,228 Shares are issuable under the Indenture at the Conversion Rate (as defined in the Indenture); and (v) 231,540 Shares are reserved for issuance upon any HoldCo Unit Exchange. The Company has delivered or made available to Parent or Parent’s Representatives copies of all Company Equity Plans covering the Company Options and RSUs outstanding as of the date of this Agreement, the forms of all stock option agreements evidencing such Company Options and the forms of stock unit agreements evidencing such RSUs. Other than as set forth in this Section 2.3(c) and Section 2.3(d), as of the close of business on the Reference Date, there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, performance-based restricted stock unit award, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company.

(d)            Section 2.3(d) of the Company Disclosure Letter sets forth a complete and accurate list as of the Reference Date of all outstanding Company Stock Awards granted under any Company Equity Plans or otherwise, indicating, with respect to each Company Stock Award then outstanding, the type of awards granted, the holder (identified with his or her employee number), the maximum number of shares of Company Class A Common Stock subject to such Company Stock Award, the plan under which such Company Stock Award was granted and the exercise or purchase price (if any), date of grant, vesting schedule (including, whether the Company Stock Award immediately vests upon a change in control (or term of similar meaning) and expiration date (if any). Each Company Option was granted in accordance with the Company Equity Plan with an exercise price per share that is equal to or greater than the fair market value of the underlying shares on the date of grant and has a grant date identical to the date on which the Company Board or its compensation committee actually awarded the Company Option. Each Company Option qualifies for the tax and accounting treatment afforded to such Company Option in Company’s financial statements, and does not trigger any liability for the Company Option holder under Section 409A of the Code.

(e)            Except the Company Convertible Notes, as required pursuant to any Holdco Unit Exchange or as otherwise set forth in this Section 2.3, as of the close of business on the Reference Date, there are no: (i) outstanding shares of capital stock of, or other equity interest in, the Company; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Company; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Company; or (iv) stockholder rights plans (or similar plan commonly referred to as a “poison pill”) or Contracts under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f)            All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, is fully paid and nonassessable, was issued in accordance with applicable Legal Requirements, is not subject to or issued in violation of any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, right of first refusal or any similar right, and is owned by the Company, directly or indirectly, beneficially and of record, free and clear of all Encumbrances, transfer restrictions and any other limitations or restrictions, except for such Encumbrances and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws.

Section 2.4            SEC Filings; Financial Statements.

(a)            Since January 1, 2022, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”) in all material respects. As of their respective dates of being filed or furnished (or, if amended, revised, modified, or superseded as of the date of such amendment or subsequently filed Company SEC Document which is filed prior to the date hereof), the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents when filed or furnished (or, if amended, revised, modified, or superseded, as of the date of such amendment or subsequently filed Company SEC Document which is filed prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file or furnish any forms, reports or other documents with the SEC.

(b)            The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents as of their respective dates of being filed (or, if amended, revised, modified, or superseded as of the date of such amendment or subsequently filed Company SEC Document which is filed prior to the date hereof) : (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material). No financial statements of any Person other than the Subsidiaries of the Company are required by GAAP to be included in the consolidated financial statements of the Company. Since January 1, 2022, there has been no material change to the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

(c)            The Company maintains, and at all times since January 1, 2022 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company in all material respects; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 1, 2022, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (C) any claim or allegation regarding any of the foregoing.

(d)            The Company maintains, and at all times since January 1, 2022 has maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are designed to provide reasonable assurance that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e)            No Acquired Company is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

(f)            Since January 1, 2022, there has been no material correspondence between the SEC and the Company that is not set forth or reflected in the Company SEC Documents. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company. No current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the current Company Board or any committee thereof or to any current director or executive officer of the Company.

(g)            Each document required to be filed by the Company with the SEC in connection with the Merger (the “Company Disclosure Documents”) (including the Proxy Statement), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or disseminated to the Company Stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to statements made or incorporated by reference in any Company Disclosure Document based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Disclosure Documents.

(h)            The Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes Oxley Act (and the rules and regulations promulgated thereunder) and the applicable listing and other rules and regulations of Nasdaq. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(i)            Section 2.4(i) of the Company Disclosure Letter contains a true, correct and complete list of all material Indebtedness of the Acquired Companies as of the date hereof, other than Indebtedness reflected in the Balance Sheet or otherwise included in the Company SEC Documents.

Section 2.5            Absence of Changes. From the date of the Balance Sheet through the date of this Agreement, (a) except for the transactions contemplated by this Agreement and discussions and negotiations related thereto, each Acquired Company has operated in all material respects in the ordinary course of business, (b) there has not occurred a Material Adverse Effect and (c) no Acquired Company has taken or committed or agreed to take any action that, if taken during the period from the date hereof through the Closing without Parent’s consent, would constitute a breach of Section 4.2(b)(i), (iv), (v), (vii), (ix), (x), (xi), (xiii), (xiv), (xv), (xxi), and, only with respect to the foregoing sections, (xxvi).

Section 2.6            Title to Assets. The Acquired Companies have good and valid title to all material tangible assets owned by them as of the date of this Agreement, including all material tangible assets (other than capitalized or operating leases) reflected on the Company’s unaudited balance sheet in the most recent Quarterly Report on Form 10-Q (the “Balance Sheet”) filed by the Company with the SEC prior to the date hereof (but excluding intellectual property which is covered by Section 2.8), except for assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet, free and clear of all Encumbrances other than Permitted Encumbrances, and except where such failure would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.7       Real Property.

(a)            Section 2.7(a) of the Company Disclosure Letter sets forth a list of the address or other description of the Owned Real Property. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Acquired Companies have good and valid marketable fee simple title to all real property owned by the Acquired Companies (the “Owned Real Property”), free and clear of all Encumbrances and any other limitations or restrictions other than Permitted Encumbrances, (ii) the Acquired Companies have not leased, licensed, or otherwise granted any Person the right to use or occupy any Owned Real Property or any portion thereof except pursuant to any Permitted Encumbrances and (iii) there are no outstanding options or rights of first refusal or offer granted by any of the Acquired Companies for the benefit of a third party to purchase any Owned Real Property or portion thereof. To the knowledge of the Company, there is no pending or threatened condemnation proceeding with respect to any of the Owned Real Property.

(b)            Section 2.7(b) of the Company Disclosure Letter sets forth a list of the address or other description of the Leased Real Property. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Acquired Companies hold a valid and existing leasehold interest in the material real property that is leased or subleased by the Acquired Companies from another Person (the “Leased Real Property”), free and clear of all Encumbrances and any other limitations or restrictions other than Permitted Encumbrances and Encumbrances described in the leases and subleases with respect to real property to which any of the Acquired Companies are a party. None of the Acquired Companies have received any written notice regarding any violation or breach or default under any Company Lease that has not since been cured, in each case, except for violations or breaches that have not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.8            Intellectual Property.

(a)            Section 2.8(a) of the Company Disclosure Letter identifies each item of Registered IP owned in whole or in part by any Acquired Company listing for each item, as applicable (i) the name of the applicant/registrant and current owner, (ii) the jurisdiction of the application/registration, (iii) the application or registration number and (iv) the application or registration date. As of the date of this Agreement, none of the Registered IP has been adjudged invalid or unenforceable in whole or in part and no interference, opposition, reissue, reexamination or similar proceeding (other than initial examination and other ordinary course prosecution proceedings) is pending or, to the knowledge of the Company, threatened in writing, in which the scope, validity, enforceability or ownership of any Registered IP listed on Section 2.8(a) of the Company Disclosure Letter is being or has been contested or challenged, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Acquired Companies have paid all registration, maintenance and renewal fees and have made all filings required to maintain their respective ownership of, and the validity and enforceability of, the Registered IP.

(b)            The Acquired Companies solely and exclusively own all right, title and interest in and to all Company IP, free and clear of all Encumbrances other than Permitted Encumbrances, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)            Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Acquired Companies own or have a valid and enforceable right to use any and all Intellectual Property Rights used or held for use in, or otherwise necessary for, the conduct of the business of the Acquired Companies as currently conducted and (ii) the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company IP or the Acquired Companies’ rights under any Intellectual Property Rights licensed from third Persons.

(d)            The operation of the business of the Acquired Companies as currently conducted does not infringe any Intellectual Property Right owned by any other Person or misappropriate or otherwise violate any other Intellectual Property Right owned by any other Person, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2022, the Company has not received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Company, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened (and at no time within the two (2) years prior to the date of this Agreement has there been any pending or threatened) Legal Proceeding against any of the Acquired Companies alleging that any activities, products or conduct of such Acquired Company’s business infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property Rights of any third Person or challenging the ownership, validity or enforceability of any rights in Company IP or the Acquired Companies’ rights under any Intellectual Property Rights licensed from third Persons.

To the knowledge of the Company, as of the date of this Agreement, no other Person is infringing, misappropriating or otherwise violating any Company IP or the Acquired Companies’ rights under any Intellectual Property Rights licensed from third Persons, in each case, in a manner that has been, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)            None of the material Company IP is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of dispute that adversely and materially restricts the use, transfer or registration of any such material Company IP by the Acquired Companies, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)            The Acquired Companies have entered into binding, written agreements with the current and former employees and independent contractors of the Acquired Companies who have participated in the development of any Intellectual Property Rights for or on behalf of the Acquired Companies, whereby such employees and independent contractors (i) presently assign to the Acquired Companies any ownership interest and right they may have in all such Intellectual Property Rights; and (ii) acknowledge the Acquired Companies’ ownership of all such Intellectual Property Rights, except in each case as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Acquired Company has taken commercially reasonable steps to maintain, enforce and protect its rights in such Acquired Company’s confidential information and trade secrets that it wishes to protect (or the value of which to its business is contingent upon maintaining the confidentiality thereof) and any trade secrets or confidential information of third Persons provided to the Acquired Company, except in each case as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)            The IT Assets are sufficient for the Acquired Companies to conduct their respective businesses as currently conducted except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Acquired Companies have taken all commercially reasonable actions to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of (i) data backup, (ii) disaster avoidance and recovery, (iii) business continuity and (iv) encryption and other security procedures, protocols and technologies except in each case as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There has been no breach, or unauthorized use, access, interruption, modification, corruption or other compromise, of any of the IT Assets (or any information or transactions stored or contained therein or transmitted thereby) except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)            Each Acquired Company (i) maintains commercially reasonable internal and external policies and procedures regarding data security, privacy, transfer, use and other processing of Personal Information and sensitive business information maintained by or on behalf of the Acquired Companies (collectively, “Sensitive Data”) designed to support compliance by the Acquired Companies with applicable Legal Requirements, including Privacy Laws and (ii) has used commercially reasonable efforts to ensure that all service providers, data processors and other third parties that process any Sensitive Data on behalf of the Acquired Company are bound by valid, written and enforceable agreements including any terms required by applicable Privacy Laws and requiring such third parties to comply with applicable Privacy Laws and to maintain the privacy, security and confidentiality of such Sensitive Data. The Acquired Companies and the operation of the Acquired Companies’ business have at all times complied, and currently comply, in all material respects with all such policies, binding industry standards, restrictions and requirements contained in any Contract to which the Acquired Company is bound and other Legal Requirements pertaining to data privacy, data security and/or the processing of any Sensitive Data, including Privacy Laws (collectively, “Privacy Requirements”) except to the extent that such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There have been (i) no losses or thefts of data or security breaches relating to Sensitive Data used in the businesses of the Acquired Companies, and (ii) no unauthorized access, use, exfiltration, destruction, alteration, interruption, modification, corruption or disclosure of any Sensitive Data in the possession or control of any Acquired Company, in each case of clauses (i) and (ii), except as not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Acquired Company has been required under any applicable Privacy Requirement to provide any notice to any Governmental Body or Person in connection with any of the foregoing. No Legal Proceeding is pending or, to the Company’s knowledge, threatened against any of the Acquired Companies by any Person alleging a violation of any applicable Privacy Requirement or such Person’s privacy, personal or confidentiality rights, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.9            Contracts.

(a)            Section 2.9(a) of the Company Disclosure Letter identifies each Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, other than any Contract (1) that is a nondisclosure agreement entered into (x) in the ordinary course of business or (y) in connection with discussions, negotiations and transactions related to this Agreement or other potential strategic transactions, or (2) that is a Standard License, each of the following Contracts shall be deemed to constitute a “Material Contract”:

(i)            any Company Contract (A) pursuant to which an Acquired Company grants any exclusivity to any other Person or which otherwise limits in any material respect the freedom or right of an Acquired Company (or, after the Closing, the Surviving Corporation), to engage in any line of business or to engage or compete with any other Person (other than standard employee non-solicitation restrictions) in any geographic area or line of business or levying a fine, charge or other payment for doing so, (B) containing any material “most favored nations” terms and conditions (including with respect to pricing) or similar restrictions with respect to pricing granted by an Acquired Company or (C) containing any covenant limiting in any material respect the right of an Acquired Company to enter into any reseller, referral partner or similar partner agreements with third parties;

(ii)           any employment, consulting (with respect to an individual, independent contractor) or management Company Contract providing for annual payments in excess of $300,000, excluding any such employment, consulting, or management Company Contract that either: (A) is terminable by the Acquired Company at will; or (B) provides for notice and/or garden leave obligations as required by applicable Legal Requirements, in each case, so long as such Company Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

(iii)          any Company Contract that requires by its terms the payment or delivery of cash or other consideration by or to an Acquired Company in an amount having an expected value in excess of $5,000,000 in the fiscal year ending December 31, 2024;

(iv)           any Company Contract relating to Indebtedness in excess of $5,000,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any Acquired Company;

(v)            any Company Contract constituting a joint venture, partnership, or limited liability corporation;

(vi)           any Company Contract that requires any Acquired Company, or any successor to, or acquirer of, the Company or any other Acquired Company, to make any payment to another Person solely as a result of a change of control of any Acquired Company, except with respect to the Company Convertible Notes and the Indenture;

(vii)          any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any Acquired Company, the pledging of the capital stock or other equity interests of the Company or any Acquired Company or prohibits the issuance of any guaranty by the Company or any Acquired Company;

(viii)        any Company Contract with any Affiliate, director, executive officer, holder of 5% or more of Company Common Stock or, to the knowledge of the Company, any of their Affiliates (other than the Company) or immediate family members with annual payments in excess of $300,000 (other than offer letters that can be terminated at will without severance, payment or other obligations);

(ix)          any Company Contract for the lease or sublease of any material real property with annual payments in excess of $750,000;

(x)           any Company Contract that contains a put, call or similar right pursuant to which any Acquired Company could be required, upon the exercise of such right, to purchase or sell, as applicable, any equity interests or assets of any Person that are material to such Acquired Company, except with respect to the Company Convertible Notes and the Indenture;

(xi)          any Company Contract which constitutes a settlement or conciliation agreement (A) pursuant to which any Acquired Company is obligated after the date of this Agreement to pay consideration in an amount in excess of $1,000,000 or (B) that imposes any material obligations on any Acquired Company after the date of this Agreement;

(xii)         any Company Contract pursuant to which an Acquired Company (i) licenses in any material Intellectual Property Right or (ii) licenses out any material Company IP;

(xiii)       any Company Contract providing for any disposition or acquisition by an Acquired Company of any Entity or business (including assets constituting a material business or business lines) for an amount in excess of $2,000,000, that has material obligations remaining to be performed or material liabilities continuing after the date of this Agreement (other than indemnification obligations for fundamental representations under which there are no pending claims);

(xiv)        any Company Contract with any Governmental Body under which payments in excess of $500,000 were received by the Acquired Companies in the most recently completed fiscal year;

(xv)          any Contracts (A) with any record or, to the knowledge of the Company, beneficial owner as of the date hereof of five percent or more of the voting securities of the Company, or (B) of the type that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Act;

(xvi)        any agency, dealer, sales representative, marketing, distribution or similar Contract under which payments were made or received by the Company or any of its Subsidiaries in excess of $5,000,000 for the fiscal year ended December 31, 2023;

(xvii)       any Company Contract (excluding any purchase orders or statements of work and that do not contain any material terms that apply generally to transactions with the applicable customer) with any customer who, in the fiscal year ended December 31, 2023 was one of the ten (10) largest sources of customer revenues for the Company and its Subsidiaries, based on amounts paid or payable;

(xviii)      any Company Contract (excluding any purchase orders or statements of work and that do not contain any material terms that apply generally to transactions with the applicable vendor) with any vendor of the Company or any of its Subsidiaries who, in the fiscal year ended December 31, 2023, was one of the ten (10) largest sources of vendor payment obligations for the Company and its Subsidiaries, based on amounts paid or payable;

(xix)        any hedging, swap, derivative or similar Company Contracts;

(xx)         any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination of which would be reasonably expected to have a Material Adverse Effect and is not disclosed pursuant to clauses (i) through (xix) above, inclusive; and

(xxi)        any other Company Contract not otherwise described in any other subsection of this Section 2.9(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the 1933 Act) with respect to the Company.

(b)            As of the date of this Agreement, the Company has either delivered or made available to Parent or Parent’s Representatives a copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. Neither the applicable Acquired Company nor, to the knowledge of the Company, any other party thereto is in material breach of or material default under any Material Contract and, neither the applicable Acquired Company, nor, to the knowledge of the Company, any other party thereto has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is enforceable by the applicable Acquired Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. From January 1, 2022 through the date of this Agreement, the Acquired Companies have not received any written notice regarding any violation or breach or default under, or intent to terminate or not renew, any Material Contract that has not since been cured, except for violations or breaches that would not have and are not reasonably expected to be material to the Acquired Companies, taken as a whole. No Acquired Company has waived any rights under any Material Contract, the waiver of which would be material to the Acquired Companies, taken as a whole.

Section 2.10       Liabilities. The Acquired Companies do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities disclosed on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Acquired Companies under Contracts binding upon the applicable Acquired Company (other than resulting from any breach or acceleration thereof) either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement or entered into in the ordinary course of business, including Standard Licenses; (iv) liabilities incurred since the date of the Balance Sheet in the ordinary course of business since the date of the Balance Sheet (none of which is a liability for breach of Contract, breach of warranty, tort, infringement, dilution, misappropriation, violation of law or arising out of a claim or lawsuit) or in connection with the Transactions; and (v) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11         Compliance with Legal Requirements; Permits; Export Controls.

(a)            Each Acquired Company is, and since January 1, 2022 has been, in compliance with all applicable Legal Requirements, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2022, the Company has not been charged with any unresolved violation of, any Legal Requirement, except, in each case, for any such violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or has received written notice of any such charge.

(b)           Since January 1, 2022, no Acquired Company, or any of its respective officers, directors, employees, agents or representatives, in each case acting on its behalf, has been in violation of, has admitted to any violation of, has been found by a court of any jurisdiction to have engaged in any violation of, or has been investigated for, or charged by any Governmental Body with a violation of any (i) applicable U.S. export and reexport control laws or regulations, including the U.S. Export Administration Regulations and the Foreign Assets Control Regulations, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations and any applicable anti-boycott compliance regulations or (ii) other applicable import/export controls in other countries in which any Acquired Company conducts business (collectively, “Export Controls”), except, in each case, for any such violation or investigation that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have been and are not reasonably expected to be material to the Acquired Companies, taken as a whole, no Acquired Company has directly or indirectly sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, software, technology, or technical data to any destination, entity, or person prohibited by the Laws of the United States, without obtaining prior authorization from the competent government authorities as required by Export Controls. Each Acquired Company is in compliance in all material respects with all applicable import Legal Requirements (“Import Restrictions”), including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations. No Acquired Company or any of its respective officers, directors, employees, agents, or representatives acting on its behalf is currently the subject of any Sanctions, or organized or resident in a country or territory that is the subject of any Sanctions.

(c)            No Acquired Company or any of its respective employees, officers, directors, agents or any representative, in each case acting on its behalf, has been, is currently subject to, or has been threatened with, any Legal Proceeding by any law enforcement, regulatory or other Governmental Body, or has admitted to, or been found by a court in any jurisdiction to have engaged in any violation of any Sanctions, Export Controls or Import Restrictions or been debarred from bidding for any contract or business, and to the knowledge of the Company, there are no circumstances which are likely to give rise to any such investigation, admission, finding or debarment, except, in each case, for any such Legal Proceeding, admission or debarment that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)            The Company and the Acquired Companies have in place appropriate policies and procedures designed to provide reasonable assurance that the Acquired Companies, and their respective directors, officers, employees, associated persons, agents and representatives, conduct their businesses in conformity with applicable Legal Requirements, except, in each case, as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.12          Certain Business Practices. To the knowledge of the Company, neither the Company, nor any other Acquired Company nor any of their respective Representatives (in each case, acting in the capacity of a Representative of any Acquired Company) has since January 1, 2022 (i) used any material funds (whether of an Acquired Company or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (iii) made any unlawful bribe, rebate, payoff, influence payment or kickback or other unlawful payment or (iv) violated any provision of any applicable Anti-Corruption Laws or any rules or regulations promulgated thereunder, any applicable anti-money laundering laws and any rules or regulations promulgated thereunder or any applicable Legal Requirements of similar effect, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.13          Governmental Authorizations. The Acquired Companies hold, and since January 1, 2022 have held, all Governmental Authorizations necessary to enable the Acquired Companies to conduct their business in the manner in which their business is currently being conducted, except where failure to hold such Governmental Authorizations have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Governmental Authorizations held by the Acquired Companies are, and since January 1, 2022 have been, valid and in full force and effect and no suspension or cancellation of any of the Governmental Authorizations is pending or, to the knowledge of the Company, threatened, except where the failure to be in full force and effect would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Acquired Companies are in compliance with the terms and requirements of such Governmental Authorizations, except where failure to be in compliance would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no such Governmental Authorizations shall cease to be effective as a result of the consummation of the Transactions.

Section 2.14         Tax Matters.

(a)            Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Tax Return required to be filed by the Acquired Companies with any Governmental Body has been filed on or before the applicable due date (taking into account any extensions of such due date), and all such Tax Returns are true, accurate and complete, (ii) all Taxes (whether or not shown as due on such Tax Returns) required to be paid by the Acquired Companies have been paid, and (iii) the Acquired Companies have established adequate reserves on their financial statements in accordance with GAAP for all unpaid Taxes not yet due.

(b)            Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no deficiency for any Tax has been claimed, proposed, or assessed by a Governmental Body in writing against any Acquired Company which deficiency has not been paid, settled, resolved or withdrawn or is not being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

(c)            Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no audits, examinations, investigations or other proceedings in respect of Taxes by a Governmental Body pending or threatened in writing with respect to any Acquired Company.

(d)            No Acquired Company is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (i) exclusively between or among the Acquired Companies or (ii) with third parties made in the ordinary course of business, the principal purpose of which is not Tax).

(e)            No Acquired Company (i) has been a member of an affiliated group (as defined in Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was an Acquired Company) or (ii) has any liability for the Taxes of another Person (other than the Acquired Companies) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal Requirements), as a transferee or successor, by contract or otherwise by operation of Legal Requirements (other than pursuant to any contracts made in the ordinary course of business, the principal purpose of which is not Tax).

(f)            Within the past two years, no Acquired Company has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(g)            No Acquired Company has “participated” in or entered into any “listed transaction” (as defined in Treasury Regulations Section 1.6011-4(b)(2)).

(h)            HoldCo is, has been for each taxable year since its formation, and shall continue to be through the Closing, a partnership for U.S. federal income Tax purposes. No election has been made under Treasury Regulations Section 301.7701-3 (or any corresponding or similar provision of Legal Requirements) for any Acquired Company.

(i)            There are no Encumbrances for Taxes on any of the assets of any Acquired Company other than Permitted Encumbrances.

(j)            No Acquired Company has received any Tax rulings, or submitted any requests for Tax rulings, from any Governmental Body, or entered into any “closing agreement” as descripted in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) with any Governmental Body, in each case, specifically relating to an Acquired Company and that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Acquired Company’s Taxes for any tax period beginning after the Closing Date.

(k)           Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all transactions (including intragroup transactions) between the Acquired Companies have been conducted in compliance with the applicable transfer pricing laws in force in the relevant tax years (including, for the avoidance of doubt, Section 482 of the Code (and any corresponding or similar provision of state, local, or non-U.S. Law)).

Section 2.15         Employee Matters; Benefit Plans.

(a)            The Company has made available a true and complete listing of (A) all employees of the Acquired Companies that accurately sets forth for each such employee as of July 24, 2024, the following, to the extent permitted under Applicable Law: (i) name or unique identifier; (ii) job title; (iii) employing entity; (iv) annual base salary or hourly wage rate (as applicable); (v) bonus or commission payments for 2023; (vi) current year target bonuses or 2024 commission entitlement; (vii) location of employment; (viii) full-time, part-time, or temporary status; (ix) classification as exempt or non-exempt under the Fair Labor Standards Act; (x) date of hire; (xi) leave status (including leave type and anticipated return to work date, if known); and (xii) visa status and expiration date and (B) all individual independent contractors or consultants to the Acquired Companies (other than any such individuals performing veterinary services for or on behalf of the Acquired Companies) who received annual payments in 2023 in excess of $100,000 that accurately sets forth (i) the name or unique identifier; (ii) the hourly or other rate of pay and (iii) the period during which such individual independent contractor or consultant has provided services to the applicable Acquired Company.

(b)            Except as set forth on Section 2.15(b) of the Company Disclosure Letter, the employment of each of the Company’s employees is terminable by the Company without payment of severance or provision of advance notice in material excess of those required by applicable Legal Requirements.

(c)            None of the Acquired Companies are party to, have no duty to bargain for, nor is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of the Acquired Companies. Since January 1, 2022 there has not been any strike, material slowdown, work stoppage, lockout, picketing or labor dispute, or any threat thereof affecting the Acquired Companies or any of their employees. Except as set forth on Section 2.15(c), since January 1, 2021, and except for those matters that would not have or reasonably be expected to have, individually or in the aggregate, a material liability for the Company, the Company has complied in all material respects with all applicable Legal Requirements related to employment and employment practices, including, but not limited to, any pertaining to payment wages and hours of work, leaves of absence, plant closing notifications and layoffs, employment statutes or regulations, workplace health and safety, retaliation, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance or discrimination matters, including charges of unfair labor practices or harassment complaints, and there is no material Legal Proceeding pending or, to the knowledge of the Company, threatened in writing relating to such applicable Legal Requirements.

(d)            Section 2.15(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, complete and accurate a list of all Employee Plans (other than any equity award agreements on the Company’s standard form(s) of agreement provided to Parent, in which case only the applicable form of equity award agreement shall be listed, and any employment offer letter for non-officer employees of any Acquired Company and that does not provide for any severance and are terminable on less than thirty days’ notice and agreements with consultants entered into in the ordinary course of business that are terminable on less than thirty days’ notice) and separately identifies each material Employee Plan that is maintained primarily for the benefit of employees outside the United States (each, a “Foreign Employee Plan”). The Company has either delivered or made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each Employee Plan accurate and complete copies of the following (other than any equity award agreements on the Company’s standard form(s) of agreement provided to Parent, in which case only the applicable form of equity award agreement shall be delivered or made available, and any employment offer letter for non-officer employees of any Acquired Company and that does not provide for any severance and are terminable on less than thirty days’ notice and agreements with consultants entered into in the ordinary course of business that are terminable on less than thirty days’ notice), as relevant: (i) all plan documents and all material amendments thereto, and all related trust or other funding documents; (ii) any currently effective determination letter or opinion letter received from the IRS or Department of Labor; (iii) the most recent annual actuarial valuation and the most recent Form 5500; (iv) the most recent summary plan descriptions and any summaries of material modifications (SMM) thereto; (v) the nondiscrimination tests required to be performed under the Code for the most recent plan year; and (vi) all material correspondence to or from any governmental agency relating to any Employee Plan within the past year.

(e)            Neither an Acquired Company nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company under the Code or ERISA has during the past six years maintained, contributed to, or been required to contribute to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan, any “multiemployer plan” (each as defined in Section 4001 of ERISA), any “multiple employer plan” (as defined in Section 413(c) of the Code), or multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(f)            Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”) and all related trusts that are intended to be qualified under Section 501(a) of the Code, has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and all trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No such determination or opinion letter has been revoked and, to the Knowledge of the Company, no fact, event or circumstance exists that has materially and adversely affected or would reasonably be expected to materially and adversely affect such qualification or exemption. Except as would not reasonably be expected to result in material liability to the Company or any Acquired Company, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan.

(g)           Neither any Acquired Company nor any Employee Plan has any obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any present or former employee, officer or director of an Acquired Company pursuant to any retiree medical benefit plan or other retiree welfare plan, other than (i) coverage mandated by Legal Requirements, including under Section 4980B of the Code or similar state or local Legal Requirements (“COBRA”), or (ii) healthcare coverage through the end of the calendar month in which a termination of employment occurs.

(h)            Except as would not have or reasonably be expected to result in, individually or in the aggregate, any material liability to the Acquired Company, (i) each Employee Plan has been established, maintained, operated and administered in all material respects in accordance with all applicable Law, including if applicable, ERISA and the Code, and in accordance with its terms, (ii) the Acquired Company and its ERISA Affiliates have (A) in all material respects met their obligations with respect to each Employee Plan and (B) have timely made (or timely will make) or accrued in accordance with GAAP all required contributions or other amounts payable with respect thereto, (iii) all Foreign Employee Plans comply with applicable local Legal Requirements, and (iv) all Foreign Employee Plans that are required to be funded or book-reserved are funded or book-reserved or secured by an insurance policy, as appropriate, based on reasonable actuarial assumptions.

(i)            Except as would not reasonably be expected to result in material liability to the Acquired Company, each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) maintained or sponsored by an Acquired Company has been documented and operated in material compliance with Section 409A of the Code.

(j)            Except as would not result in material liability to an Acquired Company, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened or reasonably anticipated, with respect to any Employee Plan or the assets of any Employee Plan other than claims for benefits in the ordinary course.

(k)           No employee of the Acquired Company to the Knowledge of the Company, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Acquired Company because of the nature of the business conducted or presently proposed to be conducted by the Acquired Company or relating to the use of trade secrets or proprietary information of others.

(l)            Except as would not be expected to result in material liability to the Acquired Company, the Acquired Company is and has been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification (“WARN”) Act, and any similar foreign, state or local law relating to plant closings and layoffs. The Acquired Company is not currently engaged in any layoffs or employment terminations sufficient in number to trigger application of WARN or any similar state, local or foreign law.

(m)            Except as would not reasonably be expected to result in material liability to the Acquired Company, each Foreign Employee Plan is in material compliance with all applicable Laws of each applicable jurisdiction. Each such Foreign Employee Plan is funded to the extent required by applicable Law or the applicable terms of such plan or has been accrued for to the extent required by GAAP or other applicable accounting rules. Section 2.15(m) of the Company Disclosure Letter contains a complete and accurate list of each country in which the Company or any of its Subsidiaries or Affiliates has employees or independent contractors as of the date of the Balance Sheet. The Acquired Company, has complied in all material respects with the Patient Protection and Affordable Care Act (the “Affordable Care Act”) and no event has occurred, and no condition or circumstances exists, that would reasonably be expected to subject the Acquired Company to any material Liability, penalties, or Taxes under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code or any other provision of the Affordable Care Act.

(n)            Except as set forth on Section 2.15(n) of the Company Disclosure Letter, the negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former Company Associate to any acceleration, increase in acceleration rights, severance, or increase in severance pay, or any other material compensation or benefit, (ii) accelerate the time of distribution, payment or vesting (whether or not in connection with a non-competition provision), a lapse of repurchase rights or increase the amount of any material compensation or benefits due any such employee, director or officer, (iii) result in the forgiveness of indebtedness, or (iv) trigger an obligation to fund any compensation or benefits or any trust or other funding vehicle for the purposes of providing compensation or benefits.

(o)            Except as would not be expected to result in material liability to the Acquired Companies, the Acquired Companies (i) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). None of the Acquired Companies have settled any pending or threatened Legal Proceeding involving allegations of sexual or other harassment or misconduct that resulted in, or is reasonably expected to result in, material liability to the Acquired Companies (including as a result of material reputational harm to any Acquired Company). Each Person who has provided or is providing services to the Acquired Companies in the United States and has been classified as an exempt employee, independent contractor, temporary employee, leased employee or seasonal employee, as applicable, has been properly classified as such under all applicable legal requirements and pursuant to the terms of any Employee Plan. The Acquired Companies do not have any liability or obligation under any applicable legal requirement or Employee Plan arising out of improperly classifying such Person as an exempt employee, independent contractor, temporary employee, leased employee or seasonal employee, as applicable, and no such Person is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under applicable legal requirements, are payable in the future).

(p)            No payment or benefit that will or may be made by the Acquired Company is reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. The Company has provided to Parent good faith estimates of any “excess parachute payments” within the meaning of Section 280G of the Code that could reasonably be expected to become payable to any current or former Company Associate in connection with the Transactions, whether contingent or otherwise. There is no contract, agreement, plan or arrangement to which the Acquired Company is a party or by which it is bound that provides any individual with the right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

Section 2.16          Environmental Matters. Except for those matters that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,

(a) the Acquired Companies are, and since January 1, 2022 have been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws, and, to the knowledge of the Company, no circumstances exist which could reasonably be expected to cause any Governmental Authorization required under Environmental Law to be revoked, modified, or rendered non-renewable upon payment of the permit fee;

(b) there is no investigation, suit, claim, action or Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against an Acquired Company or with respect to any real property currently or formerly owned, operated, or leased by the Acquired Companies;

(c)  the Acquired Companies have not received any notice, report or other information of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved violations, liabilities or requirements on the part of the respective Acquired Companies relating to or arising under Environmental Laws;

(d)  (1) no Person has been exposed to any Hazardous Materials; and (2) there are and have been no Hazardous Materials present or Released, in each case, on, at, under or from, any real property currently or formerly owned, operated or leased by, or arising from the operations of, the Acquired Companies (or any of their respective predecessors) reasonably expected to result in any liability or obligation of any of the Acquired Companies under any Environmental Law;

(e)  there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently or formerly owned, operated, or leased by any of the Acquired Companies (or any of their respective predecessors);

(f) no Acquired Company has assumed, undertaken, agreed to reimburse, pledge, defend, hold harmless or indemnify any other Person against, or otherwise become subject to any liability of another Person relating to Environmental Laws;

(g) there is no obligation or liability of any of the Acquired Companies relating to any Environmental Law or Hazardous Materials, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such obligation or liability; and

(h) the Acquired Companies have (1) delivered to or made available for inspection by Parent and its agents, representatives and employees all material environmental audits assessment reports (including Phase I and Phase II reports), audits, investigations, studies, tests, reviews, analysis or other documents pertaining to environmental, health and safety matters in the Acquired Companies possession or control and (2) complied with all environmental disclosure obligations imposed by applicable Law with respect to this transaction.

Section 2.17       Insurance. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Companies as of the date hereof. Except as would not have or reasonably be expected to have, individual or in the aggregate, a Material Adverse Effect, all such insurance policies are in full force and effect (except for any expiration thereof in accordance with its terms), no notice of cancellation or modification has been received as of the date hereof, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

Section 2.18       Legal Proceedings; Orders.

(a)            There is no Legal Proceeding pending and served (or, to the knowledge of the Company, pending and not served or threatened) against an Acquired Company or to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Company in such individual’s capacity as such, other than any Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            There is no order, writ, injunction or judgment to which an Acquired Company is subject other than as would not reasonably be likely to have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)            No investigation or review by any Governmental Body with respect to an Acquired Company is pending or, to the Company’s knowledge, is being threatened, other than any investigations or reviews that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.19       Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and, subject to obtaining the Company Required Vote, to consummate the Transactions. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its obligations hereunder; or (c) except for the receipt of the Company Required Vote, the consummation of the Transactions. The Company Board (at a meeting duly called and held) has (a) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable to, and in the best interest of, the Company and its stockholders, (b) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (c) resolved to make the Company Board Recommendation, which resolutions, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 2.20       Related Party Transactions. Other than the Company’s Employee Plans, no stockholders, members, managers, directors, officers, employees, agents or Affiliates of the Acquired Companies are, or since January 1, 2022 have been, a party to any Company Contracts with or binding upon any Acquired Company or any of their respective properties or assets or has any material interest in any property used by the Acquired Companies, in each case, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that has not been disclosed.

Section 2.21       Merger Approval. The only vote of the holders of any class or series of capital stock or other securities of the Company or any other Acquired Company required to adopt this Agreement and approve the Transactions is the Company Required Vote.

Section 2.22       Non-Contravention; Consents. Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act, if applicable, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws in those jurisdictions identified in Schedule 5.3(c), and the rules and regulations of Nasdaq, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions will not: (a) conflict with or cause a violation of any of the provisions of the Certificate of Incorporation or bylaws of the Company; (b) conflict with or cause a violation by the Company of any Legal Requirements or order applicable to the Company, or to which the Company is subject; (c) conflict with, result in any violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) or give right to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, or require a consent or waiver under, any Contract; or (d) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of the Acquired Companies under, any Contract, except in the case of clauses (b), (c) and (d), for such violations, conflicts, breaches, terminations, cancellations, losses, Encumbrances and defaults, and for any consents or waivers not obtained, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as may be required by the Exchange Act, the DGCL, the HSR Act and any filing, notification or approval in any jurisdiction required by Antitrust Laws and the rules and regulations of Nasdaq, the Company is not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger, except those filings, notifications, approvals, notices or Consents that the failure to make, obtain or receive would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 2.23       Opinion of the Company’s Financial Advisor. The Company Board has received the opinion of Jefferies LLC, as financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken set forth therein, the Merger Consideration to be received in the Merger by holders of Shares (other than holders of Rollover Shares and, as applicable, Bansk Group LLC, Parent, Merger Sub, the Guarantors, and their respective affiliates) is fair, from a financial point of view, to such holders. The Company will deliver to Parent an executed copy of the opinion of Jefferies LLC provided to the Company Board as soon as reasonably practicable following receipt thereof solely for informational purposes and on a non-reliance basis.

Section 2.24       Brokers and Other Advisors. Except for Jefferies LLC, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisory or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided or made available to Parent prior to the date hereof true and complete copies of all agreements between the Company and Jefferies LLC entered into in connection with the Transactions.

Section 2.25       Product Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Acquired Companies have not designed, manufactured, produced, sold, or otherwise distributed into the stream of commerce or provided for use to third parties, any products or performed services and other work in a manner that could lead to liability or other obligations under product liability, breach of warranties or other legal grounds, and no such forms of liabilities exist and (ii) no third parties have asserted or alleged at any time any claims against any Acquired Company based on product liability, breach of warranty or other legal grounds in connection with the design, manufacture, production, sale, distribution or licensing of products or the performance of services and other work, and no such claims are known or believed to exist.

Section 2.26       Regulatory Matters.

(a)            All submissions utilized as the basis for or submitted in connection with the Animal Drug Applications and Regulatory Authorizations currently held by any Acquired Company or any third-party Animal Drug Applications and Regulatory Authorizations required for any Acquired Company to sell or market any of its branded Company Products, are currently subsisting and in full force and effect and, when submitted to the applicable Regulatory Authority, (i) were complete and correct in all material respects as of the date of submission or were corrected or supplemented by a subsequent submission and (ii) any required updates, changes, corrections or modification to such submissions have been timely submitted to the applicable Regulatory Authority, except where the failure to timely submit such updates, changes, corrections or modifications would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. An Acquired Company solely owns all right, title and interest in and to all such Animal Drug Applications and Regulatory Authorizations held by any Acquired Company, free and clear of all Encumbrances, and has full authority to use any such third-party Animal Drug Applications and Regulatory Authorizations required for any Acquired Company to sell or market any of its branded Company Products.

(b)            Since January 1, 2022 (i) there have been no material field notifications, field corrections, market withdrawals or replacements, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company Products (“Safety Notices”); (ii) no Acquired Company has received, nor to the knowledge of any Acquired Company are there, facts or circumstances reasonably likely to cause, any materially adverse finding of deficiency or non-compliance, regulatory or warning letter, untitled letter, investigation, Section 305 notice, suspension, detention, seizure, injunction, or other enforcement action, from or by any Regulatory Authorities associated with any Company Products; and (iii) there are no material Safety Notices, or, to the knowledge of the Company, material product complaints with respect to the Company Products, and to the knowledge of the Company, there are no facts that would be reasonably likely to result in (x) a material Safety Notice with respect to the Company Products, (y) a material change in labeling of any the Regulated Products; or (z) a termination or suspension in any material respect of marketing or testing of any of the Company Products.

(c)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company Products are in compliance with all current applicable Legal Requirements administered by Regulatory Authorities applicable to the Company Products; (ii) each Acquired Company is in compliance with all applicable Legal Requirements administered by Regulatory Authorities relating to the Company Products and the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage, distribution, export, and import, if applicable, of the Company Products; and (iii) since January 1, 2022 all Company Products have been processed, manufactured, packaged, labeled, stored, handled, distributed, exported, and imported, if applicable, by the Acquired Companies in compliance with all applicable Legal Requirements administered by Regulatory Authorities.

(d)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no action has been taken by any Regulatory Authority or, to the knowledge of the Company, is in the process of being taken that would materially slow, halt or enjoin the development, manufacturing, or marketing of the Company Products or the operation of the business of the Acquired Companies or materially subject the development, manufacturing, or marketing of the Company Products or an Acquired Company to regulatory enforcement action.

(e)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, the Acquired Companies have maintained records relating to the development, manufacture, testing, storage, handling, labeling, packaging, sale, marketing, promotion, distribution, import or export of the Company Products in material compliance with all applicable Legal Requirements administered by Regulatory Authorities.

Section 2.27          Takeover Statutes. The Company Board has adopted such resolutions and taken all such other actions as are reasonably necessary to render inapplicable to this Agreement, the Rollover Agreements, the Merger and any of the transactions contemplated by this Agreement or the Rollover Agreements, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. Other than Section 203 of the DGCL, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Delaware, or other applicable Laws (each, a “Takeover Statute”) is applicable to the Company, the Rollover Agreement, the Merger or any of the Transactions contemplated by this Agreement or the Rollover Agreement.

Section 2.28          Critical Technologies. Neither the Company nor any of its Subsidiaries produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies,” as defined in 31 CFR 800.215, in the United States.

Section 2.29          No Other Representations or Warranties; Acknowledgment by the Company.

(a)            Except for the representations and warranties expressly set forth in this ARTICLE II or any closing certificate delivered pursuant to this Agreement, none of the Acquired Companies or any of their Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representation or warranties of any kind or nature whatsoever, including with respect to the Acquired Companies or their respective businesses or with respect to any other information made available to Parent, Merger Sub or their Representatives in connection with the Transactions, including the accuracy or completeness thereof and the Acquired Companies hereby expressly disclaim any such other representations and warranties.

(b)            The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in this Agreement, the Rollover Agreements or any closing certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any of their Affiliates nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub or any of their Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub or any of their Subsidiaries or any other matter made available to the Company or its Representatives in expectation of, or in connection with, this Agreement or the Transactions. The Company is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Parent, Merger Sub and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows (it being understood that each representation and warranty contained in ARTICLE III is subject to (a) exceptions and disclosures set forth in the Parent Disclosure Letter corresponding to the particular section or subsection in this ARTICLE III and (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is relevant to such representation and warranty):

Section 3.1            Due Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure does not, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company or Company’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.

Section 3.2            Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and those incidental to its formation and its entry into this Agreement and performance hereunder. Parent is the record and beneficial owner of all of the outstanding capital stock of Merger Sub and Merger Sub does not have any other outstanding securities or instruments exercisable for, or otherwise convertible or exchangeable into, capital stock or any other security of Merger Sub.

Section 3.3            Authority; Binding Nature of Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Transactions (subject, in case of the Merger, to the recordation of appropriate merger documents as required by the DGCL). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.4            Non-Contravention; Consents. Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act, if applicable, and any applicable filing, notification or approval in any jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (a) conflict with or cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Sub; (b) conflict with or cause a violation by Parent or Merger Sub of any Legal Requirements or order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), state takeover laws, the DGCL or the HSR Act and any filing, notification or approval in any jurisdiction required by Antitrust Laws in those jurisdictions identified in Schedule 5.3(c), neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No vote of Parent’s stockholders, or of any equity holders of any Affiliate of Parent, is necessary to approve this Agreement or any of the Transactions that has not already been obtained as of the date hereof.

Section 3.5            Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.6            Absence of Litigation. There is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served or overtly threatened against Parent or Merger Sub, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 3.7            Financing.

(a)            Parent has provided to the Company true, complete and correct copies of (i) the fully executed debt commitment letter, dated as of the date hereof, between Parent, Merger Sub and the Financing Sources party thereto (as the same may be amended, restated, supplemented, replaced, substituted, terminated or otherwise modified or waived in accordance with Section 5.7(h) or Section 5.7(i), together with any related exhibits, schedules, annexes, supplements, term sheets and the Debt Fee Letter, collectively, the “Debt Commitment Letter”), pursuant to which such Financing Sources have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purposes of financing the Transactions and related fees and expenses (the “Debt Financing”), together with all fee letters referenced in the Debt Commitment Letter or entered into in connection with the Debt Financing (collectively, the “Debt Fee Letter”) (which may be redacted to omit the fee amounts, “flex” terms, and other economic or commercially sensitive terms (the redacted terms of which do not adversely affect the amount (below the Required Amount), conditionality, availability or termination of the Debt Financing or adversely impact the ability of Parent and Merger Sub to enforce their respective rights under the Debt Commitment Letter) and (ii) the fully executed equity commitment letter, dated as of August 7, between Parent and each of Bansk Fund I-A, L.P., a Delaware limited partnership, Bansk Fund I-B, L.P., a Delaware limited partnership, Bansk Group LP, a Delaware limited partnership, and Gula Co-Invest, L.P., a Delaware limited partnership (the “Equity Commitment Letter” and, together with the Debt Commitment Letter and the Debt Fee Letter, the “Financing Letters”), pursuant to which the investor parties thereto (the “Equity Financing Parties”) have committed, subject to the terms and conditions set forth therein, to invest in Parent the cash amounts set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides that (A) the Company is an express third-party beneficiary thereof as set forth therein in connection with the Company’s exercise of its rights under Section 8.5(b) and is entitled to specifically enforce performance of the investor parties thereto to fund the Equity Financing in accordance with and subject to the terms of the Equity Commitment Letter, and (B) subject in all respects to Section 8.5(b), none of Parent or the Equity Financing Parties thereto will oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is an adequate remedy at law in connection with the exercise of such third-party beneficiary rights. As of the date hereof, (i) the Financing Letters and the terms of the Financing have not been amended, assigned, supplemented, replaced, restated, substituted or modified, (ii) no such amendment, assignment, supplementation, replacement, restatement, substitution or modification is contemplated (other than to the extent such action would be in accordance with Section 5.7(h)) and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated (other than to the extent such action would be in accordance with Section 5.7(h)). As of the date hereof, there are no side letters or other Contracts or arrangements related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the Financing Letters (except for customary engagement letters or non-disclosure agreements which do not impact the amount or conditionality of the Financing). Parent or its Affiliates have fully paid any and all commitment fees or other fees in connection with the Financing Letters that are payable on or prior to the date hereof. As of the date hereof, the Financing Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent, Merger Sub and, to the knowledge of Parent, each of the other parties thereto in accordance with their respective terms. There are no conditions precedent or other contingencies related to the funding of the Required Amount, other than as expressly set forth in the Financing Letters. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent, Merger Sub or, to the knowledge of Parent, any other party thereto under any of the Financing Letters. As of the date hereof, assuming the satisfaction of the conditions to Parent’s obligations to consummate the Merger, Parent has no reason to believe that (i) any of the conditions to the Financing contemplated by the Financing Letters will not be satisfied on a timely basis (and in any event, not later than the Closing) or (ii) the Financing will not be available at the Closing.

(b)            Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a duly executed Limited Guarantee, pursuant to which the Guarantor is guaranteeing certain obligations of Parent in connection with this Agreement. As of the date hereof, the Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantor who executed such Limited Guarantee and, assuming compliance by the Company with its representations, warranties and obligations pursuant to this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantor under such Limited Guarantee.

Section 3.8            Sufficiency of Proceeds. Assuming the transactions contemplated by the Rollover Agreements are consummated in accordance with the terms thereof and the Financing is funded on or prior to the Closing Date in accordance with the Financing Letters and assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 (after netting out applicable fees, expenses, original issue discount and similar premiums and charges provided under the Debt Fee Letter), the net proceeds of the Financing, when taken together with the cash or cash equivalents held by Parent, Merger Sub and the Company at and as of the Closing Date, will be sufficient to (a) make the payment of the aggregate Merger Consideration, (b) make any payments required to be made on or after the Closing under the Indenture in respect of the Company Convertible Notes as a result of the Transactions, including the settlement of any conversions, without giving effect to any payments received pursuant to the Capped Call Transactions, of the Company Convertible Notes pursuant to the terms of the Indenture (including any make-whole with respect thereto and assuming all conversions are settled solely in cash) and the repurchase of the Company Convertible Notes as required pursuant to Article 15 of the Indenture, and (c) pay all other amounts (including payment of (x) all amounts payable in respect of Company Options and RSUs, (y) all amounts necessary to repay the Repaid Indebtedness and (z) all fees, costs and expenses) required to be paid at the Closing by any Acquired Company, Parent or Merger Sub in connection with the Merger or the Financing in accordance with the terms of this Agreement and the Debt Commitment Letter (collectively, the “Required Amount”).

Section 3.9            Stockholder and Management Arrangements. As of the date hereof, except for the Rollover Agreements, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any Company Stockholder (other than any existing limited partner of the Guarantors or any of its Affiliates), director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement, the Merger or the Transactions; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any superior offer; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

Section 3.10          Ownership of Company Common Stock. Neither Parent nor any of the Guarantors, the investors party to the Equity Commitment Letter and their respective controlled Affiliates (including, for the avoidance of doubt, any sister funds) directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the date hereof, neither Parent nor Merger Sub is an “interested stockholder” of the Company under Section 203(c) of the DGCL.

Section 3.11          Solvency. As of the Effective Time and immediately after giving effect to the transactions contemplated by this Agreement (including the Financing, any alternative financing, the payment of the Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters and the payment of all related fees and expenses), and, assuming (i) the satisfaction of the conditions to Parent’s obligations to consummate the Merger, (ii) the accuracy of the representations and warranties set forth in ARTICLE II and the compliance by the Company with Section 4.2 in all material respects and (iii) the consummation of the transactions contemplated by the Rollover Agreements in accordance with their terms, (a) the amount of the “fair saleable value” of the assets (on a going concern basis) of the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability); and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will be able to pay its liabilities, including contingent and other liabilities, as they mature. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of itself (or of the Surviving Corporation or any of its Subsidiaries).

Section 3.12         Brokers and Other Advisors. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses shall be paid by Parent or its Affiliates.

Section 3.13          No Assets Causing Antitrust Risk. None of Parent, Merger Sub or their “ultimate parent entity” (as such term is defined in the HSR Act) hold, directly or indirectly, voting securities or non-corporate interests (as “hold,” “voting securities” and “non-corporate interest” are defined under 16 CFR 801) of any entity that they have reason to believe competes or has products under development that may compete in the future, or is in a vertical relationship with competitors of the Company, to the extent that any such holdings would reasonably be expected to prevent or materially delay the expiration or termination of any waiting period or granting consent under other Antitrust Laws.

Section 3.14          No Foreign Person. To the best of Parent’s knowledge, no filing or notice with the Committee on Foreign Investment in the United States (“CFIUS”) is required or has been made with respect to the transactions contemplated by this Agreement. To the best of Parent’s knowledge, there are no facts, circumstances, or events that would reasonably be expected to give rise to a CFIUS review or investigation in connection with the transactions contemplated by this Agreement involving Parent’s ownership interest in the Company following the Closing (including as a result of permitting any Person to invest, directly or indirectly, in Parent or Merger Sub or the granting to any such Person any rights in connection with such Person’s investment).

Section 3.15          No Other Representations or Warranties; Acknowledgement by Parent and Merger Sub.

(a)            Except for the representations and warranties expressly set forth in this ARTICLE III, the Rollover Agreements or any closing certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any of their Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representation or warranties of any kind or nature whatsoever, including with respect to Parent, Merger Sub or their respective businesses or with respect to any other information made available to the Company or its Representatives in connection with the Transactions, including the accuracy or completeness thereof and Parent and Merger Sub hereby expressly disclaim any such other representations and warranties.

(b)            Parent and Merger Sub acknowledge and agree that, except for the representations and warranties made by the Acquired Companies in this Agreement (as qualified by the Company Disclosure Schedule), the Rollover Agreements or any closing certificate delivered pursuant to this Agreement, none of the Acquired Companies or any of their Affiliates nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Acquired Companies, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Acquired Companies or any other matter made available to Parent, Merger Sub or their Representatives in expectation of, or in connection with, this Agreement or the Transactions. Neither Parent nor Merger Sub is relying upon and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that the Acquired Companies and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

(c)            Parent and Merger Sub have conducted their own independent investigation of the Acquired Companies and the Transactions and have had an opportunity to discuss and ask questions regarding the Acquired Companies’ businesses with the management of the Company.

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

Section 4.1       Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, provide Parent and Parent’s Representatives with reasonable access (including electronic access) to each of the Acquired Company’s properties, personnel, offices, books and records, Contracts, commitments, work papers, and other documents and information relating to the Company (other than any of the foregoing to the extent specifically related to the negotiation and execution of this Agreement or any sale process preceding the execution and delivery of this Agreement, or, except as expressly provided in Section 4.1 or Section 5.1, to any Acquisition Proposal), in each case as Parent reasonably requests; provided, however, that any such access shall be conducted at Parent’s sole cost and expense, at a reasonable time during the Company’s normal business hours, under the supervision of appropriate personnel of the Company, and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company, and shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include invasive testing. Nothing herein shall require the Company to permit any inspection or physical testing of real property that in the reasonable judgement of the Company would be detrimental to the Acquired Companies’ business or operations if the Transactions are not consummated nor shall anything herein require the Company to disclose any information to Parent if such disclosure would reasonably be expected to (i) jeopardize any attorney-client or other legal privilege (provided, that the Company shall use its reasonable best efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client or other legal privilege), (ii) contravene any applicable Legal Requirement or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Affiliates is a party); provided, that the Company shall use its commercially reasonable efforts to take actions to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not contravene such applicable Legal Requirement or binding agreement; provided, further, that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, to the extent the Company determines, after consultation with outside legal counsel, that doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws, or (iii) result in the disclosure of any valuations of the Company prepared in connection with the Transactions or any other strategic alternative. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated March 14, 2023, between the Company and Parent, and amended by that certain Confidentiality Agreement Extension Amendment, dated June 25, 2024, between the Company and Parent (the “Confidentiality Agreement”). All requests for information made pursuant to this Section 4.1 shall be directed to the executive officer or other Person designated by the Company.

Section 4.2            Operation of the Acquired Companies’ Business.

(a)            During the Pre-Closing Period except (i) as required or otherwise expressly contemplated under this Agreement, (ii) as required by applicable Legal Requirements, (iii) in connection with the consummation of any HoldCo Unit Exchange in accordance with this Agreement and the HoldCo LLC Agreement, (iv) with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (v) as set forth in Section 4.2 of the Company Disclosure Letter, the Company shall, and shall cause the other Acquired Companies to, use commercially reasonable efforts to (x) conduct their respective business in the ordinary course of business in all material respects and (y) to the extent consistent therewith, preserve their current relationships with material customers, vendors, distributors, lessors, licensors, licensees, creditors and other material business relations in all material respects; provided that (A) no action by any Acquired Company to the extent addressed by the subject matter of any of the subclauses of Section 4.2(b) shall constitute a breach of this Section 4.2(a) and (B) any failure to take any action prohibited by Section 4.2(b) shall not be deemed a breach of this Section 4.2(a).

(b)            During the Pre-Closing Period, except (i) as required or otherwise expressly contemplated under this Agreement, (ii) as required by applicable Legal Requirements, (iii) in connection with the consummation of any HoldCo Unit Exchange in accordance with this Agreement and the HoldCo LLC Agreement, (iv) with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (v) as set forth in Section 4.2 of the Company Disclosure Letter, the Acquired Companies shall not:

(i) (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, securities, other property or any combination thereof) in respect of any shares of its capital stock (including the Company Common Stock) or other equity, equity linked or voting interests, except for dividends or other distributions by a Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company; (B) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock), or any rights, warrants, options or other convertible or exercisable securities to acquire any shares of its capital stock, other than: (1) repurchases or reacquisitions of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase or reacquire Shares held by a Company Associate only upon termination of such associate’s employment or engagement by the Company; provided that in the case of each of clauses (1) and (2), the repurchase price therefor does not imply a purchase price in excess of the Merger Consideration; (2) repurchases of Company Stock Awards (or shares of capital stock issued upon the exercise or vesting thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Stock Award (in effect as of the date hereof) between the Company and a Company Associate or member of the Company Board only upon termination of such Person’s employment or engagement by the Company; (3) in connection with withholding to satisfy the exercise price or Tax obligations with respect to Company Stock Awards; (4) pursuant to transactions solely between or among Acquired Companies or (5) pursuant to the terms of the Capped Call Confirmations or the Indenture; (C) modify the terms of any shares of its capital stock (including the Company Common Stock) or other equity, equity-linked or voting interests; or (D) enter into any agreement with respect to the voting or registration of any shares of its capital stock (including the Company Common Stock) or other equity, equity linked or voting interests;

(ii) split, combine, subdivide, adjust, recapitalize or reclassify any shares of its capital stock (including the Company Common Stock) or other equity interests, or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (including the Company Common Stock), or any of its other equity, equity-linked or voting interests;

(iii) other than as required pursuant to an Employee Plan as in existence as of the date hereof, sell, issue, grant, deliver, pledge, transfer, encumber or authorize or commit to the issuance, sale, delivery, pledge, transfer, encumbrance or grant by any Acquired Company (other than pursuant to agreements in effect as of the date of this Agreement and set forth on Section 4.2(b)(iii) of the Company Disclosure Letter) of (A) any capital stock, equity interest or other security of the Acquired Company, (B) any option, call, warrant, restricted stock units or other equity-based commitments, subscription or right to acquire any capital stock, equity interest or other security of the Acquired Company or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Acquired Company (except that the Company may (1) issue Shares as required to be issued upon the settlement of RSUs outstanding on the date of this Agreement, upon the exercise of Company Options, or the vesting of Company Stock Awards outstanding as of the date of this Agreement, (2) sell shares upon exercise of Company Options if necessary to effectuate an optionee direction upon exercise or sales to satisfy the exercise price or Tax obligations with respect to Company Stock Awards, (3) upon the conversion of the Company Convertible Notes, issue Shares, cash or any combination of Shares and cash pursuant to the terms of the Indenture and (4) issue such securities in transactions solely between or among Acquired Companies);

(iv) except as may be required by applicable Law or as required pursuant to the terms of any Employee Plan existing on the date hereof: (A) enter into, adopt, materially amend or modify, renew, materially alter the prior interpretation of or terminate any Employee Plan or any plan, policy, program, agreement, arrangement or Contract that would be an Employee Plan if in existence on the date here, (B) grant or pay any special bonus, retention, severance, termination, employment, consulting, bonus, remuneration or similar payments and benefits to any current or former director, officer or employee of the Acquired Company, except to any current employee with annual base cash compensation that is less than $300,000 in the ordinary course of business pursuant to the Company’s annual compensation cycle, (C) (1) hire, engage, promote, transfer, change the title, position or duties, temporarily layoff, furlough or terminate (other than termination for cause (as customarily defined by the Acquired Companies)), (2) take or omit to take any actions that could cause any individual to have “Good Reason” pursuant to his or her change in control agreement, severance agreement, employment agreement or similar agreement with the Company, or (3) accelerate, increase or decrease the compensation, remuneration or benefits of (including, without limitation, the acceleration of the vesting or settlement of any outstanding equity-based awards), in each case, other than an increase in annual base salary or wages in the ordinary course of business for any employee or independent contractor whose annual base cash compensation is less than $300,000, (D) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other material restrictive covenant with respect to any current or former employee or independent contractor of the Acquired Company, (E) implement or announce any layoffs, plant closings, reductions in force, furloughs or material work schedule changes affecting any current or former employee, officer, director or independent contractor of the Acquired Company or (F) forgive any loans to any of its employees, officers or directors or any employees, officers or directors of any of its Subsidiaries or Affiliates;

(v) terminate, cancel or amend in any material respect any Material Contract, or grant any release, waiver or relinquishment of any material rights under any such Material Contract, other than immaterial amendments, extensions or renewals in the ordinary course of business;

(vi) enter into any new Contract that, if in existence on the date hereof, would have been a Material Contract, other than entry into purchase orders, statements of work or master agreements with customers or vendors, in the ordinary course of business consistent with past practice and to the extent such Contract would not constitute a Material Contract under Section 2.9(a)(i);

(vii) (A) enter into (1) any change-of-control agreement with any executive officer, employee, director or independent contractor or (2) any retention agreement with any executive officer or director, or (B) enter into (1) any employment, severance or other material agreement with any executive officer or director or (2) any employment or severance agreement with any non-executive officer employee with annual cash compensation greater than $300,000 or any consulting agreement with an independent contractor with an annual base compensation greater than $300,000;

(viii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, except as may be required by Legal Requirement or the rules and regulations of Nasdaq;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely between or among the Acquired Companies, (B) advances or reimbursements for employee business and travel expenses in the ordinary course of business in amounts that are immaterial or (C) the extension of trade credit to customers in the ordinary course of business;

(x) form any Subsidiary, acquire any interest in any other Entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement or, except to another Acquired Company, agree or otherwise commit to make a capital contribution in any Entity;

(xi) make or authorize any capital expenditure except (A) in accordance with the capital budget set forth on Section 4.2(b)(x) of the Company Disclosure Letter or (B) capital expenditures not addressed by the foregoing clause (A) that do not exceed $2,000,000 individually, or $5,000,000 in the aggregate;

(xii) incur any Indebtedness after the date of this Agreement in excess of $2,000,000 at any one time outstanding, except for (A) Indebtedness incurred to refinance or replace existing Indebtedness outstanding on the date hereof (which is not for an aggregate principal amount greater than such existing Indebtedness and which is prepayable at any time without premium or penalty), (C) guarantees by the Company of existing Indebtedness of any other Acquired Company, (D) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business and for immaterial amounts and (E) Indebtedness incurred under any existing credit facilities as in effect on the date hereof;

(xiii) sell, divest or spin off, abandon, waive, relinquish or permit to lapse, fail to diligently prosecute, enforce or maintain, fail to renew, guarantee, exchange or swap, lease, license, sublicense, transfer, mortgage or otherwise encumber or subject to any Encumbrance (other than a Permitted Encumbrance) or otherwise dispose of or assign any properties or assets with a fair market value that is individually in excess of $2,000,000 or in the aggregate in excess of $5,000,000, except (A) dispositions of supplies, inventory, merchandise or products in the ordinary course of business and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of any Acquired Company, (B) transfers between or among the Acquired Companies, (C) voluntary terminations or surrenders of leases or subleases of real property in the ordinary course of business or (D) other sales, leases, transfers, licenses and dispositions in the ordinary course of business consistent with past practice, including transactions pursuant to Standard Licenses;

(xiv) fail to maintain or allow to lapse, dispose of or abandon, including by failure to pay the required fees in any jurisdiction, any material Company IP used or held for use in its business, or grant permission to enter into the public domain any trade secrets included in the material Company IP;

(xv) acquire from any third party any (A) business or assets (other than purchases of raw materials, supplies and other items in the ordinary course of business), or (B) equity interests of any Person, in each case of clauses (A) and (B), including by merger, consolidation or acquisition of stock or assets, in each case except for (A) any such acquisitions that are not, individually in excess of $2,000,000 or in the aggregate in excess of $5,000,000 (including the assumption of indebtedness) or (B) with respect to transactions between or among the Acquired Companies;

(xvi) except as is in the ordinary course of business, make or change any material Tax election, change any annual material Tax accounting period, change any material method of Tax accounting, file any amended material Tax Return, enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) with respect to material Taxes with any Governmental Body, or settle or compromise any material Tax claim;

(xvii) commence any Legal Proceeding, other than (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of the Acquired Companies’ businesses (provided, that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) subject to any limitations set forth in other provisions of this Agreement, in connection with a breach of this Agreement, any other agreements contemplated hereby or other matters related to this Agreement;

(xviii) settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than (A) any Legal Proceeding relating to a breach of this Agreement, (B) a settlement or compromise involving only the payment of monies by the Acquired Companies (net of recoveries under insurance policies or indemnity obligations) of not more than $2,000,000 in the aggregate; (C) a settlement solely for monetary damages covered under any of the Acquired Companies’ insurance policies in the ordinary course of business and within applicable policy limits, or (D) a settlement or compromise that results in no monetary obligation of any Acquired Company or the Acquired Companies’ receipt of payment; provided that no such settlement or compromise shall involve any injunctive or equitable relief, or impose material restrictions, on the Acquired Companies, taken as a whole;

(xix) (A) enter into any collective bargaining agreement or other agreement with any labor organization, works council or similar employee organization (or enter into negotiations to do any of the foregoing) (except to the extent required by applicable Legal Requirements) or (B) voluntarily recognize any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Associate;

(xx) adopt or implement any stockholder rights plan or similar arrangement;

(xxi) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Acquired Companies, except insofar as may be required (A) by GAAP (or any interpretation thereof), (B) by any applicable Legal Requirement, including Regulation S-X under the Securities Act, or (C) by any Governmental Body (including the Financial Accounting Standards Board or any similar organization);

(xxii) adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Companies (other than a dormant Subsidiary of the Company in the ordinary course of business);

(xxiii) with respect to any of the Acquired Companies’ material insurance policies, maintain insurance at less than current levels in any material respect or otherwise in a manner inconsistent with past practice;

(xxiv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(xxv) fail to maintain or to comply in all material respects with its obligations under or in respect of any material Animal Drug Applications or material Regulatory Authorizations that have been filed with any Regulatory Authority; or

(xxvi) authorize, or agree or commit to take, any of the actions described in clauses (i) through (xviii) of this Section 4.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.

Section 4.3            Acquisition Proposals.

(a)            For the purposes of this Agreement, “Acceptable Confidentiality Agreement” shall mean any customary confidentiality agreement that (i) contains provisions that are not less favorable in the aggregate to the Company (and its Subsidiaries) than those contained in the Confidentiality Agreement (except that the confidentiality agreement need not contain standstill provisions) and (ii) does not prohibit the Company or any of its Subsidiaries from complying with any of its obligations under this Agreement, including providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Section 4.3.

(b)            Except as otherwise expressly permitted by this Section 4.3 during the Pre-Closing Period, the Acquired Companies shall not, and shall direct their Representatives not to, and shall not knowingly permit any of their Representatives to, directly or indirectly, (i) engage in any solicitation, knowing facilitation or encouragement (including by way of providing non-public information), discussions or negotiations with any Persons with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, and (ii) (A) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any Acquisition Proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or the making, submission or announcement of any Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any non-public information relating to any Acquired Company or its business, properties, assets, books, records or other non-public information, in connection with or for the purpose of solicitating, initiating, knowingly facilitating or encouraging, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (C) enter into, approve or endorse any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (each, a “Company Acquisition Agreement”) or (D) authorize or commit to any of the foregoing. Immediately following the execution of this Agreement, the Acquired Companies will cease and cause to be terminated all discussions or negotiations between the Acquired Companies and any Person and such Person’s Representatives (other than Parent and its Affiliates and its and their respective Representatives) in connection with any potential Acquisition Proposal. As soon as reasonably practicable after the date of this Agreement (and in any event within three (3) business days of the date of this Agreement), the Company shall (i) deliver a written notice to each Person (other than Parent and its Affiliates) that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within twelve (12) months prior to the date of this Agreement, to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, effective on the date thereof, and such notice shall also direct such Person to promptly return or destroy all confidential information concerning the Acquired Companies in accordance with the terms of any confidentiality agreement between such Person and any Acquired Company and (ii) if applicable, terminate all physical and electronic data room access previously granted to any Persons and its Representatives (other than Parent and its Representatives) in connection with any potential Acquisition Proposal. None of the Acquired Companies shall modify, amend or terminate, or waive, release or assign any provisions of, any confidentiality or standstill agreement (or any similar agreement) to which it is a party relating to any potential Acquisition Proposal or inquiry related thereto and shall use commercially reasonable efforts to enforce the provisions of any such agreement; provided, that the Acquired Companies shall be permitted to waive any standstill agreement or standstill provision in any confidentiality agreement (or similar agreement) in order to permit a Person to make an Acquisition Proposal to the Company Board in a confidential manner, if and only if the Company Board shall have determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to so waive would be inconsistent with its fiduciary duties under applicable Legal Requirements.

(c)            Notwithstanding anything in this Section 4.3 or any other provisions of this Agreement to the contrary, but subject to compliance with Section 5.1, in the event that, at any time after the date hereof and prior to the receipt of the Company Required Vote, any Acquired Company or any of their respective Representatives receives a bona fide written Acquisition Proposal that was not solicited in breach of this Section 4.3 from any Person or group of Persons, (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons solely to clarify any ambiguous terms and conditions of such Acquisition Proposal and inform such Person or group of Persons of the terms of this Section 4.3 and Section 5.1 and (ii) if the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take any action set forth in the following clauses (A) or (B) would be inconsistent with its fiduciary duties under applicable Legal Requirements, then the Company and its Representatives may (A) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Companies to the Person or group of Persons who has made such Acquisition Proposal and their respective Representatives and financing sources; provided that the Company shall provide to Parent, prior to or substantially concurrently with the provisions of such information to such Person or group of Persons, all such information that is provided to any such Person or group of Persons given such access which was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and its respective Representatives and financing sources with respect to such Acquisition Proposal.

(d)            Following the date of this Agreement, the Company shall (i) promptly (and in any event within forty-eight (48) hours) notify Parent in writing if (A) any inquiries, proposals or offers which constitute, or would reasonably be expected to lead to, an Acquisition Proposal, are received by the Acquired Companies or any of their Representatives or (B) any non-public information is requested from any Acquired Company or any of their Representatives in connection with or related to any inquiries, proposals or offers which constitute, or would reasonably be expected to lead to, an Acquisition Proposal or (C) any discussions or negotiations with third parties relating to or in connection with any inquiries, proposals or offers which constitute, or would reasonably be expected to lead to, an Acquisition Proposal are sought, requested or continued, (ii) provide Parent with a written summary of the material terms and conditions of any of the foregoing, including the identity of the Person making such inquiry, proposal, offer or Acquisition Proposal (including copies of any written materials related thereto), (iii) keep Parent reasonably informed of any material developments relating thereto on a reasonably prompt basis (including copies of any written materials related to any amendments or modifications thereto) and (iv) upon the reasonable request of Parent, reasonably inform Parent of the status of such inquiry, proposal, offer or Acquisition Proposal.

(e)            Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company Stockholders that is required by applicable Legal Requirements, (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iv) electing to take no position with respect to an Acquisition Proposal until the close of business on the tenth business day after the commencement of such Acquisition Proposal pursuant to Rule 14e-2 under the Exchange Act; provided, that any such action that would otherwise constitute a Company Adverse Change Recommendation shall be made only in accordance with Section 5.1(b), it being understood that any of the foregoing which solely describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be deemed a Company Adverse Change Recommendation, in each case, so long as neither the Company Board nor any committee thereof takes any action set forth in Section 5.1(a).

(f)            The Company agrees that in the event any other Acquired Company or Representative of the Company or any of the Acquired Companies takes any action (or omits to take any action) which, if taken (or not taken) by the Company, would constitute a breach of this Section 4.3, the Company shall be deemed to have breached this Section 4.3.

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

Section 5.1            Company Board Recommendation.

(a)            During the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i)(A) withdraw, withhold, amend or qualify or modify, in each case, in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw, withhold, amend or qualify or modify, in each case, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after Parent so requests in writing (it being understood that the Parent shall only be entitled to make up to two (2) such reaffirmation requests), (D) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal or (E) if any tender offer or exchange offer is commenced for equity securities of the Company, fail to recommend against such tender offer or exchange offer by the earlier of (1) the tenth (10th) business day after the commencement of such tender offer or exchange offer and (2) the third (3rd) business day prior to the Company Stockholders Meeting (any action described in this clause (i) being referred to as a “Company Adverse Change Recommendation”), (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) or (iii) resolve or agree to take any of the foregoing actions.

(b)            Notwithstanding anything to the contrary contained in Section 5.1(a) or elsewhere in this Agreement, at any time prior to the receipt of the Company Required Vote:

(i)            in the event that (x) any Acquired Company receives a written Acquisition Proposal (which Acquisition Proposal did not result from a breach of Section 4.3) from any Person that has not been withdrawn and (y) the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the Company Board may (A) make a Company Adverse Change Recommendation or (B) authorize the Company to terminate this Agreement in accordance with Section 7.1(h) and enter into a Company Acquisition Agreement with respect to such Superior Proposal, in the case of each of clauses (A) and (B), if and only if: (1) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements; (2) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) at least four (4) business days prior to making any such Company Adverse Change Recommendation or effecting such termination (such prior written notice of its intention to consider such actions, a “Determination Notice”) (which notice shall not (in and of itself) constitute a Company Adverse Change Recommendation); and (3) (I) the Company shall have provided to Parent unredacted copies of the most current drafts in the Company’s possession of any proposed acquisition agreement with respect to such Acquisition Proposal and any financing commitments or other agreements to be entered into in connection with such Acquisition Proposal and a summary of the material terms and conditions of the Acquisition Proposal in accordance with Section 4.3(d), (II) the Company shall have afforded Parent four (4) business days (the “Match Period”) after delivery of the Determination Notice and the documents contemplated by the foregoing clause (I) to propose revisions to the terms of this Agreement, Financing Letters and the Limited Guarantee or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (III) after considering the terms of this Agreement, the Financing Letters and the Limited Guarantee and any revisions thereto proposed in writing to be made by Parent, if any, prior to 11:59 p.m. Eastern Time on the last day of the Match Period, the Company Board shall have determined, in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Proposal and, after consultation with the Company’s outside legal counsel, the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not, in and of itself, be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1, so long as such communication solely describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto and neither the Company Board nor any committee thereof takes any action set forth in Section 5.1(a). The provisions of this Section 5.1(b)(i)(2) and Section 5.1(b)(i)(3) shall also apply to any amendment to any economic terms or any material non-economic terms of any Acquisition Proposal and require a new Determination Notice, except that the Match Period with respect thereto shall be deemed to be two (2) business days; and

(ii)           other than in connection with an Acquisition Proposal, the Company Board may make a Company Adverse Change Recommendation in response to a Change in Circumstances, if and only if: (A) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation (which notice describes the Change in Circumstance in reasonable detail) and provides a reasonably detailed explanation of the Company Adverse Recommendation Change; and (C) (1) the Company shall have afforded Parent four (4) business days after the delivery of the Determination Notice to propose revisions to the terms of this Agreement and shall have negotiated, to the extent Parent desires to negotiate, in good faith with Parent with respect to such proposed revisions, so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (2) after considering the terms of this Agreement, the Financing Letters and the Limited Guarantee and the effect of proposed revisions made in writing by Parent, if any, prior to 11:59 p.m. Eastern Time on the fourth (4th) business day following delivery of the Determination Notice, the Company Board shall have determined, in good faith after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstances would still be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements. For the avoidance of doubt, the provisions of this Section 5.1(b)(ii)(B) and Section 5.1(b)(ii)(C) shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance and require a new Determination Notice, except that the references to four (4) business days in Section 5.1(b)(ii)(C) shall be deemed to be two (2) business days.

(iii)         Notwithstanding anything in the Confidentiality Agreement to the contrary, nothing therein shall prohibit or limit the ability of Parent or any of its Affiliates or Representatives to make any proposals to, or undertake any negotiations with, the Company as contemplated by this Section 5.1.

Section 5.2       Proxy Statement.

(a)            As promptly as reasonably practicable (and in any event within 30 days) following the date of this Agreement, the Company shall prepare and file with the SEC, in preliminary form, a proxy statement relating to a meeting of the Company Stockholders (the “Company Stockholder Meeting”) (as amended or supplemented from time to time, the “Proxy Statement”) for the purpose of obtaining the Company Required Vote. Subject to Section 5.1(b), the Company shall include the Company Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is reasonably requested by the Company to be included in the Proxy Statement and Parent shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The Company will cause the Proxy Statement to comply in all material respects with the applicable requirements of the Exchange Act and the DGCL and the rules and regulations of the SEC and the Nasdaq. The Company covenants that, on the date of filing, the date of mailing to the Company Stockholders and at the time of the Company Stockholder Meeting, the Proxy Statement (excluding any information supplied by Parent, Merger Sub or their Affiliates or Representatives or any Equity Financing Party or Financing Source, in each case, specifically for inclusion or incorporation by reference in the Proxy Statement) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any (written or oral) comments of the SEC with respect to the Proxy Statement and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable and to file the Proxy Statement with the SEC in definitive form promptly thereafter. The Company shall promptly notify Parent upon the receipt of any (written or oral) comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with a copy of all substantive written correspondence between the Company or any of the Company’s Representatives, on the one hand, and the SEC or its staff, on the other hand (and a summary of any substantive oral conversations) with respect to the Proxy Statement or the Transactions. Until such time as there has been a Company Adverse Change Recommendation, the Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC and disseminating such documents to the Company Stockholders and reasonable opportunity to review and comment on all responses to requests for additional information and shall give due consideration, in good faith, to including any comments on each such document or response that are reasonably proposed by Parent. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers, directors or other Representatives should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company shall promptly file an appropriate amendment or supplement to the Proxy Statement describing such information with the SEC and, to the extent required by applicable Legal Requirements, cause such amendment or supplement to be promptly disseminated to the Company Stockholders; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party hereunder or otherwise affect the remedies available hereunder to any Party.

(b)            The Company shall, as promptly as reasonably practicable (and in no event later than ten (10) calendar days) after the date on which the Company is informed that the SEC does not intend to review the Proxy Statement or has no further comments thereon, (i) mail or cause to be mailed the Proxy Statement (including a form of proxy) in definitive form to the Company Stockholders in accordance with applicable Legal Requirements and the Company’s bylaws; and (ii) subject to applicable Legal Requirements (including conducting a broker search pursuant to Section 14a-13 of the Exchange Act in order to hold the Company Stockholders Meeting as described in this Section 5.2(b)), take all other action necessary under all applicable Legal Requirements, the Certificate of Incorporation, the Company’s bylaws and the rules of Nasdaq to duly call, give notice of, convene and hold the Company Stockholders Meeting. The Company shall hold the Company Stockholders Meeting as promptly as reasonably practicable after the date on which the Proxy Statement mailing to stockholders is complete and in any event no later than thirty (30) calendar days after the date of such completed mailing (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Company Required Vote, such later date to which Parent consents (such consent not to be unreasonably delayed, conditioned or withheld)). The Company shall not postpone, recess or adjourn the Company Stockholders Meeting; provided, however, that the Company may, in its sole discretion, adjourn, recess or postpone the Company Stockholders Meeting (A) with the prior written consent of Parent, (B) after consultation with Parent, to the extent the Company determines such adjournment, recess or postponement is necessary or advisable (1) to permit the preparation, filing and dissemination of any supplement or amendment to the Proxy Statement that the Company has determined, on the advice of outside legal counsel, is reasonably likely to be required under applicable Legal Requirements and (2) for such supplement or amendment to be reviewed by the Company Stockholders in advance of the Company Stockholders Meeting, (C) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (D) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting and to obtain the Company Required Vote, whether or not a quorum is present or (E) to solicit additional proxies for the purpose of obtaining the Company Required Vote (it being understood that, with respect to clauses (A) through (E) above, the Company shall not postpone or adjourn the Company Stockholders Meeting more than two times without Parent’s prior written consent). The Company shall, unless there has been a Company Adverse Change Recommendation, use its reasonable best efforts to (1) solicit from the Company Stockholders proxies in favor of the Company Required Vote and (2) take all other actions necessary or advisable to secure the Company Required Vote. The Company shall, upon the request of Parent following the dissemination of the definitive Proxy Statement, keep Parent reasonably informed regarding the proxies received by the Company with respect to the Company Stockholders Meeting. Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company Stockholders Meeting will not be postponed or adjourned by more than ten (10) business days each time for any event giving rise to such a postponement or adjournment.

(c)            Nothing in this Section 5.2 shall be deemed to prevent the Company, the Company Board or any committee thereof from taking any action they are permitted or required to take under, and in compliance with, Section 4.3 or Section 5.1(b).

(d)            Notwithstanding any Company Adverse Change Recommendation, the Company shall nonetheless submit this Agreement to the holders of Shares for adoption at the Company Stockholders Meeting in accordance with the terms of this Agreement, unless this Agreement has been terminated in accordance with Article VII prior to the Company Stockholders Meeting.

Section 5.3       Filings, Consents and Approvals.

(a)            Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use, and shall cause their respective Subsidiaries to use, their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to satisfy the conditions to the Closing and consummate and make effective the Transactions as soon as reasonably practicable, and in any event prior to the Termination Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body, (ii) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary or reasonably advisable to consummate the Transactions; provided that this Section 5.3(a) shall not require any Party to waive any right or condition contained in this Agreement. This Section 5.3(a) shall not apply to any obligations with respect to Antitrust Laws or any filings, consents or approvals thereunder, which shall instead be governed by Sections 5.3(b) through (g), respectively.

(b)            Parent and Merger Sub shall promptly take, and cause their respective Subsidiaries to promptly take, any and all actions necessary to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC or the DOJ or other Governmental Bodies, including those of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are sought or become required with respect to the Transactions, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals, or termination of the waiting period under the HSR Act or other Antitrust Laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ, or other Governmental Bodies, and to avoid the entry of, effect the dissolution of, or to eliminate, any Legal Restraint, which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the Termination Date, as promptly as reasonably possible and in any event prior to the Termination Date, including (A) negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, the Parent or any of their respective Subsidiaries, (B) terminating existing relationships, contractual rights or obligations of the Company, the Parent or any of their respective Subsidiaries, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual rights or obligations of the Company, the Parent or any of their respective Subsidiaries, (E) effectuating any other change or restructuring of the Company, the Parent or any of their respective Subsidiaries, (F) proposing, negotiating, effecting or agreeing to effect or executing any settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Body or with any other Person, including regarding the sale, divestiture, license or other disposition of its and its Subsidiaries’ assets, properties or businesses or of the Acquired Companies’ assets, properties or businesses to be acquired pursuant hereto, and entering into such other arrangements, as are necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to eliminate, any Legal Restraint as promptly as possible and in any event prior to the Termination Date and (G) otherwise taking or committing to take any actions with respect to the businesses, product lines or assets of the Company, the Parent or any of their respective Subsidiaries; provided, however, (1) no Party shall be required to take or commit to take any such action, or agree to any such condition or restriction, in each case that is described in the foregoing clauses (A) through (G), if such action, commitment, agreement, condition or restriction is not conditioned upon the occurrence of the Closing, (2) the Acquired Companies shall be required to become subject to, or consent or agree to or otherwise take any of the foregoing actions if Parent requests any of them to take such action so long as such action is conditioned on the Closing, (3) without the prior written consent of the Parent, none of the Acquired Companies shall take any of the foregoing actions, (4) Parent shall not be obligated to take, or agree to take, any of the foregoing actions with respect to any Person, or the assets, properties or businesses of any Person, other than Parent and its Subsidiaries (including the Acquired Companies and the Surviving Corporation) and (5) Parent shall not be obligated to take, or agree to take, any of the foregoing actions if such actions, in the aggregate, would or would reasonably be expected to have a material adverse effect on the Parent and its Subsidiaries (including the Surviving Corporation) or prevent the utilization of the Financing at or after the Closing as contemplated by the Financing Letters (and the definitive agreements contemplated thereby) (including with respect to collateral security and ratings).

(c)            Subject to the terms and conditions of this Agreement, each of the Parties hereto shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than ten (10) business days after the date hereof, or such other date as may be agreed in writing between antitrust counsel for each Party, make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions; and (ii) promptly, but in no event later than fifteen (15) business days after the date hereof, or such other date as may be agreed in writing between antitrust counsel for each Party, make all other filings, notifications or other consents as may be required to be made or obtained by such Party under foreign Antitrust Laws in those jurisdictions identified in Schedule 5.3(c), if any, which contains the list of the only jurisdictions where filing, notification, expiration of a waiting period or consent or approval is a condition to Closing.

(d)            Without limiting the generality of anything contained in this Section 5.3, during the Pre-Closing Period, each Party shall, except as may be prohibited by any Governmental Body or by any Legal Requirement, use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry by a Governmental Body or third party before a Governmental Body, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Parties reasonably informed on a prompt and regular basis as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other Parties of any communication to or from the FTC, DOJ, or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) promptly furnish the other Party with copies of substantive documents, communications or materials provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (vi) to the extent reasonably practicable, consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation or Legal Proceeding, and (vii) in connection with any such request, inquiry, investigation or Legal Proceeding in respect of the Transactions, provide advance notice of and permit authorized Representatives of the other Party to be present at each substantive meeting or telephone or video conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in advance in connection with any substantive argument opinion or proposal to be made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Materials required to be provided pursuant to this Section 5.3(d) may be (A) redacted (1) to remove references concerning the valuation of the Company or other bidders for the Company, (2) as necessary to comply with contractual arrangements, or (3) as necessary to preserve the attorney-client privilege, or (B) designated as “outside counsel only,” which materials and the information therein shall be given only to outside counsel or previously-agreed outside consultants of the recipient and will not be disclosed by such outside counsel or outside consultants to employees of the recipient without the advance written consent of the Party providing such materials. Each Party shall respond as promptly as practicable to any reasonable request for information, documentation, other material or testimony that may be reasonably requested by any Governmental Body, including by complying at the earliest reasonably practicable date with any request for additional information, documents or other materials received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the Transactions. Parent shall pay all filing fees under the HSR Act and all filing fees required under other Antitrust Laws or to obtain any other Governmental Authorization; provided, that, except as may be prohibited by any Governmental Body or by any Legal Requirement, Parent and the Company each shall bear its own costs for the preparation of any such filings. Neither Parent nor the Company shall, without the prior written consent of the other, commit to or agree with any Governmental Body (I) to enter into any timing agreement, stop the clock, stay, toll or extend any applicable waiting period, or pull and refile, under the HSR Act or any other applicable Antitrust Laws, or (II) not to consummate the Merger or the Transactions for any period of time. Subject to its obligations under this Agreement, including as otherwise set forth in this Section 5.3, Parent and the Company shall consult in good faith regarding strategy for obtaining any Governmental Authorizations in connection with the Transactions including the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Body in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Body relating to the Transactions and of all other regulatory matters incidental thereto; provided, that in the event of a dispute between Parent and the Company, the final determination regarding such strategy shall be made by Parent, after consulting with the Company and considering the Company’s views in good faith.

(e)            During the Pre-Closing Period, without the prior written consent of the Company, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries and the controlled Affiliates of the Guarantors (including, for the avoidance of doubt, any sister funds) not to, directly or indirectly, (i) acquire or enter into any agreement to acquire, or announce any acquisition of any business, Person or assets, that competes at such time with the Acquired Companies or (ii) acquire or agree to acquire any assets, business or any Person, whether by merger, consolidation, purchasing a substantial portion of the assets of or equity in any Person or by any other manner or engage in any other transaction or take any other action, if the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction or action would reasonably be expected to (A) prevent the obtaining of any authorization, consent, clearance, approval or order of a Governmental Body necessary to consummate the Merger and the Transactions, including any approvals and expiration or termination of waiting periods pursuant to the HSR Act or any other applicable Legal Requirements, (B) materially increase the risk of any Governmental Body entering any Legal Restraint, or (C) otherwise materially delay or materially impede the consummation of the Merger and the Transactions.

Section 5.4            Employee Benefits.

(a)            For a period of one year following the Effective Time, Parent shall provide, or cause to be provided, to each employee of an Acquired Company who is employed by an Acquired Company as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such period (each, a “Continuing Employee”) (i) base salary (or base wages, as the case may be), annual cash incentive target amount and commission opportunities, each of which is no less favorable than the base salary (or base wages, as the case may be), annual incentive target amount and commission opportunities provided to such Continuing Employee immediately prior to the Effective Time, and (ii) employee benefits (including vacation and related benefits and excluding equity or equity-based compensation, long-term incentives, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation, severance payments and severance benefits, collectively, the “Excluded Benefits”) that are substantially comparable in the aggregate to the employee benefits (excluding the Excluded Benefits) provided to such Continuing Employees immediately prior to the Effective Time pursuant to the Employee Plans. Without limiting the foregoing:

(b)            Parent shall provide each Continuing Employee with service credit for eligibility to participate, benefit levels (including levels of benefits under Parent’s or the Surviving Corporation’s vacation policy) and eligibility for vesting under Parent or the Surviving Corporation’s employee benefit plans and arrangements (other than any equity or equity-based plan or arrangement) with respect to his or her length of service with the Company (and its Subsidiaries and predecessors) prior to the Closing Date, but not for purposes of benefit accruals, provided that the foregoing shall not result in the duplication of benefits for the same period of service.

(c)            With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to and instruct its Affiliates to, as applicable (and without duplication of benefits), assume, as of the Effective Time, the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the Company, as may be amended in accordance with the terms of the existing practices and policies.

(d)            To the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any health or welfare benefit plan of Parent or the Surviving Corporation, then Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to (i) waive all limitations as to pre-existing conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees (and their eligible dependents), to the extent that such conditions, exclusions and waiting periods would not apply under a similar employee benefit plan in which such employees participated immediately prior to the Effective Time, (ii) ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting, deductibles, co-payments and out-of-pocket maximums and allowances (including paid time off), credit Continuing Employees (and their eligible dependents) for service and amounts paid prior to the Effective Time with the Company to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company and (iii) as applicable, credit each Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Employee Plans which contributions are made during the Employee Plan year in which the Closing occurs.

(e)            The provisions of Section 5.4(a) through (d) are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.4(a) through (d) is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof. Furthermore, nothing in Section 5.4(a) through (d) or elsewhere shall (i) establish or constitute an amendment, termination or modification of, or an undertaking to establish, amend, terminate or modify, any benefit plan, program, agreement or arrangement or (ii) alter or limit the ability of Parent, its Affiliates or the Surviving Corporation to amend, modify or terminate, in accordance with its terms, any benefit or compensation plan, policy, program, agreement, Contract or arrangement at any time assumed, established, sponsored or maintained by any of them or (iii) be construed to create a right in any Person to employment, engagement or service or any right to continued employment, engagement or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment.

(f)             On February 3, 2025 (whether such date occurs prior to, on or after the Closing Date), the Company shall pay annual cash bonuses under the Company’s short-term incentive plan program as approved by the Compensation Committee of the Company Board on February 22, 2024 and amended on May 1, 2024 to the applicable employees of the Acquired Companies as of immediately prior to the Effective Time (the “Company Employees”) based on achievement in respect of the 2024 performance year (it being understood and agreed that costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement and the matters disclosed in Part B of the Company Disclosure Letter shall not be taken into account for this purpose) in a maximum aggregate amount not to exceed $12.1 million. From and after the Effective Time, Parent shall cause the Company to satisfy its obligations under this Section 5.4(f) and shall not take any actions inconsistent therewith. The provisions of this Section 5.4(f) shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Company Employees and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights that any such Person may have by contract, under applicable Legal Requirements or otherwise. This Section 5.4(f) may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Company Employee or any of their successors, assigns or heirs without the prior written consent of the affected Company Employee.

Section 5.5            Indemnification of Officers and Directors.

(a)            The Parties agree that, to the fullest extent permitted by applicable Legal Requirements, all rights to indemnification, advancement of expenses and exculpation by the Company or another Acquired Company existing in favor of those Persons who are directors and officers of any Acquired Company as of the date of this Agreement or have been directors or officers of any Acquired Company in the past (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time), as provided in the certificate of incorporation and bylaws (or applicable governing documents) of the applicable Acquired Company (as in effect as of the date of this Agreement and made available to Parent prior to the date hereof) and as provided in the indemnification agreements between the Acquired Company and said Indemnified Persons (as set forth on Section 5.5(a) of the Company Disclosure Letter and in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Closing and to the fullest extent permitted under applicable Legal Requirements shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons with respect to indemnification, advancement of expenses and exculpation without an affected Indemnified Person’s prior written consent, and shall be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under applicable Legal Requirements for a period of six years from the Effective Time, and any claim made pursuant to such rights within such six-year period shall continue to be subject to this Section 5.5(a) and the rights provided under this Section 5.5(a) until disposition of such claim (even if after such six-year period).

(b)            From the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of an Acquired Company against all losses, claims, damages, liabilities, fees, expenses (including reasonable and documented attorneys’ fees), judgments, amounts paid in settlement or fines incurred by such Indemnified Person in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was (or any acts or omissions by such Indemnified Person in his her or capacity as) a director or officer of an Acquired Company at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time), including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Legal Requirements, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.5(b) within thirty (30) days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.5(b).

(c)            From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall (i) cause the Surviving Corporation to, maintain in effect the existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Acquired Companies as of the date of this Agreement (an accurate and complete copy of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are currently covered by such existing policies with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers or fiduciaries of the Company (as applicable) on terms with respect to coverage, deductibles and amounts no less favorable than such existing policies or (ii) at Parent’s or the Company’s election, Parent or the Company, as applicable, may (through a nationally recognized insurance broker) purchase six-year “tail” policies for the existing policies, effective as of the Effective Time, and if such “tail policies” have been obtained, it shall be deemed to satisfy all obligations to obtain or maintain insurance pursuant to this Section 5.5(c). Notwithstanding anything to the contrary in this Section 5.5(c), in no event shall the Surviving Corporation be required to expend an amount in excess of 300% of the aggregate annual premiums currently payable by the Acquired Companies as of the date of this Agreement with respect to such existing policies (which current aggregate annual premiums are set forth on Section 5.5(c) of the Company Disclosure Letter), it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.

(d)            In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall expressly assume the obligations set forth in this Section 5.5.

(e)            The provisions of this Section 5.5 shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract, under applicable Legal Requirements or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

Section 5.6            Securityholder Litigation. During the Pre-Closing Period the Company shall promptly notify Parent of any litigation against the Company, any of its Affiliates or any of its or their respective directors, officers, employees, securityholders or Representatives relating to the Transactions and keep Parent informed on a reasonably current basis with respect thereto (including by providing Parent with copies of all pleadings with respect thereto). The Company shall give Parent the right to review and comment on all substantive filings or responses to be made or filed, or any settlement or other agreements to be entered into, by or on behalf of the Company in connection with such litigation (and the Company shall in good faith take such comments into account); provided that the Company shall control the defense and strategy for any such litigation. No such settlement, compromise, arrangement, understanding, or admission of liability or wrongdoing, shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.7            Financing.

(a)            Parent shall use, and shall cause Parent’s Affiliates and Representatives to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange and obtain the Financing on the terms and conditions not less favorable than those set forth in the Financing Letters, including using reasonable best efforts to: (i) maintain in effect the Financing Letters until the consummation of the Transactions (subject to any amendment, supplement, replacement, substitution, termination or other modification or waiver that is not prohibited by clause (h) below), (ii) satisfy (or obtain a waiver of) on a timely basis all conditions and covenants applicable to Parent and Parent’s Affiliates in the Financing Letters (including by consummating the Equity Financing pursuant to the terms of the Equity Commitment Letter) and otherwise comply with its obligations thereunder that are within its control, (iii) negotiate, enter into, execute and deliver definitive agreements with respect thereto on a timely basis on the terms and conditions contemplated by the applicable Financing Letters or on other terms no less favorable in any material respect to Parent and Merger Sub than the terms provided in the Financing Letters, (iv) assuming that all conditions contained in any Financing Letter that are not within the control of Parent or Merger Sub have been satisfied, consummate the Financing at or prior to the Closing and (v) assuming that all conditions contained in any Financing Letter that are not within the control of Parent or Merger Sub have been satisfied, enforce its rights under the Financing Letters. Parent shall, upon the reasonable request of the Company, keep the Company reasonably informed with respect to all material activity concerning the status of its efforts to arrange the Debt Financing and provide to the Company copies of the material definitive documents for the Debt Financing. Parent shall (A) give the Company prompt notice of (and keep the Company informed on a reasonably current basis in reasonable detail with respect to) (i) any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or material default) by any party to any Financing Letter or definitive document related to the Financing in each case of which Parent becomes aware and (ii) if at any time for any other reason Parent believes that it will not be able to obtain all or any portion of the Required Amount contemplated by the Financing Letters at or prior to the Closing on the terms and conditions (including any market flex provisions in the Debt Fee Letter) contemplated by any of the Financing Letters or the definitive documents related to the Financing; (B) give the Company prompt notice of (and keep the Company informed on a reasonably current basis in reasonable detail with respect to) the receipt of any written notice or, to the knowledge of Parent, other written communication from any Financing Source with respect to (1) any actual or potential breach, default, termination or repudiation of the Financing Letters or any definitive document related to the Financing by any party thereto, (2) any material dispute or disagreement between or among any parties to any Financing Letter or any definitive document related to the Financing and (3) the occurrence of an event or development that would reasonably be expected to materially adversely impact the ability of Parent to obtain all or any portion of the Financing in an amount sufficient to pay the Required Amount; and (C) deliver to the Company complete, correct and executed copies of any assignment, amendment, supplement, modification, replacement, restatement, substitution or waiver of any Financing Letters (including all related fee letters, which may be redacted as provided in Section 3.7); provided that in no event shall Parent be under any obligation to disclose any information pursuant to preceding clauses (A), (B) or (C) that would waive the protection of attorney-client or similar privilege.

(b)            Prior to the Closing, the Company shall use reasonable best efforts to provide, and to cause its Subsidiaries and Representatives to provide, to Parent, at Parent’s sole expense, such customary cooperation as may be reasonably requested by Parent in connection with the arrangement, marketing, syndication and consummation of the Debt Financing, including (i) participating (and causing senior management and Representatives of the Company to participate) in a reasonable and limited number of meetings, presentations, due diligence sessions, “road shows” and sessions with prospective financing sources, investors and rating agencies, in respect of the Debt Financing; (ii) assisting Parent with the preparation of materials for rating agencies presentations, bank information memoranda (including a bank information memorandum that does not include material non-public information and the delivery of customary authorization letters with respect to the bank information memoranda executed by a senior officer of the Company authorizing the distribution of information to prospective lenders or investors and containing (A) a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or their securities and (B) a “10b-5” representation by the Company consistent with the Debt Commitment Letter) and similar documents required in connection with the Debt Financing; (iii) assisting Parent in connection with the preparation, execution and delivery of any credit agreement, pledge and security documents, currency or interest hedging arrangements, solvency certificates and other definitive financing documents (and any disclosure schedules thereto), and any other certificates or documents with respect to the Debt Financing (including a customary solvency certificate by the chief financial officer of the Company set forth in form of Annex I to the Conditions Exhibit of the Debt Commitment Letter). and otherwise necessary to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, and providing information reasonably necessary to complete customary perfection certificates and other customary loan documents required in connection with the Debt Financing, it being understood that any such documents will not be recorded or take effect until the Closing Date and no officer of the Company or any of its Subsidiaries who is not remaining in such position following the Closing shall be obligated to execute any certificate or other document contemplated by this Section 5.7(b) in connection with the Debt Financing); (iv) furnishing Parent, Merger Sub and the Financing Sources upon reasonable request with such financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business and operations thereof), to the extent prepared by the Company in the ordinary course of business, as may be reasonably requested by Parent to assist in the preparation of customary information documents used in financings associated with leveraged buyouts of comparable sized companies; (v) at least 5 Business Days prior to Closing, furnishing Parent and the Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least 10 Business Days prior to Closing, in accordance with the requirements of the Financing Sources, required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), including a certification in relation to the Company regarding individual beneficial ownership solely to the extent required by 31 C.F.R. §1010.230; and (vi) assisting Parent (A) in obtaining borrowing base certificates delivered under existing “asset based” revolving facilities of the Company and its Subsidiaries, (B) with obtaining appraisals and field exams required in connection with the Debt Financing and (C) in completing any borrowing base certificate required in connection with the Debt Financing, and establishing bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing. The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with the Financing; provided that such logos are used in a manner that is not intended to, or reasonably likely to, harm or disparage the Company’s or its Subsidiaries’ reputation or goodwill.

(c)            Notwithstanding the foregoing, nothing in Section 5.7(b) shall require any such cooperation to the extent that it could result in the Company or any of its Subsidiaries being required to (i) pledge any assets as collateral prior to the Closing Date, (ii) agree to pay any commitment or other similar fee, bear any unreimbursed cost or expense, incur any other liability or give any indemnities to any third party or otherwise commit to take any similar action in connection with the Debt Financing prior to the Closing (except the authorization letters contemplated by clause (b)(ii) above), (iii) take any actions (other than entry into customary authorization letters or notices of prepayment) to the extent such actions would, in the Company’s reasonable judgment, (A) unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries, (B) subject any director, manager, officer or employee of the Company or any of its Affiliates to any actual or potential personal liability, (C) conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the organizational documents of the Company or any of its Subsidiaries, any applicable Legal Requirement or order or any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound, (D) require any such entity to change any fiscal period prior to the Closing or (E) cause (1) any closing condition set forth in ARTICLE VI to fail to be satisfied by the Termination Date or (2) any other breach of this Agreement or inaccuracy of any representation and warranty of the Parties hereunder, (iv) waive or amend any terms of this Agreement, (v) commit to take any action under any certificate, document or instrument that is not contingent upon the Closing (other than entry into customary authorization letters or notices of prepayment), (vi) provide access to or disclose information that the Company reasonably determines could jeopardize any attorney-client privilege or other privilege of, or conflict with any material confidentiality requirements applicable to, the Company or its Affiliates (but shall use reasonable best efforts to grant such access or provide such disclosure in a manner which would not jeopardize such privilege or contravene any such requirements), (vii) cause any director, manager or equivalent of the Company or any of its Subsidiaries to pass resolutions to approve the Debt Financing or authorize the creation of any agreements, documents or actions in connection therewith (other than any director, manager or equivalent of the Company or any of its Subsidiaries who will continue in such a position following the Closing and in each such case, such resolutions shall be contingent on the Closing or shall not be effective until the Closing), (viii) deliver any legal opinion or negative assurance letter or (ix) prepare any pro forma financial information to Parent for use in the marketing of the Debt Financing or otherwise, other than the financial statements filed by the Company with the SEC in accordance with its reporting obligations under the Exchange Act or prepare any pro forma financial information.

(d)            [Reserved]

(e)            Parent shall indemnify and hold harmless the Acquired Companies and their respective Representatives from and against, and shall pay and reimburse the Acquired Companies and their respective Representatives for, any and all losses incurred or sustained by, or imposed upon, any of them in connection with the arrangement, marketing, syndication and consummation of the Financing (including any action taken in accordance with Section 5.7(b)) and any information utilized in connection therewith, except (i) to the extent such losses arise from the material breach of this Agreement by the Company or result from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives or Affiliates or (ii) with respect to any material misstatement or omission of a material fact in information provided hereunder in writing by any of the foregoing persons. If the Closing does not occur, unless excluded pursuant to the preceding sentence, Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Acquired Companies in connection with the cooperation of the Acquired Companies contemplated by Section 5.7(b).

(f)            Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 6.2(b) will be deemed to be satisfied, and the right of Parent to terminate this Agreement pursuant to Section 7.1(e) may not be asserted, in each case as it applies to the obligations under Section 5.7(b), unless and until (A) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act, that constitutes a breach of Section 5.7(b); (B) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under Section 5.7(b)); (C) the Company fails to take the actions specified in such Non-Cooperation Notice within five (5) Business Days from receipt of such Non-Cooperation Notice (or such shorter period as necessary to cause such compliance to occur prior to termination of the commitments under the Debt Commitment Letter) and (D) such breach is a primary cause of the failure of the Financing to be obtained.

(g)            If any portion of the Required Amount becomes unavailable on the terms and conditions (including any market flex provisions in the Debt Fee Letter) contemplated in the Debt Commitment Letter (other than as a result of the Company’s breach of any provision of this Agreement or failure to satisfy the condition set forth in Section 6.2(b)), Parent shall promptly notify the Company in writing and Parent shall use, and shall cause Parent’s Affiliates and Representatives to use, reasonable best efforts to, as promptly as practicable following the occurrence of such event (and in any event no later than the business day immediately prior to the Termination Date), (i) obtain any such portion of the Debt Financing from the same or alternative sources on terms and subject to costs not materially less favorable in the aggregate, and with conditions no less favorable, to Parent than those contained (including market flex conditions) in the Debt Commitment Letter as of the date hereof (provided that such terms and conditions would not have any of the effects specified in Section 5.7(h)) and in an amount at least equal to the Required Amount or such unavailable and required portion thereof, as the case may be (the “Alternate Debt Financing”); and (ii) obtain one or more (and provide complete and correct copies of) new financing commitment letters with respect to such Alternate Debt Financing (collectively, the “New Debt Commitment Letters”), which new letters will replace the existing Debt Commitment Letter in whole or in part, and any fee letter in connection therewith or other agreements related thereto (which may be redacted in a manner comparable to the Debt Fee Letter). Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or its Affiliates be required to pay any fees or any interest rates applicable to the Debt Financing in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof or agree to terms less favorable in the aggregate to Parent than the terms contained in the Debt Commitment Letter as in effect on the date hereof (in each case, other than immaterial increases relative to the overall financing cost of the Transactions). Any reference in this Agreement to (i) the “Financing Letters,” the “Debt Commitment Letter” or the “Debt Fee Letter” will be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letter to the extent then in effect, (ii) the “Financing Letters,” the “Debt Commitment Letter” and the “Debt Fee Letter” shall refer to such documents as otherwise amended, supplemented, modified or replaced in accordance with the terms of this Agreement, and (iii) the “Financing” shall mean the financing contemplated by the Financing Letters, as amended, supplemented, modified or replaced in accordance with the terms of this Agreement.

(h)            For the avoidance of doubt, Parent and Merger Sub shall have the right from time to time amend, supplement, replace, substitute, terminate or otherwise modify or waive its rights under the Debt Commitment Letter, including without limitation to (i) terminate the Debt Commitment Letter in order to obtain alternative sources of financing in lieu of all or a portion of the Debt Financing or (ii) add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional arrangers and other entities in connection with such appointments; provided that no such amendment, supplement, replacement, substitution, termination, modification or waiver would, or would reasonably be expected to, (i) reduce the amount of the Debt Financing to an amount below the Required Amount (unless the Equity Financing is increased by an equal or greater amount); (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing; (iii) expand, amend or modify any other terms to the Financing in a manner that would reasonably be expected to (A) delay, impair or prevent the occurrence of the Closing; or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, materially less likely to occur in any respect or (iv) adversely impact the ability of Parent and Merger Sub (and the Company with respect to the Equity Commitment Letter), as applicable, to enforce their respective rights against the other parties to the Financing Letters or otherwise timely consummate the Transaction. The term “Debt Commitment Letter” shall mean the Debt Commitment Letter as amended, replaced, supplemented or modified by any such amendment, supplement or modification has been made in compliance with this Section 5.7. Parent shall promptly deliver to the Company complete and correct copies of any amendment, modification or waiver to or under any Financing Letter or the definitive agreements relating to the Financing. Parent will fully pay, or cause to be paid, all commitment and other fees under or arising pursuant to the Financing Letters as and when they become earned, due and payable.

(i)            Without the prior written consent of the Company, in no event will the Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract after the date hereof and prior to the Closing prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide financing or financial advisory services to any Person in connection with a transaction relating to the Acquired Companies or the Transactions.

(j)            Each of Parent and Merger Sub acknowledges and agrees that (i) the obtaining of the Financing, or any alternative financing (including the Alternate Debt Financing), is not a condition to the Closing and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any alternative financing, subject to fulfillment or waiver of the conditions to the Closing set forth in ARTICLE VI and (ii) compliance by Parent with this Section 5.7 shall not relieve Parent of its obligation to consummate the Transactions, whether or not the Financing or any alternative financing is available. If the Financing or any alternative financing (including any Alternate Debt Financing) has not been obtained, Parent will continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, to consummate the Transactions.

(k)           [Reserved]

(l)            All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 5.7 shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding the foregoing, or any provision of the Confidentiality Agreement, Parent and Merger Subsidiary shall be permitted to disclose non-public information to the financing sources (including any alternative or replacement debt financing sources), other potential sources of capital (including sources of equity, hybrid or mezzanine capital), rating agencies and prospective lenders (including any prospective investors in any debt securities offering) (i) during syndication of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities) and/or (ii) in connection with any equity co-investment or similar arrangement, subject to such Persons entering into a customary confidentiality agreement.

Section 5.8            Convertible Notes.

(a)            At and prior to the Closing, the Company shall comply in a timely manner with all of the provisions of the Indenture and Capped Call Confirmations and all applicable Legal Requirements in connection therewith, in each case, applicable to the Company, including executing and delivering any supplemental indenture(s) to the Indenture in connection with the Merger, the delivery, issuance or entry into any notices, certificates or other documents or instruments required to comply with the Indenture or Capped Call Confirmations; provided, that (i) the Company shall deliver a copy of any such supplemental indenture, notice, certificate or other document to Parent reasonably in advance of delivering or entering into such supplemental indenture, notice, certificate or other document in accordance with the terms of the Indenture or Capped Call Confirmations and (ii) prior to the Closing, the Company shall not, except as otherwise set forth in this Section 5.8, amend, modify, supplement or terminate the Indenture or take any action that would result in a change to the Conversion Rate (as defined in the Indenture as in effect on the date hereof), in each case, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

(b)            Prior to the Effective Time, the Company shall (i) take all actions reasonably requested by Parent in connection with making elections under, amending, negotiating adjustments, obtaining waivers or unwinding the Capped Call Confirmations or otherwise settling the Capped Call Confirmations effective as of on or after the Effective Time, (ii) promptly advise Parent of any notices or other communications with the counterparties to the Capped Call Confirmations in respect of any settlement or termination thereof or adjustment thereto (including notices of adjustments received by the Company arising out of an Announcement Event (as defined in the Capped Call Confirmations)), and (iii) cooperate with Parent with respect to its efforts to settle, terminate or amend the Capped Call Confirmations effective as of on or after the Effective Time and the negotiation of any adjustment, termination or settlement payment or valuation related thereto or the negotiation of any amendment thereto, as applicable; provided, that the Company shall not agree to amend, modify or supplement the terms relating to any Capped Call Confirmation, or affirmatively agree to any adjustment thereto or amount due upon the termination or settlement thereof, in each case, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed. If requested by Parent, the Company shall engage a hedging advisor in connection with the actions set forth in this Section 5.8(b); provided that such hedging advisor shall be reasonably acceptable to the Company; provided, further, that all fees and costs of any such hedging advisor that are not contingent upon the occurrence of the Closing or are payable prior to the Closing, shall be at Parent’s sole cost and expense. The Company shall not enter into any binding agreements in respect of the Capped Call Confirmations without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

(c)            Notwithstanding the foregoing, nothing in this Section 5.8 shall require the Company to (i) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with the Indenture or any Capped Call Confirmation prior to the occurrence of the Effective Time (other than to the extent expressly required under the Indenture or any Capped Call Confirmation or for which Parent agrees to reimburse the Company), (ii) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, in each case with respect to the Indenture or any Capped Call Confirmation, that is effective prior to the occurrence of the Effective Time, or (iii) refrain from delivering, or delay the delivery of, any notice required by the terms of the Indenture or the Capped Call Confirmations (it being understood that the Company will provide Parent with prior notice of any such delivery with an opportunity to comment on the relevant notice).

Section 5.9       Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company, and whose form and content shall be agreed to in advance by, the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s), otherwise making any public statement or making any announcement to Company Associates (to the extent disclosure of the content thereof was not previously issued or made in accordance with this Agreement), in each case with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release, public statement or announcement to Company Associates without the other Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement to (including to media, analysts, investors or those attending industry conferences) and make internal announcements to its employees, contractors and/or other service providers, and the Company may make disclosures in Company SEC Documents (subject to giving advance notice to Parent and a reasonable opportunity for Parent to review and comment on such disclosures to the extent legally permissible), in each case, as long as such statements, announcements or disclosures are consistent with, and do not contain information with respect to this Agreement or the Transactions which is not contained in, previous press releases, public disclosures, or public statements made in accordance with this Section 5.9; (b) a Party may, without the prior consent of the other Party hereto but subject to giving advance notice to the other Party and an opportunity to review and comment thereon to the extent legally permissible, issue any such press release or make any such public announcement or statement as may be required by any Legal Requirement; (c) the Company need not consult with Parent in connection with any press release, public statement, or filing to be issued or made pursuant to Section 4.3(f) or that relates to any Acquisition Proposal or Company Adverse Change Recommendation and any related matters, (d) no consultation or consent of the other Party shall be required with respect to any dispute between the Parties related to this Agreement or the Transactions, and (e) Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, financing sources, equity holders, lenders, members, managers and investors of such Person or any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions, and as reasonably required in connection with the consummation of the Transaction.

Section 5.10         Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors (or respective committees thereof) shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

Section 5.11         Section 16 Matters. The Company, and the Company Board, shall, to the extent necessary, take appropriate action, prior to or as of the Closing, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Stock Awards in the Transactions by applicable individuals and to cause such dispositions or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.12          Merger Sub Stockholder Consent. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

Section 5.13          No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided that nothing in this Section 5.13 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company or its Affiliates are party thereto.

Section 5.14          Repayment of Indebtedness of Acquired Companies. At the Closing, Parent shall pay, or cause to be paid, on behalf of the Acquired Companies, all amounts necessary to fully discharge the then-outstanding balance of all third-party Indebtedness of the Company set forth on Section 5.14 of the Company Disclosure Letter (the “Repaid Indebtedness”) by wire transfer of immediately available funds to the accounts designated by the holders of such Repaid Indebtedness as set forth in payoff letters with respect to such Repaid Indebtedness, which payoff letters shall (i) set forth the aggregate amounts required to satisfy in full all such Repaid Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter), (ii) provide that all outstanding obligations of the Company and its Subsidiaries arising under and related to the Repaid Indebtedness shall be repaid, discharged and extinguished in full (subject to receipt by the holders of such Repaid Indebtedness of the applicable payoff amounts) and (iii) thereupon provide that all liens, guaranties, security interests, collateral and agreements to subordinate in respect thereof relating to the assets and properties of the Acquired Companies shall be released and terminated, which payoff letters shall be in a form reasonably satisfactory to Parent (the “Payoff Letters”). The Company shall use reasonable best efforts to deliver such Payoff Letters to Parent at least two (2) Business Days prior to the Closing Date and shall provide any other cooperation in connection with the repayment or other retirement of existing Indebtedness required to be repaid at the Closing and the release and termination of any and all related liens on or prior to the Closing Date.

Section 5.15       Delisting; Deregistration. Prior to the Effective Time, the Company will use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to Legal Requirements and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as reasonably practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as reasonably practicable after such delisting.

Section 5.16       Cash Management. Prior to the Closing and subject to applicable Legal Requirements, to the extent reasonably and specifically requested by Parent, the Company shall, and shall cause the other Acquired Companies to, use commercially reasonable efforts to (a) use cash then held by any of them and (b) sell marketable securities and any similar securities then owned by them (such actions taken pursuant to (a) and (b), the “Cash Actions”), in each case, as proximate to the Closing Date as reasonably practicable so as to permit such cash and the net proceeds of such sale to be used by or at the direction of Parent at or following the Closing as a potential partial source for the payments contemplated by this Agreement (other than payments contemplated under this Agreement to be paid or caused to be paid by Parent, including, for the avoidance of doubt, the Merger Consideration, the Option Consideration and the RSU Consideration), including the payment of expenses or with respect to the termination of the Credit Agreement in connection with the transactions contemplated by this Agreement; provided, however, that in the event that any Acquired Company, at the request of Parent, takes any Cash Actions in connection with this Section 5.16 and this Agreement is terminated pursuant to Section 7.1, Parent shall reimburse the Company for any and all losses and reasonable and documented out-of-pocket costs associated with such Cash Actions (including any Taxes and any expenses associated with the Company’s compliance with this Section 5.16) if, and only if, after a request is made by Parent to the Company to take any such Cash Actions, (1) the Company consults in good faith with Parent and provides Parent a reasonable opportunity to review, to the extent known by the Company, the consequences of such Cash Actions requested by Parent prior to taking such actions and considers in good faith any modifications to such actions proposed by Parent and (2) after such consultation, Parent reaffirms its requests that the Company take such Cash Actions; provided further that none of the foregoing actions will be required to be taken (i) to the extent such Cash Actions (x) would, or would reasonably be expected to, result in any disruption to the operations or business continuity of the Acquired Companies; or (y) would, or would reasonably be expected to, violate any Contracts to which any Acquired Company is a party as of the date hereof, or any minimum cash balance or capital surplus requirements applicable to such Acquired Companies under applicable Legal Requirements. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.16 shall be construed to require the Company to make any distributions to Company Stockholders.

Section 5.17       Registered IP Matters. With respect to any and all Registered IP, from and after the date hereof until the Closing, upon Parent’s reasonable request, the Company shall, and shall cause the other Acquired Companies to, use commercially reasonable efforts to obtain written assignments from all inventors or prior owners and file all corrective documentation with each applicable Governmental Body to correct any defects in the chain of title to any such Registered IP.

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

Section 6.1       Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or waiver, if permissible pursuant to applicable Legal Requirements, by each such Party) at or prior to the Effective Time of each of the following conditions:

(a)            The Company will have received the Company Required Vote at the Company Stockholder Meeting (or any adjournment or postponement thereof).

(b)            Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have expired or been earlier terminated.

(c)            No Governmental Body shall have (i) enacted, issued or promulgated any Legal Requirement that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case, which has the effect as of immediately prior to the Effective Time of enjoining or otherwise prohibiting the consummation of the Merger (any such injunction, order or Legal Requirement, a “Legal Restraint”).

Section 6.2       Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction (or waiver, if permissible pursuant to applicable Legal Requirements) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)            (i) the representations and warranties of the Company set forth in this Agreement (except for the representations and warranties in Section 2.1, the second sentence of Section 2.2, the first and last sentence of Section 2.3(a), the last sentence of Section 2.3(b), the first and last sentences of Section 2.3(c) (excluding the reference to Section 2.3(d) in the last sentence of Section 2.3(c)), Section 2.3(e) (solely to the extent such representations and warranties relate to the capital stock or other securities of the Company), Section 2.3(f), Section 2.5(b), Section 2.19, Section 2.21, the first sentence of Section 2.23 and Section 2.24 of this Agreement) shall be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such time (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in the first sentence of Section 2.3(a), the last sentence of Section 2.3(b), the first and last sentences of Section 2.3(c) (excluding the reference to Section 2.3(d) in the last sentence of Section 2.3(c)), Section 2.3(e) (solely to the extent such representations and warranties relate to the capital stock or other securities of the Company) and Section 2.5(b) of this Agreement shall be true and correct in all respects (other than, with respect to the first sentence of Section 2.3(a), the last sentence of Section 2.3(b), the first and last sentences of Section 2.3(c) (excluding the reference to Section 2.3(d) in the last sentence of Section 2.3(c)) and Section 2.3(e) (solely to the extent such representations and warranties relate to the capital stock or other securities of the Company), de minimis inaccuracies) on and as of the Closing Date as if made on and as of such time (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time) and (iii) the representations and warranties of the Company set forth in Section 2.1, the last sentence of Section 2.3(a), the second sentence of Section 2.2, Section 2.3(f), Section 2.19, Section 2.21, the first sentence of Section 2.23, and Section 2.24 of this Agreement (A) to the extent not qualified by the words “material,” “materially,” “in all material respects”, “materiality” or “Material Adverse Effect” set forth therein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such time (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time) and (B) to the extent qualified or limited by the words “material,” “materially,” “in all material respects”, “materiality” or “Material Adverse Effect” set forth therein shall be true and correct in all respects (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time).

(b)            The Company shall have complied with and performed in all material respects all of the covenants and agreements it is required to comply with or perform at or prior to the Closing under this Agreement.

(c)            Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing.

(d)            Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

Section 6.3            Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver if permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a)            (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be so true and correct would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)            Each of Parent and Merger shall have complied with and performed in all material respects all of the covenants and agreements it is required to comply with or perform at or prior to the Closing under this Agreement.

(c)            The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1       Termination. This Agreement may be terminated prior to the Effective Time:

(a)            by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b)            by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued or enacted a Legal Restraint and such Legal Restraint has become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party if its (or in the case of Parent, its or Merger Sub’s) material breach of any provision of this Agreement has resulted in, or was a principal cause of, the failure to satisfy the condition set forth in Section 6.1(c) or of such Legal Restraint becoming final and non-appealable;

(c)            by either Parent or the Company if the Effective Time (whether prior to or after the receipt of the Company Required Vote) shall not have occurred on or prior to 11:59 p.m. Eastern Time on February 7, 2025 (such date, the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party if its (or in the case of Parent, Merger Sub’s) material breach of any provision of this Agreement has resulted in, or was a principal cause of, the failure of the Effective Time to occur by the Termination Date;

(d)            by either Parent or the Company, if the Company Stockholder Meeting (including any adjournment or postponement thereof) shall have concluded and the Company Required Vote shall not have been obtained;

(e)            by Parent (whether prior to or after the receipt of the Company Required Vote), if the Company has breached or failed to perform any of its covenants or agreements in this Agreement, or if any of the representations or warranties of the Company in this Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of the condition set forth in Section 6.2(a) or Section 6.2(b), as applicable, if measured as of the time Parent asserts a right of termination pursuant to this Section 7.1(e), except that if such breach, failure or inaccuracy is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 7.1(e) prior to the delivery by Parent to the Company of written notice of such breach, failure or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of the Company Breach Notice Period; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if Parent or Merger Sub is then in breach of any covenant or agreement of this Agreement or any representation or warranty of Parent in this Agreement is inaccurate, in each case, such that any condition set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not then be satisfied;

(f)            by Parent, if at any time prior to obtaining the Company Required Vote (i) the Company Board (or any committee thereof) makes a Company Adverse Change Recommendation; provided that the right to terminate this Agreement pursuant to this clause (i) of this Section 7.1(f) will expire at 11:59 p.m., Eastern Time, on the 20th business day following the date on which Parent becomes aware of such Company Adverse Change Recommendation or (ii) the Company is in Willful Breach of any of its other obligations under Section 4.3 or Section 5.1 and has not cured such breach within ten (10) business days of receipt of a notice of such breach from Parent;

(g)            by the Company (whether prior to or after the receipt of the Company Required Vote), if Parent or Merger Sub has breached or failed to perform any of its respective covenants or agreements in this Agreement, or if any of the representations or warranties of Parent or Merger Sub in this Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b), as applicable, if measured as of the time the Company asserts a right of termination pursuant to this Section 7.1(g), except that if such breach, failure or inaccuracy is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) prior to the delivery by the Company to Parent of written notice of such breach, failure or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of the Parent Breach Notice Period; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in breach of any covenant or agreement of this Agreement or any representation or warranty of the Company in this Agreement is inaccurate, in each case, such that any condition set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not then be satisfied;

(h)            by the Company, at any time prior to the receipt of the Company Required Vote, in order to accept a Superior Proposal and enter into a Company Acquisition Agreement in accordance with Section 5.1(b), so long as (i) the Company has complied with the requirements of Section 4.3 and Section 5.1(b) with respect to such Superior Proposal, (ii) prior to or concurrently with such termination, the Company pays the Company Termination Fee due to Parent in accordance with Section 7.3(b) and (iii) substantially concurrently with such termination, the Company enters into a Company Acquisition Agreement to consummate such Superior Proposal; or

(i)            by the Company, at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by applicable Legal Requirements, waived, (ii) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur under Section 1.3(a); (iii) the Company shall have irrevocably notified Parent in writing that, if Parent and Merger Sub comply with their respective obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter is funded, the Company is ready, willing and able to consummate the Merger; (iv) the Company shall have notified Parent in writing on or after the date the Closing was required to occur under Section 1.3(a) and at least three business days prior to such termination of the Company’s intention to terminate this Agreement pursuant to this Section 7.1(i); and (v) the Merger shall not have been consummated by the end of such three (3) business day period and all of the conditions set forth in Section 6.1 and Section 6.2 continue to be satisfied during such three (3) business day period (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); provided that notwithstanding anything to the contrary on this Agreement, no Party shall be entitled to terminate this Agreement pursuant to Section 7.1(c) during such three business day period.

Section 7.2            Manner and Notice of Termination; Effect of Termination.

(a)            The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver prompt written notice thereof to the other Parties specifying in reasonable detail the provision of Section 7.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.

(b)            Unless otherwise stated in Section 7.1, proper and valid termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of such written notice by the terminating Party to the other Parties. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall immediately be of no further force or effect, without any liability or obligation on any Party (or any Parent Related Party or Company Related Party) to the other Parties, as applicable, except that Section 5.7(e), the last proviso of Section 5.8(b), the first proviso of Section 5.16, this Section 7.2, Section 7.3 and ARTICLE VIII (other than Section 8.6(b)) will each survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 7.3(f), nothing in this Agreement will relieve any Party from any liability for any Willful Breach of this Agreement arising prior to the valid termination of this Agreement. For the avoidance of doubt, in the event of the valid termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful Breach). In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Limited Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

Section 7.3            Expenses; Termination Fee.

(a)            Except as set forth in Section 5.3(d), Section 5.7(e), Section 5.8(b), Section 5.14, Section 5.16 and this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent.

(b)            Company Payments.

(i)            If (A) (1) this Agreement is validly terminated pursuant to Section 7.1(c), Section 7.1(d) or (2) Parent validly terminates this Agreement pursuant to Section 7.1(e), (B) after the date hereof and prior to the date of such termination (except in the case of termination pursuant to Section 7.1(d), in which case prior to the Company Stockholder Meeting (or any adjournment or postponement thereof)) an Acquisition Proposal is publicly disclosed (whether by the Company or a third party), or otherwise made to the Company Board, and in each case, is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the earlier of the date of the Company Stockholder Meeting (or any adjournment or postponement thereof) and the date of such termination and (C) within twelve months of such termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then, on the earlier of the date of entry into such definitive agreement and the consummation of such Acquisition Proposal pay to Bansk Management I, L.P. the Company Termination Fee. For purposes of this Section 7.3(b)(i), all references to “20%” and “80%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”

(ii)            If this Agreement is validly terminated (A) by the Company pursuant to Section 7.1(c) or Section 7.1(d) at a time when Parent had the right to terminate pursuant to Section 7.1(f) or (B) pursuant to Section 7.1(f), then the Company shall promptly (and in any event within two business days) following such termination pay to Bansk Management I, L.P. the Company Termination Fee.

(iii)            If this Agreement is validly terminated pursuant to Section 7.1(h), then the Company shall prior to or concurrently with such termination pay to Bansk Management I, L.P. the Company Termination Fee.

(iv)            Bansk Management I, L.P. shall be an express third-party beneficiary of, and shall have the right to enforce, this Section 7.3(b).

(c)            Parent Payment. If this Agreement is validly terminated pursuant to Section 7.1(g) (or by Parent pursuant to Section 7.1(c) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(g)) or Section 7.1(i) (or by Parent pursuant to Section 7.1(c) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(i)), then Parent must promptly (and in any event within two business days) following such termination pay to the Company the Parent Termination Fee.

(d)            Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e)            Payments; Default. The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount as and when due pursuant to this Section 7.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a judgment against the payor Party for the applicable payment set forth in this Section 7.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the payee Party and its Representatives in connection with such Legal Proceeding, together with interest on the amount of such payment or portion thereof accruing at the annual rate equal to 500 basis points plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or such lesser rate that is the maximum permitted by applicable Legal Requirements (collectively, the “Enforcement Expenses”). In no event will the Enforcement Expenses payable by Parent and Merger Sub, on the one hand, or the Company, on the other hand, exceed $3,000,000 (the “Enforcement Expense Cap”). All payments under this Section 7.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing by the payee Party.

(f)            Sole and Exclusive Remedy.

(i)            Subject to the provisions of Section 7.3(g) and Section 8.5, if this Agreement is validly terminated pursuant to Section 7.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 7.3(c) (including the Company’s right to enforce the Limited Guarantee with respect thereto and receive the Parent Termination Fee from the Guarantors and, if applicable, the Company’s right to Enforcement Expenses under Section 7.3(e) (subject to the Enforcement Expense Cap)) and the Reimbursement Obligations will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent Related Parties and the Financing Sources and their Representatives arising out of or in connection with this Agreement, any agreement executed in connection herewith or therewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure of this Agreement or any agreement or document executed in connection herewith or the transactions contemplated hereby and thereby. Upon payment of the Parent Termination Fee pursuant to Section 7.3(c) and any Reimbursement Obligations or Enforcement Expenses payable pursuant to the terms of this Agreement (subject to the Enforcement Expense Cap), none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates or (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, successors and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement or any agreement or document executed in connection herewith or therewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement in accordance with the terms thereof) and no Company Related Party will be entitled to seek or obtain any monetary recovery or award (whether at law or equity, or in contract or tort or otherwise) from any Parent Related Party relating to or arising out of this Agreement, the Financing Letters, the Limited Guarantee, any other agreement or document executed in connection herewith or therewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure of any of the foregoing or any matter forming the basis thereof. Notwithstanding the foregoing, this Section 7.3(f)(i) will not relieve Parent or Merger Sub for any breaches of the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated, under no circumstances will (x) the aggregate amount payable by Parent, Merger Sub, the Guarantors or any of their respective Affiliates for all such breaches (including for any Willful Breach or actual and intentional fraud) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Limited Guarantee or the Equity Commitment Letter exceed an aggregate amount equal to the Parent Termination Fee plus the Enforcement Expenses (subject to the Enforcement Expense Cap) and the Reimbursement Obligations (the “Parent Liability Limitation”) and (y) the Company or any Company Related Party be entitled to receive both damages under this Agreement and the Parent Termination Fee. In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation (including in the case of Willful Breach or actual and intentional fraud) against (x) Parent, Merger Sub or the Guarantors; or (y) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders, successors and assignees of each of Parent, Merger Sub and the Guarantor (the Persons in clauses (x) and (y) collectively, the “Parent Related Parties”), and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation (including in the case of Willful Breach or actual and intentional fraud) against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Limited Guarantee or the transactions contemplated hereby and thereby (including, any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Financing Sources to Parent or Merger Sub under the definitive agreements relating to the Debt Financing, nor limit Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantor’s obligations under the Limited Guarantee and the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantors, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement, the Merger, the Debt Financing or the transactions contemplated hereby and thereby.

(ii)            Subject to the provisions of Section 7.3(g) and Section 8.5, if this Agreement is validly terminated pursuant to Section 7.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) (including, if applicable, Parent’s right to Enforcement Expenses under Section 7.3(e)) will be the sole and exclusive remedy of Parent, Merger Sub, Guarantors and the Parent Related Parties against the Company Related Parties arising out of or in connection with this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure of this Agreement or any agreement executed in connection herewith or the transactions contemplated hereby and thereby. Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) and any Enforcement Expenses payable pursuant to Section 7.3(c) will be the only monetary damages Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Legal Requirements arising out of or in connection with any such breach, termination or failure, and upon payment of such amounts, (A) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement or for any Willful Breach of or actual and intentional fraud under this Agreement); and (B) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any Legal Proceeding against the Company or any Company Related Party arising out of this Agreement or any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement). Notwithstanding the foregoing, this Section 7.3(f)(ii) will not relieve the Acquired Companies from any liability (I) if this Agreement is validly terminated by either Party in circumstances where the Company Termination Fee is not owed pursuant to Section 7.3(b) for any Willful Breach of or actual and intentional fraud under this Agreement prior to such termination or (II) for any breaches of the Confidentiality Agreement; provided, that, following the valid termination of this Agreement, under no circumstances will the aggregate monetary damages payable by the Company Related Parties for all such breaches (including in the case of Willful Breach or actual and intentional fraud) or otherwise under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount equal to $100,000,000 plus any Enforcement Expenses payable by the Company pursuant to Section 7.3(e) (the “Company Liability Limitation”). Following the valid termination of this Agreement, in no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation (including in the case of Willful Breach or actual and intentional fraud) against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation (including in the case of Willful Breach or actual and intentional fraud) against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure.

(iii)          Each of the Parties acknowledges that any amount payable by the Company or Parent pursuant to this Section 7.3, including the Company Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(g)            Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 7.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 8.5(b), except that, although the Parties, each in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 8.5(b), under no circumstances will a Party be permitted or entitled to receive both (i) specific performance of the other Party’s obligation to effect the Closing and (ii) any payment of the Company Termination Fee (in the case of Parent) or the Parent Termination Fee (in the case of the Company) or monetary damages in respect of a Willful Breach of the other Party; provided that, for the avoidance of doubt, in no event shall the Company or any Company Related Party be entitled to, or permitted to seek, specific performance in respect of any Financing Sources, and nor shall there be any right of the Company or any Company Related Party to enforce specifically any of its or their respective rights under the Debt Commitment Letter or any other agreements relating to the Debt Financing.

(h)            Non-Recourse Party. This Agreement may only be enforced against the named Parties hereto (subject to the terms, conditions and other limitations set forth herein), and (i) all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as the named Parties hereto and (ii) in no event will a Party seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Person that is not a named Party hereto (including any Company Related Party or Parent Related Party) with respect to this Agreement, the Equity Commitment Letter, the Limited Guarantee or the Rollover Agreements or the transactions contemplated hereby and thereby (including any breach by the Equity Financing Parties, Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure, in each case, except for the rights, claims and remedies that the Company, Parent or Merger Sub, as applicable, may assert against (A) any Person that is party to the Confidentiality Agreement in accordance with the terms thereof, (B) Parent or Merger Sub to the extent expressly provided for in this Agreement or (C) the Guarantors, the Equity Financing Parties or the Rollover Stockholders to the extent expressly provided for in the Limited Guarantee, the Equity Commitment Letter and the Rollover Agreements, respectively.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1            Amendment. Prior to the Effective Time, this Agreement may be amended, modified and supplemented in any and all respects with respect to any of the terms of this Agreement; provided, however, that (a) after obtaining the Company Required Vote, there shall be made no amendment, modification or supplement that by Legal Requirement requires further approval by the Company Stockholders without such approval and (b) no amendment, modification or supplement shall be made to this Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is expressly set forth in a written instrument duly executed and delivered by each of the Parties. Notwithstanding anything to the contrary contained herein, any amendment, modification or supplement of Section 5.13, Section 7.3(f) and Section 7.3(g) (each solely with respect to the Financing Sources), Section 8.2, Section 8.5, Section 8.7 or this Section 8.1 or the definition of “Financing Sources” (or any other provision of this Agreement to the extent such amendment, modification or supplement would modify the substance of such Sections or such definition) that is adverse to any Financing Sources will not be effective without the prior written consent of the Financing Sources party to the Debt Commitment Letter.

Section 8.2            Waiver. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Legal Requirements, (a) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Party or (c) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein, waive any of such Party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single Party for purposes of the foregoing); provided that after obtaining the Company Required Vote and prior to the Effective Time, there shall be no waiver or extension of this Agreement that by Legal Requirement requires further approval by the Company Stockholders without such approval. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy of such Party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Notwithstanding anything to the contrary contained herein, Section 5.13, Section 7.3(f) and Section 7.3(g) (each solely with respect to the Financing Sources), Section 8.1, Section 8.5 and Section 8.7 and this Section 8.2 (or any other provision of this Agreement to the extent a waiver of such provision would modify the substance of the foregoing) may not be waived, in whole or in part, in a manner adverse to any of the Financing Sources without the prior written consent of the adversely affected Financing Sources.

Section 8.3            No Survival of Representations, Warranties, Covenants and Agreements. The Parties acknowledge and agree that (i) none of the representations and warranties contained in this Agreement, the Company Disclosure Letter or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at, the Effective Time, and (ii) except for any covenant or agreement that by its terms contemplates performance, in whole or in part, after the Effective Time, none of the covenants or agreements of the Parties in this Agreement shall survive, and all rights, claims and causes of actions (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect to such covenants and agreements shall terminate at, the Effective Time.

Section 8.4            Entire Agreement; Counterparts. This Agreement and the other agreements, exhibits, annexes and schedules referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Rollover Agreements, the Limited Guarantee and the Equity Commitment Letter, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 8.5            Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.5(b), in any Legal Proceeding arising out of or relating to this Agreement or any of the Transactions each of the Parties irrevocably (i) submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (such courts, the “Chosen Courts”) (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto), (ii) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Chosen Courts, (iii) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Chosen Court and (iv) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Chosen Courts (except for an action to enforce a judgment of a Chosen Court). Each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8. The Parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment in a Chosen Court. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court, (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.

(b)            The Parties agree that irreparable damage for which monetary damages (including any fees payable pursuant to Section 5.7(e) or Section 7.3), even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (or the Equity Commitment Letter or Limited Guarantee) in accordance with its (or their) specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 5.13, (i) each Party shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which each Party is entitled under this Agreement, (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent or Merger Sub would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded (including to cause Parent and Merger Sub to enforce the obligations of the Equity Financing Parties under the Financing Letters in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the applicable Financing Letters) subject to the terms and conditions set forth therein and herein; provided, however, that the Company shall be entitled to such an injunction, specific performance or other equitable remedies in order to enforce Parent’s obligation to cause the Equity Financing to be funded and Parent’s and Merger Sub’s obligation to consummate the Closing if, and only if, (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or, to the extent permitted by applicable Legal Requirements, waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing, (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof if the Equity Financing is funded, (iii) the Company has irrevocably confirmed to Parent in writing that if specific performance or other equitable remedy is granted and the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement and (iv) Parent fails to consummate the Closing on or prior to the later of the date the Closing should have occurred pursuant to Section 1.3 and three (3) business days following the delivery by the Company of the confirmation referenced in the foregoing clause (iii). The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The Parties further agree that, except as otherwise set forth in, and subject to the terms and conditions of, Section 7.3, (x) by seeking the remedies provided for in this Section 8.5, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 8.5 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 8.5 prior to, or as a condition to, exercising any termination right under ARTICLE VII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding by a Party pursuant to this Section 8.5 or anything set forth in this Section 8.5 restrict or limit such Party’s right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter.

(c)            EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO OR AGAINST THE FINANCING SOURCES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.6            Assignability. Neither this Agreement nor any of the rights hereunder may be directly or indirectly assigned (including by operation of law, merger or otherwise), in whole or in part, without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided that Parent or Merger Sub may assign this Agreement without consent to (a) any of their Affiliates (provided that such assignment shall not impede or delay the consummation of the Transactions or otherwise impede the rights of the stockholders of the Company) or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantors pursuant to the Limited Guarantee; or (ii) prevent, impede or delay the consummation of the Merger or otherwise impede the rights of the holders of shares of Company Common Stock and Company Stock Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment not permitted under this Section 8.6 shall be null and void.

Section 8.7            No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (i) if the Closing occurs, the right of (A) the Company Stockholders to receive the Merger Consideration, (B) the holders of Company Options to receive the Option Consideration and (C) the holders of RSUs to receive the RSU Consideration, in the case of each of clauses (A) through (C), in accordance with ARTICLE I, (ii) if the Closing occurs, the rights of the Company Employees in accordance with Section 5.4(f) and the Indemnified Persons in accordance with Section 5.5; (iii) the rights of the indemnified parties in respect of Reimbursement Obligations in accordance with Section 5.7(e); (iv) the limitations on liability of the Company Related Parties and Parent Related Parties set forth in Section 7.2(b), Section 7.3(f) and Section 7.3(g); and (v) the rights of the Financing Sources under this Section 8.7 and Section 5.13, Section 7.3(f), Section 7.3(g), Section 8.1, Section 8.2 and Section 8.5; which in the case of each of the foregoing clauses (i) through (vi) are intended to benefit, and shall be enforceable by, the Persons referred to therein in accordance with this Agreement.

Section 8.8            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

if to Parent or Merger Sub (or following the Effective Time, the Company):

Gula Buyer Inc.

c/o Bansk Group LP

340 Madison Avenue

New York, NY 10173
Attn: Bill Mordan
Email: bmordan@banskgroup.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:       William J. Chudd; Darren M. Schweiger

E-mail: william.chudd@davispolk.com; darren.schweiger@davispolk.com if to the Company (prior to the Effective Time):

PetIQ, Inc.

230 E. Riverside Drive

Eagle, Idaho 83616
Attn: William Carter

Email: bill.carter@petiq.com

And with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attn:       Kevin Cooper; Christina Roupas

Email:	kcooper@cooley.com; CRoupas@cooley.com

Section 8.9            Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Legal Requirements.

Section 8.10         Obligation of Parent. Parent shall ensure that each of its Subsidiaries duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to its Subsidiaries under this Agreement, and Parent, as applicable, shall be jointly and severally liable with its Subsidiaries for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

Section 8.11          Transfer Taxes. Except as expressly provided in Section 1.6(d), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with this Agreement and the Transactions shall be paid by Parent when due. Parent shall file all Tax Returns and other documentation required to be filed with respect to such Taxes and fees.

Section 8.12         Company Disclosure Letter. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

Section 8.13          Construction.

(a)            For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. For purposes of this Agreement, where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires.

(b)            Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authority of any of the provisions of this Agreement.

(c)            As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or.” As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(d)            Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e)            Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(f)            The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(g)            References to “made available” shall mean that such documents or information referenced: (i) were delivered to the Company, Parent, Merger Sub or their respective Representatives, as applicable, prior to the execution and delivery of this Agreement; (ii) were contained in the Company’s electronic data room maintained by Datasite by no later than 5:00 p.m. Eastern Time on the date prior to the execution and delivery of this Agreement; or (iii) were publicly available, without redactions, on the EDGAR website prior to the date of this Agreement.

(h)            References to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Legal Requirement will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date.

(i)            References to “ordinary course of business” shall mean the ordinary course of operations of the Acquired Companies.

(j)            References to “$” or “dollars” refer to United States dollars unless otherwise noted.

(k)            The table of contents and bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

PetIQ, Inc.

By:	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

Gula Buyer Inc.

By:	/s/ WR Mordan
Name:	Bill Mordan
Title:	Authorized Person

Gula Merger Sub Inc.

By:	/s/ WR Mordan
Name:	Bill Mordan
Title:	Authorized Person

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certain Definitions

For purposes of this Agreement (including this Exhibit A):

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 4.3(a).

“Acquired Companies” shall mean the Company and each of its Subsidiaries, collectively.

“Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group,” (as defined in Section 13(d) of the Exchange Act) relating to, in a single transaction or series of related transactions, any direct or indirect (A) acquisition, lease or license of assets of the Acquired Companies equal to 20% or more of the Acquired Companies’ consolidated assets or to which 20% or more of the Acquired Companies’ consolidated revenues or earnings are attributable, (B) issuance by the Company or acquisition of 20% or more of the outstanding Shares or voting interests of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares or voting interests of the Company or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that, if consummated, would result in (x) any Person or group beneficially owning 20% or more of the outstanding Shares or voting power of the resulting direct or indirect parent of the Company or the surviving entity in such transaction or (y) the Company Stockholders immediately preceding such transaction holding less than 80% of the Shares or voting interests in the direct or indirect parent of the Company or the surviving entity in such transaction, in each case of the foregoing clauses (A) through (D), other than the Transactions.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Alternate Debt Financing” shall have the meaning set forth in Section 5.7(g).

“Animal Drug Application” shall mean a New Animal Drug Application and any related supplemental applications and an Abbreviated New Animal Drug Application submitted to the FDA pursuant to 21 U.S.C. 360b (or its successor statutory provision), a Conditional New Animal Drug Application submitted to the FDA pursuant to 21 U.S.C. 360ccc (or its successor statutory provision), a request for an index listing submitted to the FDA pursuant to 21 U.S.C. 360ccc-1 (or its successor statutory provision), a request for authorization for veterinary medical products for use in emergencies submitted to the FDA pursuant to 21 U.S.C. 360bbb-3 (or its successor statutory provision), and a Veterinary Master File, or the equivalent application or filing filed with any equivalent regulatory agency or governmental authority outside the U.S. necessary to sell a Regulated Product in such jurisdiction (including a marketing authorization application or dossier filed with the applicable regulatory agency of a European Union member state or with the European Medicines Agency for a veterinary medicinal product).

A-1

“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect.

“Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, state antitrust laws, and all other applicable Legal Requirements (including non-U.S. laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.

“Balance Sheet” shall have the meaning set forth in Section 2.6.

“Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.

“business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

“Capped Call Confirmations” shall mean those Contracts set forth on Section 5.8 of the Company Disclosure Letter.

“Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company as filed on June 23, 2022.

“Certificates” shall have the meaning set forth in Section 1.6(b).

“Change in Circumstance” shall mean any positive Effect that materially affects the business, assets or operations of the Acquired Companies, taken as a whole, that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement (or if known Company Board as of the date of this Agreement, the consequences of which were not known or reasonably foreseeable to Company Board as of the date of this Agreement) and becomes known to the Company Board prior to obtaining the Company Required Vote; provided, that none of the following shall constitute a “Change in Circumstance”: (a) any Acquisition Proposal, any inquiries, proposals or offers which constitute, or would reasonably be expected to lead to, an Acquisition Proposal, or any business combination or acquisition opportunity, (b) any Effect resulting from a breach of this Agreement by the Company, (c) the fact, in and of itself, that the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement (provided that the exception in this clause (c) shall not prevent or otherwise affect consideration of any such development or change that causes the Company meeting or exceeding such metrics from being taken into account in determining whether a Change in Circumstance has occurred), or (d) any changes after the date of this Agreement in the market price or trading volume of the shares of Company Common Stock (provided that the exception in this clause (d) shall not prevent or otherwise affect consideration of any such development or change that causes such change in market price or trading value from being taken into account in determining whether a Change in Circumstance has occurred).

A-2

“Chosen Courts” shall have the meaning set forth in Section 8.5(a).

“Class A Common Stock” shall mean Class A common stock, par value $0.001 per share, of the Company.

“Class B Common Stock” shall mean Class B common stock, par value $0.001 per share, of the Company.

“Closing” shall have the meaning set forth in Section 1.3(a).

“Closing Date” shall have the meaning set forth in Section 1.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company Acquisition Agreement” shall have the meaning set forth in Section 4.3(b).

“Company Adverse Change Recommendation” shall have the meaning set forth in Section 5.1(a).

“Company Associate” shall mean each officer or other employee, or individual who is an individual independent contractor, consultant or director, of or to any of the Acquired Companies.

“Company Board” shall have the meaning set forth in Recital C of this Agreement.

“Company Board Recommendation” shall have the meaning set forth in Recital C of this Agreement.

“Company Breach Notice Period” shall have the meaning set forth in Section 7.1(e).

“Company Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.

“Company Contract” shall mean any Contract in effect as of the date of this Agreement to which an Acquired Company is a party or by which an Acquired Company or any of its properties or assets is otherwise bound.

A-3

“Company Convertible Notes” shall mean the 4.00% Convertible Senior Notes due in 2026 issued under the Indenture.

“Company Disclosure Documents” shall have the meaning set forth in Section 2.4(g).

“Company Disclosure Letter” shall mean the disclosure letter that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Employee” shall have the meaning set forth in Section 5.4(f).

“Company Equity Plans” shall mean the Company Incentive Plan and the Company Inducement Plan.

“Company Incentive Plan” shall mean the Company’s 2024 Omnibus Incentive Plan, as amended.

“Company Inducement Plan” shall mean the Company’s 2018 Inducement and Retention Stock Plan for CVC Employees provided for the grant of stock options to employees hired in connection with an acquisition in 2018 as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4).

“Company IP” shall mean all Intellectual Property Rights that are owned or purported to be owned by any Acquired Company.

“Company Lease” shall mean any Company Contract pursuant to which any Acquired Company leases or subleases Leased Real Property from another Person.

“Company Liability Limitation” shall have the meaning set forth in Section 7.1(f)(ii).

“Company Options” shall mean all options to purchase Shares (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Preferred Stock” shall mean the preferred stock, $0.001 par value per share, of the Company.

“Company Product” shall mean all Regulated Products and all products, technologies and services (including any in development from which revenue is expected to be earned in the next three (3) months) that are owned, made, provided, distributed, imported, sold or licensed by or on behalf of the Acquired Companies.

“Company Related Parties” shall have the meaning set forth in Section 7.1(f)(i).

“Company Required Vote” shall mean the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement and approval of the Merger.

“Company SEC Documents” shall have the meaning set forth in Section 2.4(a).

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“Company Stock Awards” shall mean all Company Options and RSUs.

“Company Stockholder” shall mean a holder of Company Common Stock.

“Company Stockholder Meeting” shall have the meaning set forth in Section 5.2.

“Company Termination Fee” shall mean an amount in cash equal to $34,606,500.

“Confidentiality Agreement” shall have the meaning set forth in Section 4.1.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Continuing Employee” shall have the meaning set forth in Section 5.4.

“Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, indenture, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature.

“Debt Commitment Letter” shall have the meaning set forth in Section 3.7.

“Debt Fee Letter” shall have the meaning set forth in Section 3.7.

“Debt Financing” shall have the meaning set forth in Section 3.7.

“Determination Notice” shall have the meaning set forth in Section 5.1(b)(i).

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“Dissenting Shares” shall have the meaning set forth in Section 1.7.

“DOJ” shall mean the U.S. Department of Justice.

“DPA” shall mean the Defense Production Act of 1950.

“Effective Time” shall have the meaning set forth in Section 1.3(b).

“Employee Plan” shall mean any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company or with respect to which the Company could reasonably be expected to have any liability, excluding compensation and benefit plans, programs and arrangements that are sponsored or maintained by a Governmental Body.

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“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided that “Encumbrance” shall not include any non-exclusive license of Intellectual Property Rights entered into in the ordinary course of business.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” shall mean any federal, state, local or foreign Legal Requirements, including common law, relating to pollution or protection of health or safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, transport or handling of Hazardous Materials.

“Equity Commitment Letter” shall have the meaning set forth in Section 3.7.

“Equity Financing” shall have the meaning set forth in Section 3.7.

“Equity Financing Parties” shall have the meaning set forth in Section 3.7.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” with respect to an entity shall mean any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“FDA” shall mean the U.S. Food and Drug Administration or any successor agency with comparable responsibilities.

“Financing” shall have the meaning set forth in Section 3.7.

“Financing Letters” shall have the meaning set forth in Section 3.7.

“Financing Sources” shall mean the Persons (other than Parent and its Affiliates) that have committed or subsequently commit, after the date hereof, to provide or arrange the Debt Financing or any Alternate Debt Financing in connection with the Merger, including the parties to the Debt Commitment Letter (including any New Debt Commitment Letter) and any joinder agreements, credit agreements or any other definitive loan documents entered into pursuant thereto or relating thereto, together with their respective Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing or such Alternate Debt Financing and the successors and assigns of each of the foregoing.

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“Foreign Employee Plan” shall have the meaning set forth in Section 2.15(d).

“FTC” shall mean the U.S. Federal Trade Commission.

“GAAP” shall have the meaning set forth in Section 2.4(b).

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, exemption, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.

“Guarantor” shall have the meaning set forth in the recitals to this Agreement.

“Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, contaminant, chemical substance, hazardous or toxic substances or wastes, special waste, solid waste, medical or biological waste, explosive or flammable substances, asbestos or asbestos-containing materials, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste, and per- and polyfluoroalkyl substances.

“HoldCo” shall have the meaning set forth in the recitals to this Agreement.

“HoldCo LLC Agreement” shall mean the Sixth Amended and Restated Limited Liability Company Agreement of HoldCo dated as of July 19, 2017.

“HoldCo Unit Exchange” shall mean any Voluntary Exchange or Mandatory Exchange.

“HoldCo Units” shall mean Units (as defined in the HoldCo LLC Agreement) of HoldCo.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all indebtedness for borrowed money (including the issuance of any debt security) to any Person (other than, with respect to the Acquired Companies, to another Acquired Company), (b) all obligations evidenced by notes, bonds, debentures or similar Contracts to any Person, (c) all obligations in respect of letters of credit (to the extent drawn) and bankers’ acceptances (other than letters of credit used as security for leases) to the extent drawn upon by the counterparty thereto or (d) any guaranty of any such obligations described in clauses “(a)” through “(c)” of any Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

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“Indemnified Persons” shall have the meaning set forth in Section 5.5(a).

“Indemnifying Parties” shall have the meaning set forth in Section 5.5(b).

“Indenture” shall mean the Indenture, dated May 19, 2020, by and between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

“Intellectual Property Rights” shall mean any and all intellectual property rights or similar proprietary rights, which may exist under the laws of any jurisdiction in the world, including the following types: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask work rights, and all derivative works, renewals, extensions, reversions or restorations associated with any copyrights, regardless of the medium of fixation or means of expression; (b) rights in trademarks, service marks, trade dress, logos, slogans, corporate names, trade names, internet domain names, social media identifiers and accounts and other source identifiers, and any goodwill associated therewith; (c) rights associated with trade secrets, know how (including manufacturing and production processes and research and development information), formulae, recipes, confidential information, technical data, algorithms, procedures, protocols, rules of thumb, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information); (d) patents and industrial property rights; (e) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (d) above; (f) rights in software, databases, data compilations and data collections and (g) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

“IRS” shall mean the Internal Revenue Service.

“IT Assets” shall mean any and all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and other information technology assets and equipment (including laptops and mobile devices), and all documentation related to any of the foregoing, in each case, owned by, or licensed or leased to (or purported to be owned by or licensed or leased to), the Acquired Companies.

“knowledge” shall mean (a) with respect to the Company, the actual knowledge of the individuals, after reasonable inquiry of such individual’s direct reports regarding the matter at issue, listed in Part A of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals, after reasonable inquiry of such individual’s direct reports regarding the matter at issue, listed in Part A of the Parent Disclosure Letter.

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“Leased Real Property” shall have the meaning set forth in Section 2.7(b).

“Legal Proceeding” shall mean any action, claim, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, act, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, writ, award, rule, regulation, ruling, order, judgment, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE or Nasdaq).

“Legal Restraint” shall have the meaning set forth in Section 6.1(c).

“Limited Guarantee” shall have the meaning set forth in the preamble to this Agreement.

“Mandatory Exchange” shall mean the automatic exchange of HoldCo Units and Class B Common Stock for Class A Common Stock in accordance with Section 3.8(a)(ii) of the HoldCo LLC Agreement as a result of the consummation of the Transactions.

“Match Period” shall have the meaning set forth in Section 5.1(b)(i).

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“Material Adverse Effect” shall mean any fact, event, occurrence, effect, change, development or circumstance (each, an “Effect”) that, individually or taken together with all other Effects, has had or would reasonably be expected to have a material adverse effect on (1) the business, financial condition, liabilities or results of operations of the Acquired Companies, taken as a whole, or (2) the ability of the Company to consummate the Transactions by the Termination Date; provided, however, that solely with respect to the foregoing clause (1), none of the following, and no Effect arising out of, relating to or resulting from the following, shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (a) any change in the market price, credit rating or trading volume of the Company’s stock or other securities or any change affecting the ratings or the ratings outlook for the Company (provided that the underlying factors contributing to any such change may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect, unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect); (b) any Effect arising out of or relating to the announcement or pendency of the Transactions or performance of this Agreement, including (i) any action taken (or not taken) by any Acquired Company that is expressly required to be taken (or is expressly prohibited from being taken) by it pursuant to this Agreement (other than Section 4.2(a)), or is consented to by Parent (including the failure of the Company to take any action which it is prohibited from taking under this Agreement if the Company seeks Parent’s consent to take such action and Parent fails to grant such consent), (ii) any action taken by Parent or its Affiliates to obtain any Consent from any Governmental Body to the consummation of the Merger, and, in each case, the result of any such actions, (iii) any claim or Legal Proceeding arising out of or related to this Agreement or the Transactions, (iv) any change in customer, supplier, employee, financing source, stockholder, regulatory, partner or similar relationships of the Acquired Companies resulting therefrom or (v) any Effect that arises out of or relates to the identity of Parent or any of its Affiliates; (provided, that this clause (b) does not apply in the context of any representation or warranty of the Company which specifically address the consequences of the execution and delivery of this Agreement or the consummation of the Transaction, including for purposes of determining whether the condition set forth in Section 6.2(a) has been satisfied), (c) any Effect generally affecting any industry in which any Acquired Company operates; (d) economic, legislative, regulatory or political conditions or conditions in any securities, credit, financial or other capital markets, in each case in the United States or any other country or region; (e) any changes in interest rates, inflation rates or fluctuations in the value of any currency; (f) any act of terrorism, war, civil unrest, national or international calamity, cyber intrusion, weather, earthquakes, hurricanes, tornados, natural disasters, pandemic or epidemic (and any escalation or worsening of any of the foregoing); (g) any failure by any Acquired Company to meet any internal or external projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (provided that the underlying factors contributing to any such failure may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect); (h) Parent’s or Merger Sub’s breach of this Agreement or an Equity Financing Party’s breach of the Equity Commitment Letter; (i) any change after the date hereof in any Legal Requirements or GAAP, or binding interpretations of any Legal Requirements or GAAP or (j) the matters disclosed in Part B of the Company Disclosure Letter; provided, further that any Effect referred to in the foregoing clauses (c), (d), (e), (f) or (i) may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Acquired Companies, taken as a whole, as compared to other similarly situated participants in the industries in which the Acquired Companies operate (in which case any such incremental disproportionate adverse effect (and only such incremental disproportionate adverse effect) may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect).

“Material Contract” shall have the meaning set forth in Section 2.9(a).

“Merger” shall have the meaning set forth in Recital B of this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 1.5(a)(iii).

“Merger Sub” shall have the meaning set forth in the preamble to this Agreement.

“Nasdaq” shall mean The Nasdaq Global Select Market.

“New Debt Commitment Letters” shall have the meaning set forth in Section 5.7(g).

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“NYSE” shall mean The New York Stock Exchange.

“Option Consideration” shall have the meaning set forth in Section 1.8(a).

“Owned Real Property” shall have the meaning set forth in Section 2.7(a).

“Parent” shall have the meaning set forth in the preamble to this Agreement.

“Parent Breach Notice Period” shall have the meaning set forth in Section 7.3(g).

“Parent Liability Limitation” shall have the meaning set forth in Section 7.3(f)(i).

“Parent Material Adverse Effect” shall mean any Effect that, individually or in the aggregate with all other Effects, prevents, materially delays or materially impairs the ability of Parent or Merger Sub to consummate the Transactions.

“Parent Related Parties” shall have the meaning set forth in Section 7.3(f)(i).

“Parent Termination Fee” shall mean an amount in cash equal to $69,213,000.

“Parties” shall mean Parent, Merger Sub and the Company.

“Paying Agent” shall have the meaning set forth in Section 1.6(a).

“Paying Agent Agreement” shall have the meaning set forth in Section 1.6(a).

“Payment Fund” shall have the meaning set forth in Section 1.6(a).

“Payoff Letters” shall have the meaning set forth in Section 5.14.

“Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes either (i) not yet due and payable or (ii) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business, in each case which are not yet due or that are being contested in good faith by appropriate proceedings), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (d) any Encumbrances for which appropriate reserves have been established in the consolidated financial statements of the Acquired Companies, (e) any non-exclusive license of Intellectual Property Rights entered in the ordinary course of business, and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.

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“Person” shall mean any individual, Entity or Governmental Body.

“Personal Information” shall mean “personal information,” “personally identifiable information,” “personal data,” and any terms of similar import, in each case as defined under applicable Legal Requirements relating to data privacy, data protection, cybersecurity and/or the processing of such information or data.

“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

“Privacy Laws” shall mean all applicable Legal Requirements relating to data privacy, data protection, cybersecurity and/or the processing of Personal Information, including the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the EU 2016/679 General Data Protection Regulation and the equivalent thereof under the laws of the United Kingdom.

“Proxy Statement” shall have the meaning set forth in Section 5.2.

“Reference Date” shall mean August 5, 2024.

“Registered IP” shall mean all registrations and applications for registrations included in the Company IP, including all patents, registered copyrights, registered trademarks, service marks and trade dress, and all applications for any of the foregoing, and internet domain names and social media identifiers and accounts, in each case, that are registered or issued or applied-for under the authority of any Governmental Body.

“Regulated Product” shall mean (i) any animal drug or veterinary medicinal product or component that is subject to the regulatory authority of the FDA pursuant to the Federal Food, Drug, and Cosmetic Act and subsequent amending statutes (21 U.S.C. Chapter 9), the Public Health Service Act and subsequent amending statutes (42 U.S.C. Chapter 6A), any subsequent statutes administered by the FDA and any regulations promulgated or otherwise issued by the FDA, (ii) any animal product subject to the regulatory authority of the FDA pursuant to the Federal Food, Drug, and Cosmetic Act, any subsequent amending statutes, and any regulations promulgated or otherwise issued by the FDA, and (iii) any vaccine or other veterinary biologic that is subject to the regulatory authority of the USDA, via the Animal and Plant Health Inspection Service Center for Veterinary Biologics, pursuant to the Virus-Serum-Toxin-Act (21 U.S.C. Chapter 5), and any subsequent amending statutes and regulations promulgated thereunder.

“Regulatory Authority” shall mean the FDA, EPA, the Florida Department of Health, the USDA or other federal, state or local authorities in the United States, the European Medicines Agency and the EU Commission in the European Union, and any health regulatory authorities in any other country or legal jurisdiction in the world, including the United Kingdom and the Republic of Ireland, that is a counterpart to the FDA, EPA, USDA or European Medicines Agency and holds responsibility for any Regulatory Authorization.

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“Regulatory Authorization” shall mean any approval, product license, registration or authorization necessary for the development, manufacture, processing, packaging, storage, distribution, advertising, labeling, export or commercialization of a Regulated Product.

“Reimbursement Obligations” shall mean Parent’s obligations pursuant to Section 5.7(e), the last proviso of Section 5.8(b) and the first proviso of Section 5.16.

“Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release into, through or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems or within any building structure, facility or fixture.

“Repaid Indebtedness” shall have the meaning set forth in Section 5.14.

“Representatives” shall mean, with respect to a Person, the officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives of such Person.

“Required Amount” shall have the meaning set forth in Section 3.8.

“Rollover Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Rollover Shares” shall have the meaning set forth in the recitals to this Agreement.

“Rollover Stockholders” shall have the meaning set forth in the recitals to this Agreement.

“RSU” shall mean an award of restricted stock units granted under any of the Company Equity Plans.

“RSU Consideration” shall have the meaning set forth in Section 1.8(b).

“Sanctions” shall mean any applicable sanctions or restrictions under applicable United States or non-U.S. Laws relating to export, reexport, transfer and import controls, trade or economic sanctions.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sensitive Data” shall have the meaning set forth in Section 2.8(h).

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“Shares” shall mean shares of Class A Common Stock.

“Standard Licenses” shall mean (a) non-exclusive licenses to Company IP granted in connection with the products and services of the Acquired Companies in the ordinary course of business; (b) non-exclusive licenses granted to the Acquired Companies for standard, generally commercially available, “off-the-shelf” third-party software with aggregate annual payments of less than $500,000; (c) nondisclosure agreements entered into in the ordinary course of business; (d) any incidental licenses granted to a service provider in support of the services provided to the Acquired Companies; and (e) employee and consulting agreements substantially on the Company’s standard forms.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other entity (a) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly by such Person, (b) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity, or (c) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or otherwise has the power to direct or cause the direction of the management or policies thereof.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal that the Company Board (or committee thereof) determines in its good faith judgment after consultation with the Company’s outside legal counsel and financial advisor, (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory, financing and other aspects (including certainty of closing) of the proposal and the identity and financial wherewithal of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant, and (b) if consummated, would be more favorable to the Company Stockholders (solely in their capacities as such) from a financial point of view than the Transactions (after considering such factors as the Company Board considers in good faith to be appropriate, including type of consideration, conditionality, the expected timing to closing and likelihood of consummation of such proposal) and after taking into account any revisions to this Agreement and the Transactions made or proposed by Parent prior to the time of such determination; provided that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Surviving Corporation” shall have the meaning set forth in Recital B of this Agreement.

“Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.

“Tax” shall mean any U.S. federal, state, and local and non-U.S. tax, assessment and similar governmental charge and imposition in the nature of taxes (including any income tax, profits tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, goods tax, occupation tax, property tax, business tax, alternative tax, add-on tax, minimum tax, withholding tax, social security (or similar) tax or payroll tax), including any interest, penalty, fine and addition thereto, in each case imposed by any Governmental Body, whether disputed or not.

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“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, claim for refund, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax.

“Termination Date” shall have the meaning set forth in Section 7.1(c).

“Transactions” shall mean (a) the execution and delivery of this Agreement and (b) all of the transactions contemplated by this Agreement, including the Merger.

“Treasury Regulations” shall mean the regulations promulgated under the Code.

“USDA” shall mean the U.S. Department of Agriculture or any successor agency with comparable responsibilities.

“Voluntary Exchange” shall mean any exchange of HoldCo Units and Class B Common Stock for Class A Common Stock in accordance with Section 3.8(a)(i) of the HoldCo LLC Agreement.

“Willful Breach” shall mean a material breach of this Agreement that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a breach of this Agreement.

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Exhibit B

Surviving Corporation Certificate of Incorporation

B-1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PETIQ, INC.

[●]

FIRST: The name of the corporation is PetIQ, Inc. (the “Corporation”).

SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is The Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000, and the par value of each such share is $0.01, amounting in the aggregate to $10.00.

FIFTH: The name and mailing address of the incorporator are:

Name	Mailing Address
Kelsey D. Stevens	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

SEVENTH: Election of directors need not be by written ballot unless the Bylaws so provide.

EIGHTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.

NINTH: (1) No current or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. If Delaware Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each current or former director or officer of the Corporation shall be limited or eliminated to the fullest extent permitted by Delaware Law as so amended from time to time. Neither any amendment nor repeal of this Section, nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Section, shall eliminate or reduce the effect of this Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(2)              The Corporation shall, in accordance with this Third Amended and Restated Certificate of Incorporation and the Bylaws, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee, partner, representative or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (an “Indemnitee”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee. The Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors. Each person who was, is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Section. All rights to indemnification under this Section shall be deemed to have vested at the time such person becomes or became a director or officer of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director and shall inure to the benefit of the Indemnitee heirs, executors and administrators. Any amendment, modification, alteration or repeal of this Section that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission. Claims for indemnification shall be made pursuant to the procedural requirements of the Bylaws.

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(3)            The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

TENTH: The Corporation reserves the right to amend this Third Amended and Restated Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

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IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation as of the date first set forth above.

Kelsey D. Stevens Incorporator

[Signature Page to Certificate of Incorporation of PetIQ, Inc.]

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Exhibit C

Surviving Corporation Bylaws

C-1

SECOND AMENDED AND RESTATED

BYLAWS

OF

PETIQ, INC.

* * * * *

Article 1
Offices

Section 1.01. Registered Office. The registered office of PetIQ, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article 2
Meetings of Stockholders

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

Section 2.02. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), an annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting at such date and time as may be designated by the Board from time to time. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a)  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)            A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06. Voting. (a)  Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

(b)            Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c)            In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast.

Section 2.07. Action by Consent. (a)  Unless otherwise provided in the certificate of incorporation and subject to the proviso in Section 2.02, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.07(b).

(b)            Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Article 3
Directors

Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term Of Office. (a) The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than two or more than nine. The directors shall be elected at the annual meeting of the stockholders by written ballot, except as provided in Section 2.02 and Section 3.12 herein, and each director so elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

(b)  Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 3.03. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of two directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.12 herein.

Section 3.14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Article 4
Officers

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

Article 5
Capital Stock

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Article 6
Indemnification

Section 6.01. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee, partner, manager, representative or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (an “Indemnitee”), whether the basis in such Proceeding is alleged action in an official capacity as director, officer, employee, member, trustee, partner, manager, representative or agent or in any other capacity while serving as such, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) incurred or suffered by such Indemnitee in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

Section 6.02. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking (an “Undertaking”) by or on behalf of the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.03. Claims.

(a)            To obtain indemnification under this Article 6, an Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by an Indemnitee for indemnification pursuant to the first sentence of this Section 6.3(a), a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and were not parties to the matter in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”), (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by less than a quorum of the Board of Directors consisting of Disinterested Directors or (3) if a majority of Disinterested Directors so directs, by the stockholders of the Corporation.

(b)            If a claim for indemnification or payment of expenses under this Article 6 is not paid in full by the Corporation within 60 days after a written claim therefor by the Indemnitee has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is 30 days), the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standard of conduct that makes it permissible under Delaware Law for the Corporation to indemnify the Indemnitee for the amount claimed. Neither the failure of the Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including its Board of Directors or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 6.3(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.3(b). The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.3(b) that the procedures and presumptions of this Article 6 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 6.

Section 6.04. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

Section 6.05. Nonexclusively of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 6.06. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.07. Nature of Indemnification Rights; Amendment or Repeal. Each person who was, is, or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article 6. Such rights shall be deemed to have vested at the time such person becomes or became a director or officer of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, modification, alteration or repeal of this Article 6 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

Section 6.08. Enforceability. If any provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.09. Insurance for Indemnification. The Corporation may purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of Delaware Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 6.4, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

Section 6.10. Limitation on Indemnification. Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.3), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Article 7
General Provisions

Section 7.01. Fixing the Record Date. (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.02. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 7.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 7.06. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

Exhibit 10.1

EXECUTION

SECOND amended and restated
EXECUTIVE Employment Agreement

This Second Amended and Restated Executive Employment Agreement (“Agreement”) is by and between McCord Christensen (“Executive”) and PetIQ, Inc. (the “Company”).

Whereas, Executive has been employed by the Company as its Chief Executive Officer pursuant to that Amended and Restated Employment and Non-Competition Agreement, dated May 9, 2019, the (“Prior Agreement”);

Whereas, the Company and Executive desire to amend and restate the Prior Agreement;

Whereas, the Company desires to continue to employ Executive as Chief Executive Officer and to continue to provide Executive with certain compensation and benefits in return for Executive’s services, and Executive agrees to continue to be employed by the Company in such capacity and to receive the compensation and benefits on the terms and conditions set forth herein;

Whereas, the Company has entered into an Agreement and Plan of Merger, dated as of August 7, 2024 (the “Merger Agreement”) by and among Gula Buyer Inc., a Delaware corporation, Gula Buyer Inc., a Delaware corporation and a wholly owned subsidiary of Parent and the Company;

Whereas, subject to the consummation of the transactions contemplated by the Merger Agreement, the Company and Executive desire to enter into this Agreement to become effective on the Closing (as defined in the Merger Agreement) (the “Effective Date”), in order to memorialize the terms and conditions of Executive’s continued employment by the Company upon and following the Effective Date. To the extent that the Closing (does not occur, or the Merger Agreement is terminated by its terms, this Agreement shall be void ab initio.

Now, Therefore, in consideration of the mutual promises and covenants contained herein, the parties agree to the following:

1.            Employment by the Company.

1.1            Employment Period. Pursuant to the terms and subject to the conditions of this Agreement, the Company hereby agrees to continue to employ Executive, and Executive hereby agrees to continue to be employed by the Company for the period commencing on the Effective Date and ending when Executive’s employment terminates in accordance with Section 5 of this Agreement (the “Employment Period”). Except as provided herein, from and after the termination of the Employment Period, Executive shall not be entitled to any rights or benefits (including, without limitation, any severance pursuant to this Agreement or any Company program, policy or otherwise) other than the Accrued Obligations (as defined below).

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1.2            Position. Subject to the terms set forth herein, the Company agrees to continue to employ Executive in the position of Chief Executive Officer, and Executive hereby accepts such continued employment on the terms and conditions set forth in this Agreement. In the event that Executive’s employment terminates for any reason, Executive hereby agrees that any other positions Executive holds within the Company and with its parent and any commonly owned subsidiaries shall be simultaneously terminated, and Executive agrees to submit his resignation as a director and with any commonly owned subsidiaries to the Board concurrent with Executive’s termination.

1.3            Duties. As Chief Executive Officer, Executive will report to the board of directors of the general partner of Parent (as defined below) (the “Board”), performing such duties as are normally associated with the position and such duties as are assigned from time to time. During the term of Executive’s employment with the Company, Executive will continue to work on a full-time basis for the Company and will continue to devote substantially all of Executive’s business time and attention to the business of the Company. Executive shall perform Executive’s duties under this Agreement primarily out of Executive’s home in Tampa, Florida; provided, however, that Executive shall be expected to make regular trips to the Company’s offices in Eagle, Idaho. In addition, Executive shall make such business trips to such other places as may be necessary or advisable for the efficient operations of the Company.

1.4            Company Benefits. Executive will continue to be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during the Employment Period. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion.

1.5            Vacation. While this Agreement is in effect, Executive shall receive unlimited paid time off subject to the Company’s vacation policies and procedures as in effect or amended from time to time.

1.6            Indemnification. Subject to applicable law, Executive will continue to be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation or Bylaws, and the LP and LLC Agreements of the Company’s affiliates, as well as, any indemnification agreement (the “Indemnification Agreement”) he has with the Company or any of its affiliates, all as amended, including, if applicable, any directors’ and officers’ insurance policies. In addition to indemnification provided in the prior sentence, Executive shall also be entitled to the indemnification rights provided below. During the term of this Agreement and thereafter, the Company agrees to indemnify and hold Executive and his heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees) as a result of any investigation, claim or proceeding, or threatened claim or proceeding, against Executive that arises out of or relates to his service as an officer, director or employee, as the case may be, of the Company, or his services in any such capacity or similar capacity with an affiliate of the Company, both prior to and after the date hereof and to advance to Executive or his heirs or representatives such expenses upon written request. During the term of this Agreement and thereafter, the Company shall provide Executive with coverage under its current directors’ and officers’ liability policy to the same extent as its other senior executives. For the avoidance of doubt, in the event that indemnification is triggered, Executive shall be entitled to the most favorable of the indemnification terms provided in the Company’s Certificate of Incorporation or Bylaws, the Indemnification Agreement, this Agreement, and the LLC and LP Agreements of the Company’s affiliates.

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2.            Compensation.

2.1            Salary. During the Employment Period, Executive shall receive for Executive’s services to be rendered under this Agreement an annual base salary of $1,200,000, subject to review and increases (but not decreases) by the Board (or its delegee) in its sole discretion, payable subject to standard federal and state payroll withholding requirements in accordance with the Company’s standard payroll practices (“Base Salary”). Following any increase in the Base Salary, the “Base Salary” hereunder shall mean the Base Salary after any such increase.

2.2            Annual Bonus. During the Employment Period, Executive shall continue to be eligible to participate in the Company’s annual cash bonus plan as determined by the Board (or its delegee) in its sole discretion. Executive shall continue to be eligible to receive an annual cash bonus (the “Annual Bonus”) targeted at one hundred thirty-three [and a third] percent (133.33%) of the Annual Base Salary (the “Target Bonus”), based on the Company meeting certain levels with respect to the following financial targets (and weightings): forty percent (40%) based on net sales of Owned Brands (to be defined by the Board (or its delegee) and will exclude private labels), (ii) forty percent (40%) based on adjusted EBITDA and (iii) twenty percent (20%) based on net working capital, in each case as determined by the Board (or its delegee), in its sole discretion. The Annual Bonus shall be paid as, when and if determined by the Board (or its delegee), subject to applicable withholding and other payroll taxes, and subject to Executive’s continued employment through the end of the applicable performance year (except as otherwise provided herein). The Annual Bonus shall be paid no later than March 15 of the year following the year to which the Annual Bonus relates, subject to applicable withholding and other payroll taxes. Except as otherwise provided herein, Executive shall be entitled to receive the Annual Bonus if he is employed on the last day of the year, even if he is not employed on the date the Annual Bonus is paid.

2.3            Equity. As soon as practicable following the Closing (as defined in the Merger Agreement), but in no event later than thirty (30) days immediately after Closing, Executive shall be entitled to a grant of incentive units by Bulldog Ultimate Parent, LP (“Parent”) in an amount equal to three percent (3%) of the fully diluted equity of Parent (the “Incentive Units”), on terms and conditions that are consistent with Exhibit D to the Rollover Agreement entered into by Executive on even date herewith (the “MIP Term Sheet”).

2.4            Expense Reimbursement. The Company will continue to reimburse Executive for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified by the Company from time to time; provided, however, that notwithstanding such policy, Executive shall choose travel and accommodations and be promptly reimbursed by the Company. For the avoidance of doubt, to the extent that any reimbursements payable to Executive are subject to the provisions of Section 409A of the Code (as defined below): (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. For purposes of this Agreement, the “Code” means the U.S. Internal Revenue Code of 1986 (as it has been and may be amended from time to time) and any regulations and guidance that has been promulgated or may be promulgated from time to time thereunder and any state law of similar effect.

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3.            Outside Activities during Employment. Executive will continue to work on a full-time basis for the Company and will continue to devote substantially all of Executive’s business time and attention to the business of the Company. Except with the prior written consent of the Board, Executive will not, while employed by the Company, undertake or engage in any other employment, occupation or business enterprise that would interfere with Executive’s responsibilities and the performance of Executive’s duties hereunder except for (i) reasonable time devoted to volunteer services for or on behalf of such religious, educational, non-profit and/or other charitable organization as Executive may wish to serve, (ii) reasonable time devoted to activities in the non-profit and business communities consistent with Executive’s duties; and (iii) such other activities as may be specifically approved in writing by the Board, and such approval shall not be unreasonably withheld. This restriction shall not, however, preclude Executive (x) from owning less than five percent (5%) of the total outstanding shares of a publicly traded company, or (y) from employment or service in any capacity with Affiliates of the Company. As used in this Agreement, “Affiliates” means an entity under common management or control with the Company.

4.            No Conflict with Existing Obligations. Executive represents that Executive’s performance of all the terms of this Agreement does not and will not breach any agreement or obligation of any kind made prior to Executive’s employment by the Company, including agreements or obligations Executive may have with prior employers or entities for which Executive has provided services. Executive has not entered into, and Executive agrees that Executive will not enter into, any agreement or obligation, either written or oral, in conflict herewith.

5.            Termination of Employment. The parties acknowledge that Executive’s employment relationship with the Company shall be at-will, meaning either the Company or Executive may terminate Executive’s employment at any time, with or Without Cause or advance notice. The provisions in this Section 5 govern the amount of compensation, if any, to be provided to Executive upon termination of employment and do not alter Executive’s at-will status.

5.1            Termination by Company Without Cause or by Executive for Good Reason.

(a)            The Company shall have the right to terminate Executive’s employment with the Company pursuant to this Section 5.1 at any time, in accordance with Section 5.4, Without Cause (as defined in Section 5.2(b)) by giving notice as described in Section 13.1 of this Agreement. A termination pursuant to Section 5.4 below is not a termination Without Cause for purposes of receiving the benefits described in Sections 5.1.

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(b)            If the Company terminates Executive’s employment at any time Without Cause or Executive terminates employment with the Company for Good Reason and provided that such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Executive shall be entitled to receive the Accrued Obligations (defined below) and the following “Severance Benefits”:

(i)            Executive shall be eligible to receive a severance payment in an amount equal to Ten Million Dollars ($10,000,000) (the “Severance Compensation”). The Severance Compensation shall be payable in accordance with the Company’s customary payroll practices (and subject to customary withholding and payroll taxes) as follows: (I) the first Five Million Dollars ($5,000,000) shall be payable in a single lump sum on the first regular payroll payment date following the date that is thirty (30) days after the date that Executive has a Separation from Service (“Separation Date”) (the “Severance Pay Commencement Date”), and (II) the excess of the Severance Compensation over Five Million Dollars ($5,000,000), shall be payable in substantially equal installments over the twenty-four (24) months following the Separation Date; provided, that no installment or portion of the Severance Compensation shall be payable or paid prior to the expiration of the applicable revocation period for the Release (as described in Section 5.1(f) below).

(ii)            If Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Executive’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents) on the Separation Date until the earliest of: (A) eighteen (18) months following the Separation Date; (ii) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the Separation Date through the earlier of (i)-(iii), (the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section 5.1(ii), the Company shall pay Executive on the last day of each remaining month of the COBRA Payment Period, an amount such that after paying all federal, state and local taxes on such amount, Executive is left with an amount equal to the COBRA premium for such month, for the remainder of the COBRA Payment Period. Nothing in this Agreement shall deprive Executive of his rights under COBRA or ERISA for benefits under plans and policies arising under his employment by the Company;

(iii)            To the extent Executive has earned an Annual Bonus for the calendar year immediately preceding the year in which Executive’s termination has occurred, but has not yet received payment of that Annual Bonus, any such Annual Bonus shall be paid to Executive in a single lump sum, less applicable withholdings and deductions, no later than the Severance Pay Commencement Date; and

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(iv)            Immediate vesting as of the Separation Date of all outstanding Incentive Units granted by Parent that vest solely based on the passage of time (and are not subject to any performance goals, including, without limitation, based on the achievement of any level of proceeds in connection with a transaction) that are held by Executive as of the Separation Date. The Incentive Units shall otherwise be subject to the applicable terms and conditions, including call rights, set forth in the applicable documents that shall be consistent with the MIP Term Sheet. The Company agrees that it shall cause its Parent and each of its affiliates to cause the vesting and the waivers provided herein.

(c)            Executive will be paid all of the Accrued Obligations (other than the Benefit Payments, as defined in (d) below) on the Company’s first payroll date after Executive’s date of termination from employment or earlier if required by law and the Benefit Payments shall be made on the terms provided in the applicable employee benefit plan (collectively, the “Accrued Obligation Payment Dates”).

(d)            For purposes of this Agreement, “Accrued Obligations” are (i) Executive’s accrued but unpaid salary through the date of termination, (ii) any unreimbursed business expenses incurred by Executive payable in accordance with the Company’s standard expense reimbursement policies, (iii) benefits owed to Executive under any compensation plan or program of the Company, (iv) benefits owed to Executive under any employee benefit plan in which Executive was a participant in accordance with applicable law and the provisions of such plan (the “Benefit Payments”), (v) Executive’s interests in all profit sharing arrangements or rights to receive compensation in any form, and (vi) any earned Annual Bonus in respect of a prior completed calendar year that has not yet been paid.

(e)            The Severance Benefits are in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy or program (for clarity, Executive shall still maintain his entitlement under the terms of any equity plan, program or arrangement of the Company or any of its affiliates or any equity award agreement pursuant to which an equity award is granted to Executive).

(f)            Executive acknowledges and agrees that the Company’s obligations pursuant to Section 5.1(b)(ii) (other than the Accrued Obligations) are conditioned on the execution, delivery and non-revocation by Executive (or, if applicable, his executor, administrator or legal representative) of a general release on the Company’s customary form of release, which such Release shall not require Executive to release any of the Retained Claims (as defined below) (the “Release”) within thirty (30) days following the Separation Date, and in the absence of the timely execution, delivery and non-revocation of the Release, or if the Release is subsequently revoked by Executive, the Company shall have no obligation to make any such payments. The Company shall not have any obligation to make any payments whatsoever to Executive with respect to his employment by the Company, or the termination of his employment, other than as set forth in this Agreement, and any and all rights of Executive to any compensation or benefits in connection with his employment shall automatically and immediately terminate upon the termination of his employment, and Executive covenants and agrees not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment. Notwithstanding anything to the contrary in this Agreement, if the payments set forth in Section 5.1(b) are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the timing of Executive’s execution and delivery of the Release could affect the calendar year in which such payments commence because the Separation Date occurs within thirty (30) days prior to the end of a calendar year, then no portion of such payments shall be made until the Company’s first payroll payment date in the year following the year in which the Separation Date occurs, and any amount that is not paid prior to such date due to such restriction shall be paid (subject to the applicable conditions) on that date.

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(g)            For purposes of this Agreement, “Retained Claims” shall mean all claims or liability in any way relating to the following: (i) Executive’s rights with respect to his equity interests held in Parent in accordance with the applicable agreements relating to such equity interests, (ii) the Accrued Obligations, (iii) the obligations of any insurer under any insurance policy, including, without limitation, director’s and officers’ liability insurance, (iv) any right of indemnification or advancement of expenses under this Agreement, the Company or its affiliates’ organizational documents or otherwise, (v) any rights Executive has pursuant to any written agreement with the Company or any of its affiliates, including, but not limited to, this Agreement, any equity award agreements, indemnification agreements, or otherwise, (vi) any rights Executive has connection with any employee benefit plans of the Company Group, (vii) any rights Executive has pursuant to any compensation plan, program or arrangement of the Company Group and (viii) any rights to COBRA or workers’ compensation benefits.

5.2            Termination by the Company for Cause.

(a)            Subject to the terms of this Agreement, the Company shall have the right to terminate Executive’s employment with the Company at any time, in accordance with Section 5.4, for Cause by giving notice as described in Section 13.1 of this Agreement. In the event Executive’s employment is terminated at any time for Cause, Executive will not receive the Severance Benefits or any other severance compensation or benefits, except that, the Company shall pay to Executive the Accrued Obligations on the Accrued Obligation Payment Dates.

(b)            For purposes of this Agreement, “Cause” shall mean: (i) a material breach by Executive of any material provision of this Agreement which, if curable, is not cured within thirty (30) days after Executive’s receipt of written notice of such breach from the Company; (ii) indictment for, conviction of, or plea of guilty or nolo contendere to any felony or a misdemeanor involving fraud, embezzlement or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its parent or subsidiaries (the “Company Group”) or which results in gain or personal enrichment of Executive to the detriment of the Company Group; (iii) the commission of any act by Executive of willful misconduct or malfeasance, in each case, in connection with Executive’s performance of his duties with the Company Group that has a material adverse effect on the reputation or business of the Company Group; or (iv) Executive’s material breach of the Company’s written policies relating to harassment, discrimination, retaliation or misuse of confidential information that has a material adverse effect on the reputation or business of the Company Group. “Without Cause” shall mean a termination by the Company of Executive’s employment for any reason or under any circumstances other than a termination based upon Cause, death or Disability.

(c)            Resignation by Executive.

(i)             Executive may resign from Executive’s employment with the Company at any time, in accordance with Section 5.4, by giving notice as described in Section 13.1.

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(ii)            In the event Executive resigns from Executive’s employment with the Company for any reason other than Good Reason in accordance with Section 5.1, Executive will not, unless otherwise agreed in writing, receive the Severance Benefits or any other severance compensation or benefits, except that, the Company shall pay to Executive the Accrued Obligations on the Accrued Obligation Payment Dates.

(iii)           For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Executive’s written consent: (i) any reduction in Executive’s Base Salary or any failure by the Company or any affiliate to pay Executive any amounts due and owing; (ii) any material breach of this Agreement by the Company or any material breach of any other agreement by the Company or any affiliate of the Company that adversely affects Executive; (iii) any material diminution in Executive’s titles, duties, authorities, responsibilities, or reporting relationships relative to Executive’s greatest titles, duties, authorities, responsibilities, and reporting relationships Executive had with the Company or any predecessor during his employment (other than a diminution occurring solely as a result of Executive becoming a private company CEO of the Company in a transaction of the Company with the Bansk Group that closes prior to December 31, 2025); (iv) the assignment to Executive of any duties that are materially inconsistent with his position; (v) Executive’s removal as CEO of the Company; (vi) the removal or failure to appoint Executive to the Company’s Board of Directors (or any similar entity at the Company or any parent of the Company); (vii) any requirement from the Company that Executive moves his residence from Tampa, Florida or the relocation of the Company’s headquarters by more than twenty-five (25) miles from Eagle, Idaho; (viii) Executive receiving any directive from the Board (or other ultimate decision maker) that is illegal and (ix) any requirement for Executive to enter into any non-compete or non-solicitation covenants that are materially inconsistent with the non-compete and non-solicitation provisions provided in this Agreement or non-compete and non-solicitation provisions identical in all respects to those in this Agreement; provided, however, that, any such termination by Executive shall only be deemed to be for Good Reason pursuant to this provision if: (1) Executive gives the Company written notice of Executive’s intent to terminate for Good Reason within one (1) year following the initial occurrence of the event(s) giving rise to Good Reason, which notice shall describe the condition(s) alleged to constitute Good Reason; (2) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”) and (3) Executive actually terminates employment with the Company no more than ninety (90) days following the expiration of the Cure Period.

5.3            Termination by Virtue of Death or Disability of Executive.

(a)            In the event of Executive’s death while employed pursuant to this Agreement, all obligations of the parties hereunder shall terminate, in accordance with Section 5.4 and the Company shall pay to Executive’s legal representatives all Accrued Obligations on the Accrued Obligation Payment Dates and shall cause immediate vesting as of the Separation Date of all outstanding Incentive Units granted by Parent that vest solely based on the passage of time (and are not subject to any performance goals, including, without limitation, based on the achievement of any level of proceeds in connection with a transaction) that are held by Executive as of the Separation Date. The Incentive Units shall otherwise be subject to the applicable terms and conditions, including call rights, set forth in the applicable documents that shall be consistent with the MIP Term Sheet. The Company agrees that it shall cause its Parent and each of its affiliates to cause the vesting and the waivers provided herein.

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(b)            Subject to applicable state and federal law, the Company and Executive shall at all times have the right, upon written notice to the other party, and in accordance with Section 5.4, to terminate this Agreement based on Executive’s “Disability”. Executive’s employment may only be terminated based on Disability if Executive has been determined to be totally or completely disabled (or any similar term) pursuant to the Company’s long-term disability plan and Executive has commenced receiving disability benefits pursuant to that plan. In the event Executive’s employment is terminated based on Executive’s Disability, unless otherwise agreed to in writing, Executive will not receive Severance Benefits, or any other severance compensation or benefit, except that, the Company shall pay to Executive the Accrued Obligations on the Accrued Obligation Payment Dates and shall cause immediate vesting as of the Separation Date of all outstanding Incentive Units granted by Parent that vest solely based on the passage of time (and are not subject to any performance goals, including, without limitation, based on the achievement of any level of proceeds in connection with a transaction) that are held by Executive as of the Separation Date. The Incentive Units shall otherwise be subject to the applicable terms and conditions, including call rights, set forth in the applicable documents that shall be consistent with the MIP Term Sheet. The Company agrees that it shall cause its Parent and each of its affiliates to cause the vesting and the waivers provided herein.

5.4            Notice; Effective Date of Termination.

(a)            Termination of Executive’s employment pursuant to this Agreement shall be effective on the earliest of:

(i)             immediately after the Company gives notice to Executive of Executive’s termination, with or Without Cause, unless the Company specifies a later date, in which case, termination shall be effective as of such later date;

(ii)            immediately upon Executive’s death;

(iii)           ten (10) days after the Company gives notice to Executive or Executive gives notice to the Company of Executive’s termination on account of Executive’s Disability, unless the Company or Executive specifies a later date, in which case, termination shall be effective as of such later date, provided that Executive has not returned to the full-time performance of Executive’s duties prior to such date;

(iv)           ten (10) days after Executive gives written notice to the Company of Executive’s resignation without Good Reason, provided that the Company may set a Separation Date at any time between the date of notice and the date of resignation, in which case Executive’s resignation shall be effective as of such other date. Executive will receive compensation throughout the full required notice period, even if the Company elects to shorten the notice period; or

(v)           for a termination for Good Reason, immediately upon Executive’s full satisfaction of the requirements of Section 5.1(f).

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(b)            In the event of a termination for Cause, written confirmation shall specify the subsection(s) of the definition of Cause relied on to support the decision to termination.

5.5            Application of Section 409A.

(a)            It is intended that all of the severance payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed in a manner that complies with Section 409A. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. No severance payments will be made under this Agreement unless Executive’s termination of employment constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. If the Company determines that the severance benefits provided under this Agreement constitutes “deferred compensation” under Section 409A and if Executive is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of Executive’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the severance benefits will be delayed as follows: on the earlier to occur of (a) the date that is six months and one day after Executive’s Separation from Service, and (b) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (i) pay to Executive a lump sum amount equal to the sum of the severance benefits that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the severance benefits had not been delayed pursuant to this Section 5.5(a) and (ii) commence paying the balance of the severance benefits in accordance with the applicable payment schedule set forth in Section 5. No interest shall be due on any amounts deferred pursuant to this Section 5.5(a). The preceding shall not be construed as a guarantee of any particular tax effect for Executive’s compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Code Section 409A.

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6.            Section 280G/4999.

6.1            Notwithstanding any other provision of this Agreement to the contrary, if payments made or benefits provided pursuant to this Agreement or otherwise from the Company or any person or entity are considered “parachute payments” under Section 280G of the Code after the application of all exemptions available under Code Section 280G(b)(5)(A), then such parachute payments will be limited to the greatest amount that may be paid to Executive under Section 280G of the Code without causing any loss of deduction to the Company under such section, but only if, by reason of such reduction, the net after tax benefit to Executive will exceed the net after tax benefit if such reduction were not made. “Net after tax benefit” for purposes of this Agreement will mean the sum of (i) the total amounts payable to Executive under this Agreement, plus (ii) all other payments and benefits which Executive receives or then is entitled to receive from the Company or otherwise that would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (iii) the amount of federal, state and local taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing will be paid to Executive (based upon the rate in effect for such year as set forth in the Code at the time of termination of Executive’s employment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The determination as to whether and to what extent payments are required to be reduced in accordance with this Section 6.1 will be made at the Company’s expense by a nationally recognized certified public accounting firm or other professional services firm, in either case, as may be designated by the Company prior to a change in control (the “Firm”). In the event of any mistaken underpayment or overpayment under this Agreement, as determined by the Firm, the amount of such underpayment or overpayment will forthwith be paid to Executive or refunded to the Company, as the case may be, with interest at one hundred twenty (120%) of the applicable Federal rate provided for in Section 7872(f)(2) of the Code. Any reduction in payments required by this Section 6.1 will occur in the following order: (a) any cash severance, (b) cancellation of equity awards being taken into account at full value that were granted “contingent on a change in ownership or control” within the meaning of 280G of the Code in the reverse order of date of grant of the awards (that is, the most recently granted equity awards will be cancelled first); (c) any other cash amount payable to Executive, (d) any benefit valued as a “parachute payment,” (e) the acceleration of vesting of any equity awards that are options, and (f) the acceleration of vesting of any other equity awards. Within any such category of payments and benefits, a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant.

7.            Other Termination and Post-Termination Considerations

7.1            Executive agrees and covenants that, following the Employment Period, he shall, to the extent reasonably requested in writing by the Company, cooperate in good faith with and assist the Company Group in the pursuit or defense of any claim, administrative charge, or cause of action by or against the Company Group as to which Executive, by virtue of his employment with the Company, has relevant knowledge or information, including by acting as the Company’s representative in any such proceeding and, without the necessity of a subpoena, providing truthful testimony in any jurisdiction or forum, excluding any claim, charge or cause of action brought by the Company Group against Executive. The Company shall reimburse Executive for his reasonable out-of-pocket expenses in complying with this Section 7.1.

7.2            Executive agrees and covenants that, following the Employment Period, he shall not voluntarily assist, support, or cooperate with, directly or indirectly, any other person or entity alleging or pursuing or defending against any claim, administrative charge, or cause of action against or by the Company, as the case may be, including by providing testimony or other information or documents, except under compulsion of law. Should Executive be compelled to testify, nothing in this Agreement is intended to, or shall prohibit Executive from, providing complete and truthful testimony. Nothing in this Agreement shall in any way prevent Executive from cooperating with any investigation by any federal, state, or local governmental agency (as set forth in Section 9.3 through Section 9.5 hereof).

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7.3            Notwithstanding anything to the contrary contained herein, upon termination of Executive’s employment for any reason or under any circumstance, unless otherwise requested by the Board, Executive shall be deemed to have given the Company notice of his resignation from any and all positions as an officer of the Company and of any other member of the Company Group and as a member of the Board or other similar governing body of the Company and or any other member of the Company Group, to the extent applicable. If, for any reason, this Section 7.3 is deemed to be insufficient to effectuate such resignations, then Executive will, upon the Board or the Company’s request, execute any documents or instruments that the Board or the Company may deem necessary or desirable to effectuate such resignations.

7.4            Upon termination of Executive’s employment for any reason or under any circumstances, Executive shall return any and all of the property of the Company Group (including, without limitation, all computers, keys, credit cards, identification tags, documents, data, Confidential Information (as defined below) and Work Product (as defined below) and other proprietary materials) and all other materials.

8.            Non-Compete; Non-Solicitation

8.1            Non-Compete. During the Employment Period and until the later of (x) the third anniversary of the Closing Date (as defined in the Merger Agreement) and (y) two (2) years following the termination of Executive’s employment (the “Restricted Period”), Executive agrees that he shall not, and shall not permit his respective affiliates to, directly or indirectly through another person, engage in a Competitive Business (defined below) by providing any services similar to those provided during employment for the Company, including without limitation any business management, strategic planning, or sales services, advice, or expertise, or any related services, in any geographic location in which the Company Group is engaged in business, which includes the United States (the “Geographic Area”). For purposes of this Agreement, “Competitive Business” shall mean (i) any business that is engaged in the acquisition, distribution, marketing, sale, resale, manufacture or production of veterinary pet prescription and over-the-counter medications, treats or related products, and providing preventative pet care and veterinarian services (collectively, the “Business”), (ii) any business that develops, produces, manufacturers or sells products or services incidentally or primarily related to the Business, (iii) any other business directly in competition with the Business and (iv) any other line of business in which the Company Group was materially engaged or was actively pursuing as of the Separation Date.

8.2            Non-Solicitation. Executive agrees that during his employment, and during the Restricted Period, Executive shall not, and shall not permit his respective affiliates to, directly or indirectly through another person within the Geographic Area, to:

(a)            hire any employee or independent contractor of the Company Group, or solicit, induce, recruit or encourage any such employee or independent contractor to leave the employ of, or reduce the services provided to, the Company, or encourage or attempt to do any of the foregoing, either for Executive’s own purposes or for any other person or entity.

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(b)            (A) solicit, interfere with, subvert, disrupt or alter the relationship, contractual or otherwise, between the Company Group and any client, customer, contractor, vendor, supplier, licensor or licensee of the Company Group, or any prospective client, customer, contractor, vendor, supplier, licensor or licensee of the Company Group, (B) divert or take away or attempt to divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, or (C) encourage or attempt to do any of the foregoing, either for Executive’s own purposes or for any other person or entity; provided, however, that the restrictions in this Section 8.2(b) shall not apply to customers, clients, prospective customers or prospective clients who are members of the general public.

(c)            Executive acknowledges that the restrictions set forth in Sections 8.1 and 8.2 are fair and reasonable in all respects. Without limiting the foregoing, Executive makes the following acknowledgments:

(i)             Executive will, by virtue of Executive’s position with the Company, have and gain a high level of inside knowledge regarding the Company Group and its business, and as a result, will have the ability to harm or threaten its legitimate business interests, including without limitation, its goodwill, technologies, intellectual property, business plans, processes, methods of operation, customers, customer lists, referral sources, vendors and vendor contracts, financial and marketing information, and other trade secrets.

(ii)            Executive will provide services or have significant presence or influence on behalf of the Company Group within the entire Geographic Area due to the nature of the Company Group’s business, which is conducted extensively throughout the Geographic Area.

(iii)           Executive has received sufficient consideration in exchange for the covenants made herein.

9.            Nondisclosure and Nonuse of Confidential Information

9.1            Subject to Executive’s rights in Sections 9.3 through 9.5, Executive will not disclose or use at any time, either during the term or thereafter, any Confidential Information (as hereinafter defined) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by the Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Executive from (i) disclosure in order to enforce his rights against the Company or any affiliate or (ii) complying with any subpoena, order, judgment or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that, with respect to an Order (i) Executive agrees to provide the Company with prompt written notice of any such Order and to assist the Company, at the Company’s expense, in asserting any legal challenges to or appeals of such Order that the Company in its sole discretion pursues, and (ii) in complying with any such Order, Executive shall limit his disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Executive shall deliver to the Company at the termination of his employment, or at any time the Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product of the business of the Company Group which Executive may then possess or have under his control; provided, however, that Executive may retain rolodex’s and other similar contact information.

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9.2            As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement, if it is not public, except that Executive shall have the right to disclose the existence and content of this Agreement to his spouse, legal advisors and financial advisors) and that is used, developed or obtained by the Company Group in connection with its business, including, but not limited to, information, observations and data obtained by Executive while employed by the Company Group or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company or any of its subsidiaries (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that is publicly known and made generally available through no wrongful act of Executive or others who were under confidentiality obligations as to the information involved. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

9.3            For the avoidance of doubt, this Section 9 does not prohibit or restrict Executive (or Executive’s attorney) from responding to any inquiry about the Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive understands and acknowledges that he does not need the prior authorization of the Company to make any such reports or disclosures and that he is not required to notify the Company that he has made such reports or disclosures.

9.4            Notwithstanding anything in this Section 9 or elsewhere in the Agreement to the contrary, Executive understands that Executive may, without informing the Company prior to any such disclosure, disclose Confidential Information (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding. Additionally, without informing the Company prior to any such disclosure, if Executive files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Executive may disclose Confidential Information to his attorney and use the Confidential Information in the court proceeding or arbitration. Without prior authorization of the Company, however, the Company does not authorize Executive to disclose to any third party (including any government official or any attorney Executive may retain) any communications that are covered by the Company’s attorney-client privilege; provided, however, that Executive may disclose such communications to an internal or third-party ethics hotline maintained by the Company.

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9.5            Pursuant to the Defend Trade Secrets Act of 2016, Executive and the Company acknowledge and agree that Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, through any of Executive’s controlled affiliates, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, and without limiting the preceding sentence, if Executive files a claim for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the proceeding, if Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to a valid order.

10.           Property; Inventions and Patents.

10.1          Executive has attached hereto, as Schedule A, a list describing any Inventions (as defined below), which belong to Executive, which were made by Executive prior to the date of this Agreement, which relate to the Company Group and which are not assigned to the Company under this Agreement (the “Prior Inventions”). Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to the Company Group’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed (if and to the extent such Inventions result from any work performed for the Company, any use of the Company’s premises or property or any use of the Company’s Confidential Information) by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), excluding all Prior Inventions, belong in all instances to the Company or such affiliate. To the extent that any of the Prior Inventions are incorporated into the product, process or machine of the Company or any affiliate by Executive, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, transferable, sublicensable, worldwide license to make, have made, modify, use and sell such Prior Invention as a part of or in connection with such product, process or machine. Executive will promptly disclose such Work Product to the Company’s General Counsel or his or her designee and perform all actions reasonably requested by the Company’s General Counsel or his or her designee (whether during or after the term of Executive’s employment) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company Group (whether during or after the period of Executive’s employment with the Company) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of the Company, and all right, title and interest in the Work Product vests in the Company. To the extent Work Product is not works for hire, the Work Product, and all of Executive’s right, title and interest in Work Product, including without limitation every priority right, is hereby assigned to the Company.

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10.2          Executive hereby represents and warrants that the patents and other assets owned by Executive set forth on Schedule A are not related in any way to the Company Group, except as stated therein. For the avoidance of doubt, if any invention (i) is developed by Executive entirely on his own time without using the Company’s equipment, supplies, facilities or trade secret information and (ii) does not either (1) relate to the Company’s business (or actual or demonstrably anticipated research or development) at the time of conception or reduction to practice of the invention or (2) result from any work performed by Executive for the Company, such invention shall not be deemed to be Work Product for purposes of this Agreement and shall not be subject to the provisions hereof relating to Work Product.

10.3          Executive shall assist and cooperate fully with the Company Group in obtaining for the Company Group the grant of letters patent, copyrights and any other intellectual property rights relating to the Work Product in the United States and/or such other countries as the Company Group may designate. With respect to Work Product, Executive shall, during the period of Executive’s employment and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to the Company Group and take all such other appropriate lawful actions as the Company Group requests.

11.          Mutual Non-Disparagement.

11.1          Subject to Executive’s rights in Sections 9.3 through 9.5, Executive agrees that he will not make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written) to any person, other than any reasonable statements made with respect to employees or officers in connection with the ordinary course performance of Executive’s employment, that disparages the Company Group, or is likely in any way to harm the business or the reputation of the Company Group, or any of their respective former, present or future managers, directors, officers, members, stockholders or employees.

11.2          The Company agrees to direct the members of the Board and the Company’s executive officers not to make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written) to any person, other than reasonable statements in connection with the ordinary course performance of Board or the Company’s executive officers duties, that disparages Executive, or is likely in any way to harm the business or the reputation of Executive.

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12.            Acknowledgement and Enforcement.

12.1          Executive acknowledges that he has become familiar, or will become familiar with the trade secrets of members of the Company Group’s and with other confidential and proprietary information concerning members of the Company Group and their respective predecessors, successors, customers and suppliers, and that his services are of special, unique and extraordinary value to the Company. Executive acknowledges and agrees that the Company would not enter into this Agreement, providing for compensation and other benefits to Executive on the terms and conditions set forth herein, but for Executive’s agreements herein (including the Employment Covenants). Furthermore, Executive acknowledges and agrees that the Company will be providing Executive with additional special knowledge after the Effective Date, with such special knowledge to include additional Confidential Information and trade secrets. Executive agrees that the covenants set forth in Sections 5.5 through 11 (collectively, the “Employment Covenants”) are reasonable and necessary to protect the Company Group’s interests, trade secrets and other Confidential Information, proprietary information, goodwill, stable workforce and customer relations.

12.2          Without limiting the generality of Executive’s agreement with the provisions of Section 12.1, Executive (i) represents that he is familiar with and has carefully considered the Employment Covenants, (ii) represents that he is fully aware of his obligations hereunder, (iii) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Employment Covenants, (iv) agrees that the Company currently conducts business throughout the Restricted Area and (v) agrees that the Employment Covenants will continue in effect for the applicable periods set forth above regardless of whether Executive is then entitled to receive severance pay or benefits from the Company. Executive believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions.

12.3          Because Executive’s services are special, unique and extraordinary and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement, including the Employment Covenants set forth herein. Therefore, in the event of a breach or threatened breach of this Agreement or any Restrictive Covenant herein, the Company Group and its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

13.          General Provisions.

13.1          Notices. Any notices hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after timely deposit for next-business-day delivery with a nationally recognized overnight courier, specifying next-business-day delivery, with written verification of receipt. All communications shall be sent to the Company at its primary office location, to the attention of the General Counsel, and to Executive at either Executive’s address as listed on the Company payroll records, or Executive’s Company-issued email address, or at such other address as the Company or Executive may designate by ten (10) days advance written notice to the other.

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13.2          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

13.3          Survival. Provisions of this Agreement which by their terms must survive the termination of this Agreement in order to effectuate the intent of the parties will survive any such termination for such period as may be appropriate under the circumstances, including, but not limited to, Sections 1.6, 2.4, 5, 6, and the Employment Covenants.

13.4          Waiver. If either party should waive any breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

13.5          Complete Agreement. This Agreement constitutes the entire agreement between Executive and the Company with regard to the subject matter hereof. This Agreement and any other agreements or arrangements relating to equity in the Company, its parent or any of its affiliates is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements, including, but not limited to, the Prior Agreement. The Company shall waive and shall cause its affiliates to waive the restricted covenants and any other terms adverse to Executive in the Prior Agreement or any other agreements incorporating restrictive covenants (including, but not limited to, award agreements) except for those with restrictive covenants identical to those in this Agreement. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by Executive and an authorized officer of the Company.

13.6          Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. The parties agree that facsimile and scanned image copies of signatures, including DocuSign, will suffice as original signatures.

13.7          Withholding Taxes. The Company will be entitled to withhold from any payment due to Executive hereunder any amounts required to be withheld by applicable tax laws or regulations.

13.8          Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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13.9          Successors and Assigns. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any Company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said Company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. Executive may not assign or transfer this Agreement or any rights or obligations hereunder, other than to Executive’s estate upon Executive’s death.

13.10        Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Idaho without regard to any conflicts of laws principles of the State or Idaho or any other state.

13.11        Dispute Resolution. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of Executive’s employment with the Company or out of this Agreement, or Executive’s termination of employment or termination of this Agreement, may not be in the best interests of either Executive or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. Except where prohibited by law, the parties agree that any dispute between the parties arising out of or relating to the negotiation, execution, performance or termination of this Agreement or Executive’s employment, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Executive Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment, shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The location for the arbitration shall be in Boise, Idaho. Any award made by such panel shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators’ fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the Company. The parties acknowledge and agree that their obligations to arbitrate under this Section 13.11 survive the termination of this Agreement and continue after the termination of the employment relationship between Executive and the Company. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By electing arbitration in this Agreement as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury.

[signatures to follow on next page]

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EXECUTION

In Witness Whereof, the parties have duly executed this Agreement as of August 7, 2024.

PETIQ, INC.

By:	/s/ William Carter
Name: William Carter
Title: Executive Vice President and General Counsel

With respect to waiver of terms of Prior Agreement,

PETIQ, LLC

By:	/s/ William Carter
Name: William Carter
Title: Executive Vice President and General Counsel

EXECUTIVE

/s/ McCord Christensen
McCord Christensen

EXECUTION

SCHEDULE A

[Prior Inventions]

Exhibit 99.1

PetIQ, Inc. Enters into Definitive Agreement to be Acquired by Bansk Group

PetIQ Stockholders to Receive $31.00 Per Share in an All-Cash Transaction

Valued at Approximately $1.5 Billion

EAGLE, Idaho, and NEW YORK, New York, August 7, 2024 (GLOBE NEWSWIRE) -- PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication, health and wellness company, and Bansk Group (“Bansk”), a consumer-focused private investment firm dedicated to building distinctive consumer brands, today announced that PetIQ entered into a definitive agreement (the “Agreement”) pursuant to which Bansk Group will acquire all of the outstanding shares of PetIQ’s common stock for $31.00 per share, in an all-cash transaction valued at approximately $1.5 billion. PetIQ’s Board of Directors (the “Board”) has approved the Agreement, which represents a premium of approximately 41% to the 30-day volume-weighted average stock price as of August 6, 2024, the last trading day prior to announcement of the transaction, and a premium of approximately 51% to the closing stock price on that date.

Cord Christensen, Founder, Chairman and CEO of PetIQ, commented, “On behalf of PetIQ's Board of Directors, we are thrilled to announce the execution of a definitive agreement with Bansk Group at a substantial premium for PetIQ stockholders. After a comprehensive assessment of the offer with the assistance of our outside advisors, the Board has determined that this transaction represents an attractive outcome for PetIQ and our stockholders."

Christensen concluded, “Our growth and success over the last 14 years is a testament to our emphasis on long-term, strategic decision making, while operating our business in the interest of all stakeholders. We are excited to partner with Bansk Group and to utilize their extensive operational and brand-building experience, including their direct expertise of managing consumer health products for over four decades. This transaction provides us with an incredible opportunity to continue to execute on our strategy of providing pet parents convenient access to affordable pet healthcare while accelerating many longer-term growth initiatives.”

“Cord and the entire PetIQ team have done a fantastic job developing a comprehensive pet health and wellness platform that offers effective and accessible solutions for pet owners,” said Chris Kelly, Senior Partner of Bansk Group. “We are thrilled to partner with the PetIQ team and look forward to leveraging our expertise in building distinct, trusted consumer brands to support the Company’s continued success.”

Bart Becht, Senior Partner and Chairman of Bansk Group added, “As longtime investors in the consumer health and wellness space, we believe PetIQ has developed a portfolio of uniquely differentiated brands in the very attractive pet health and wellness category. We look forward to working with the talented PetIQ team to support their strong momentum, including through investments in enhanced capabilities and offerings as well as through strategic acquisitions.”

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Transaction Details

The proposed transaction is expected to close in the fourth quarter of 2024, subject to the approval of PetIQ stockholders and the satisfaction of other customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The PetIQ Board recommends that PetIQ stockholders vote in favor of the proposed transaction at the special meeting of stockholders to be held in connection with the agreement. The proposed transaction is not subject to any financing conditions.

Upon completion of the proposed transaction, PetIQ’s common stock will no longer be listed on the NASDAQ Stock Market, and PetIQ will be privately held and continue to be operated independently by the Company’s executive team.

Advisors

Jefferies LLC is serving as financial advisor and Cooley LLP is serving as legal counsel to PetIQ. Davis Polk & Wardwell LLP is serving as legal counsel to Bansk Group.

For further information regarding the transaction, please see PetIQ's Current Report on Form 8-K, which will be filed in connection with this announcement.

About PetIQ

PetIQ is a leading pet medication, health and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable products and veterinary services. The Company's product business engages with pet parents through retail and e-commerce sales channels with its branded and distributed pet medications as well as health and wellness items. PetIQ manufactures and distributes pet products from its world-class facilities in Omaha, Nebraska, Springville, Utah and Daytona Beach, Florida. The Company’s veterinarian services offering operates in over 2,600 mobile community clinic locations and wellness centers hosted at retail partners in 39 states. PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide them.

About Bansk Group

Founded in 2019, Bansk Group is a New York-based private investment firm focused on investing in and building distinctive consumer brands. The firm partners with differentiated brands across four primary consumer categories: beauty & personal care, consumer health, food & beverage, and household products.

Over their careers with Bansk and elsewhere, Bansk's tenured group of investors and operators have been involved in more than $30 billion of equity capital investments across more than 40 transactions with some of the most innovative and well-known consumer companies in the world. With extensive investment experience in the consumer products industry, a global network of relationships, and a tested value creation playbook, Bansk seeks to partner with exceptional founders and management teams to drive outsized organic and acquisitive growth and position brands for enduring long-term success in the evolving consumer landscape. For more information, please visit www.banskgroup.com.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PetIQ, Inc. (the "Company") by Gula Buyer Inc. ("Parent") pursuant to the Agreement and Plan of Merger, dated as of August 7, 2024, by and among the Company, Parent and Gula Merger Sub Inc. The Company intends to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters.  Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at 208-513-1513, by email at investor.relations@petiq.com, or by going to the Company’s Investor Relations page on its website at https://ir.petiq.com/ and clicking on the link under “Financial Information” titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 29, 2024 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 19, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

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Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with the Bansk Group. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts:

PetIQ

Investors: katie.turner@petiq.com or 208.513.1513

Media: kara.schafer@petiq.com or 407.929.6727

Bansk Group
Media:

Woomi Yun / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 355-4449

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